[Filed pursuant to Rule 433 under the Securities Act of 1933, as amended.]

TERM SHEET SUPPLEMENT
FOR USE WITH BASE PROSPECTUS DATED JANUARY 26, 2006

                       RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
                                          DEPOSITOR

                               RESIDENTIAL FUNDING CORPORATION
                                 SPONSOR AND MASTER SERVICER

                         S PROGRAM MORTGAGE PASS-THROUGH CERTIFICATES
                                         (ISSUABLE IN SERIES)

THE TRUSTS

Each RFMSI trust,  also referred to as the issuing entity,  will be established to hold assets transferred  to it by the  depositor.  The assets of each trust will be specified in any final term sheet for the related  series of  certificates  and will  generally  consist of a pool of one- to  four-family  residential  first  lien  mortgage  loans.  The  mortgage  loans will be master serviced by Residential Funding Corporation.

THE CERTIFICATES

The  certificates  will be issued in series,  each  having its own  designation.  Each  series will be issued  in one or more  classes  of senior  certificates  and one or more  classes  of subordinated  certificates.  Each class will  evidence  beneficial  ownership of and the right to a  specified  portion  of future  payments  on the  mortgage  loans  and any  other  assets included in the related  trust.  A term sheet may  accompany  this term sheet  supplement  for
any  series  and  may  set  forth  additional   information  about  the  mortgage  loans,  the
certificates and the trust for that series.

-----------------------------------------------------------------------------------------------
YOU  SHOULD  CONSIDER  CAREFULLY  THE RISK  FACTORS  BEGINNING  ON PAGE S-7 IN THIS TERM SHEET
SUPPLEMENT.
-----------------------------------------------------------------------------------------------

THE  DEPOSITOR  HAS FILED A  REGISTRATION  STATEMENT  (INCLUDING A BASE  PROSPECTUS)  WITH THE
SECURITIES  AND EXCHANGE  COMMISSION,  OR SEC,  FOR THE  OFFERING TO WHICH THIS  COMMUNICATION
RELATES.  BEFORE  YOU  INVEST,  YOU  SHOULD  READ THE  BASE  PROSPECTUS  IN THAT  REGISTRATION
STATEMENT  AND  OTHER  DOCUMENTS  THE  DEPOSITOR  HAS  FILED  WITH THE SEC FOR  MORE  COMPLETE
INFORMATION  ABOUT THE DEPOSITOR AND THE  OFFERING.  YOU MAY GET THESE  DOCUMENTS AT NO CHARGE
BY  VISITING  EDGAR ON THE SEC WEB SITE AT  WWW.SEC.GOV.  ALTERNATIVELY,  THE  DEPOSITOR,  ANY
UNDERWRITER  OR ANY  DEALER  PARTICIPATING  IN THE  OFFERING  WILL  ARRANGE  TO  SEND  YOU THE
PROSPECTUS  AT NO CHARGE IF YOU  REQUEST IT BY CALLING THE  TOLL-FREE  NUMBER SET FORTH IN ANY
FINAL TERM SHEET FOR ANY CLASS OF CERTIFICATES RELATED TO THE OFFERING.

THIS TERM SHEET  SUPPLEMENT IS NOT REQUIRED TO, AND DOES NOT,  CONTAIN ALL INFORMATION THAT IS
REQUIRED TO BE INCLUDED IN THE PROSPECTUS AND THE  PROSPECTUS  SUPPLEMENT FOR ANY SERIES.  THE
INFORMATION  IN THIS TERM SHEET  SUPPLEMENT  IS  PRELIMINARY  AND IS SUBJECT TO  COMPLETION OR
CHANGE.  THE  INFORMATION  IN THIS TERM SHEET  SUPPLEMENT,  IF  CONVEYED  PRIOR TO THE TIME OF
YOUR  CONTRACTUAL  COMMITMENT  TO  PURCHASE  ANY  OF  THE  OFFERED  CERTIFICATES,   SUPERSEDES
INFORMATION  CONTAINED IN ANY PRIOR SIMILAR TERM SHEET  SUPPLEMENT  AND ANY OTHER FREE WRITING
PROSPECTUS RELATING TO THOSE OFFERED CERTIFICATES.

THIS TERM SHEET  SUPPLEMENT  AND ANY  RELATED  TERM SHEET FOR A SERIES IS NOT AN OFFER TO SELL
OR A  SOLICITATION  OF AN OFFER  TO BUY  THESE  SECURITIES  IN ANY  STATE  WHERE  SUCH  OFFER,
SOLICITATION OR SALE IS NOT PERMITTED.

NEITHER THE  SECURITIES  AND  EXCHANGE  COMMISSION  NOR ANY STATE  SECURITIES  COMMISSION  HAS
APPROVED  OR  DISAPPROVED  OF THE  OFFERED  CERTIFICATES  OR  DETERMINED  THAT THIS TERM SHEET
SUPPLEMENT,  ANY TERM SHEET FOR ANY SERIES OR THE  RELATED  BASE  PROSPECTUS  IS  ACCURATE  OR
COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF
THIS OFFERING.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE CERTIFICATES OF ANY SERIES  REPRESENT  INTERESTS ONLY IN THE RELATED TRUST, AS THE ISSUING
ENTITY,  AND DO NOT REPRESENT  INTERESTS IN OR  OBLIGATIONS OF  RESIDENTIAL  FUNDING  MORTGAGE
SECURITIES I, INC., AS THE DEPOSITOR,  RESIDENTIAL  FUNDING  CORPORATION,  AS THE SPONSOR,  OR
ANY OF THEIR AFFILIATES.

                                    EUROPEAN ECONOMIC AREA

In relation to each Member  State of the  European  Economic  Area which has  implemented  the
Prospectus  Directive,  each referred to in this term sheet  supplement  as a Relevant  Member
State,  each  underwriter  will  represent  and agree that with effect from and  including the date on  which  the  Prospectus  Directive  is  implemented  in that  Relevant  Member  State, referred to in this term sheet  supplement  as the Relevant  Implementation  Date,  it has not
made and will not make an offer  of any  class of  certificates  with a  minimum  denomination less than $100,000 to the public in that Relevant  Member State prior to the  publication of a prospectus  in  relation  to the  certificates  which  has  been  approved  by  the  competent authority in that Relevant Member State or, where  appropriate,  approved in another  Relevant
Member State and notified to the  competent  authority in that Relevant  Member State,  all in accordance with the Prospectus  Directive,  except that it may, with effect from and including the  Relevant  Implementation  Date,  make an  offer of  certificates  to the  public  in that
Relevant Member State at any time:

(a)     to legal  entities  which are  authorized  or  regulated  to operate in the  financial markets or, if not so authorized or regulated,  whose  corporate  purpose is solely to invest in securities;

(b)     to any legal entity which has two or more of (1) an average of at least 250  employees during the last  financial  year;  (2) a total balance sheet of more than(euro)43,000,000 and (3) an annual net turnover of more than(euro)50,000,000,  as shown in its last annual or consolidated accounts; or

(c)     in any other  circumstances  which do not require the  publication  by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the  preceding  paragraph,  (i) "offer of  certificates  to the public" in relation to any  certificates  in any  Relevant  Member State means the  communication  in any form  and by any  means  of  sufficient  information  on  the  terms  of  the  offer  and  the certificates  to be offered so as to enable an investor  to decide to  purchase  or  subscribe the certificates,  as the same may be varied in that Member State by any measure  implementing the  Prospectus  Directive  in that  Member  State,  and  (ii)  "Prospectus  Directive"  means
Directive  2003/71/EC and includes any relevant  implementing  measure in each Relevant Member
State.

                                        UNITED KINGDOM

Each underwriter for any series of certificates will represent and agree that:

(a)     it has only  communicated  or caused to be communicated  and will only  communicate or cause to be communicated an invitation or inducement to engage in investment  activity
        (within the meaning of Section 21 of the Financial  Services and Markets Act, referred to in this term sheet  supplement as FSMA) received by it in connection with the issue or sale of the  certificates in  circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

(b)     it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

    IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN ANY FINAL TERM SHEET FOR ANY CLASS OF
    OFFERED CERTIFICATES, THIS TERM SHEET SUPPLEMENT AND THE RELATED BASE PROSPECTUS WITH
                        RESPECT TO ANY SERIES OF OFFERED CERTIFICATES

We  provide  information  to you about any  series of  offered  certificates  in three or more separate documents that provide progressively more detail:

-       the related base prospectus which provides general information,  some of which may not apply to your series of offered certificates;

-       this term  sheet  supplement,  which  provides  general  information  about  series of certificates  issued pursuant to the depositor's "Jumbo A" fixed rate program, or the
         S Program, some of which may not apply to your series of offered certificates; and

-       one or more term sheets,  which may describe  terms  applicable  to the classes of the series of offered  certificates  described  therein,  may  provide a  description  of certain collateral  stipulations  regarding the mortgage loans and the parties to the transaction and may provide other information related to your series of certificates.

The  registration  statement  to  which  this  offering  relates  is  Commission  File  Number
333-126745.

The depositor's  principal  offices are located at 8400 Normandale Lake Boulevard,  Suite 250,
Minneapolis, Minnesota 55437 and its telephone number is (952) 857-7000.

THE  INFORMATION  IN THIS  TERM  SHEET  SUPPLEMENT,  IF  CONVEYED  PRIOR  TO THE  TIME OF YOUR
CONTRACTUAL  COMMITMENT  TO  PURCHASE  ANY OF THE  CERTIFICATES,  SUPERSEDES  ANY  INFORMATION
CONTAINED IN ANY PRIOR SIMILAR  MATERIALS  RELATING TO THE  CERTIFICATES.  THE  INFORMATION IN
THIS TERM SHEET  SUPPLEMENT  IS  PRELIMINARY,  AND IS SUBJECT TO  COMPLETION  OR CHANGE.  THIS
TERM SHEET SUPPLEMENT IS BEING DELIVERED TO YOU SOLELY TO PROVIDE YOU WITH  INFORMATION  ABOUT
THE OFFERING OF THE  CERTIFICATES  REFERRED TO IN THIS TERM SHEET SUPPLEMENT AND TO SOLICIT AN
OFFER TO PURCHASE THE  CERTIFICATES,  WHEN, AS AND IF ISSUED.  ANY SUCH OFFER TO PURCHASE MADE
BY YOU WILL  NOT BE  ACCEPTED  AND WILL NOT  CONSTITUTE  A  CONTRACTUAL  COMMITMENT  BY YOU TO
PURCHASE  ANY  OF  THE   CERTIFICATES,   UNTIL  WE  HAVE   ACCEPTED  YOUR  OFFER  TO  PURCHASE
CERTIFICATES.

THE  CERTIFICATES  REFERRED TO IN THESE  MATERIALS ARE BEING SOLD WHEN, AS AND IF ISSUED.  THE
ISSUING  ENTITY IS NOT OBLIGATED TO ISSUE SUCH  CERTIFICATES  OR ANY SIMILAR  SECURITY AND THE
UNDERWRITER'S  OBLIGATION TO DELIVER SUCH  CERTIFICATES IS SUBJECT TO THE TERMS AND CONDITIONS
OF  THE  UNDERWRITING  AGREEMENT  WITH  THE  ISSUING  ENTITY  AND  THE  AVAILABILITY  OF  SUCH
CERTIFICATES  WHEN,  AS AND IF ISSUED BY THE ISSUING  ENTITY.  YOU ARE ADVISED  THAT THE TERMS
OF THE  CERTIFICATES,  AND THE  CHARACTERISTICS  OF THE  MORTGAGE  LOAN POOL  BACKING THEM MAY
CHANGE (DUE,  AMONG OTHER THINGS,  TO THE  POSSIBILITY  THAT MORTGAGE  LOANS THAT COMPRISE THE
POOL MAY BECOME  DELINQUENT  OR  DEFAULTED  OR MAY BE REMOVED OR REPLACED  AND THAT SIMILAR OR
DIFFERENT  MORTGAGE  LOANS  MAY BE  ADDED  TO THE  POOL,  AND  THAT  ONE OR  MORE  CLASSES  OF
CERTIFICATES  MAY BE  SPLIT,  COMBINED  OR  ELIMINATED),  AT ANY  TIME  PRIOR TO  ISSUANCE  OR
AVAILABILITY  OF A FINAL  PROSPECTUS.  YOU ARE  ADVISED  THAT  CERTIFICATES  MAY NOT BE ISSUED
THAT HAVE THE CHARACTERISTICS  DESCRIBED IN THESE MATERIALS.  THE UNDERWRITER'S  OBLIGATION TO
SELL SUCH  CERTIFICATES  TO YOU IS CONDITIONED ON THE MORTGAGE LOANS AND  CERTIFICATES  HAVING
THE  CHARACTERISTICS  DESCRIBED  IN THESE  MATERIALS.  IF FOR ANY  REASON THE  ISSUING  ENTITY
DOES NOT DELIVER SUCH  CERTIFICATES,  THE UNDERWRITER WILL NOTIFY YOU, AND NEITHER THE ISSUING
ENTITY NOR ANY  UNDERWRITER  WILL HAVE ANY  OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF
THE  CERTIFICATES  WHICH YOU HAVE  COMMITTED TO PURCHASE,  AND NONE OF THE ISSUING  ENTITY NOR
ANY  UNDERWRITER  WILL BE LIABLE FOR ANY COSTS OR DAMAGES  WHATSOEVER  ARISING FROM OR RELATED
TO SUCH NON-DELIVERY.

                                       TABLE OF CONTENTS

                                              S-6

AFFILIATIONS AMONG TRANSACTION PARTIES..S-26

        Primary Mortgage Insurance and

        Principal Distributions on the
        Senior Certificates ............S-49
        Principal Distributions on Certain
        Classes of Insured Certificates S-50
        Principal Distributions on the
        Class M Certificates ...........S-55
        Allocation of Losses;

CERTAIN YIELD AND PREPAYMENT CONSIDERATIONSS-65
        General.........................S-65
        Prepayment Considerations.......S-66
        Allocation of Principal PaymentsS-67
        Realized Losses and Interest

        Floating Rate Certificate and
        Inverse Floating Rate Yield
        Considerations .................S-76
        Principal Only Certificate and
        Interest Only Certificate Yield
        Considerations .................S-77
        Class M-2 and Class M-3 Certificate
        Yield Considerations ...........S-78
        Additional Yield Considerations
        Applicable Solely to the Residual

        The Master Servicer and
        Subservicers ...................S-81
        Servicing and Other Compensation

MATERIAL FEDERAL INCOME TAX CONSEQUENCESS-87
        Special Tax Considerations
        Applicable to Residual

                                             RISK FACTORS

        The  offered  certificates  of  any  series  are  not  suitable  investments  for  all investors.  In particular,  you should not purchase any class of offered  certificates  unless you understand the prepayment, credit, liquidity and market risks associated with that class.

        The offered certificates are complex securities.  You should possess,  either alone or together  with an investment  advisor,  the  expertise  necessary to evaluate the  information contained  in this term sheet  supplement  and the related base  prospectus  in the context of your financial situation and tolerance for risk.

        You  should  carefully  consider,   among  other  things,  the  following  factors  in
connection with the purchase of the offered certificates:

RISK OF LOSS

UNDERWRITING STANDARDS                Generally,  the mortgage loans have been originated using
MAY AFFECT RISK OF LOSS               underwriting  standards  that conform to those  published
ON THE MORTGAGE LOANS.                in  Residential  Funding  Corporation's  Client Guide for
                                      the "Jumbo A" program.  Applying these standards  creates
                                      additional  risks that losses on the mortgage  loans will
                                      be allocated to certificateholders.

                                      Examples include the following:

                                      o   mortgage  loans  that  have  loan-to-value  ratios at
                                          origination  of more  than  80% of the  value  of the
                                          mortgaged  property may have an  increased  risk that
                                          the  value  of the  mortgaged  property  will  not be
                                          sufficient  to  satisfy  these  mortgage  loans  upon
                                          foreclosure;
                                      o   mortgage  loans  underwritten  through  the use of an
                                          automated  underwriting  system may not  require  the
                                          delivery  of all or a portion of the  related  credit
                                          files,  which  increases the risk that the borrower's
                                          credit worthiness is not accurately represented; and
                                      o   mortgage loans made to borrowers  whose income is not
                                          required to be  disclosed  or verified  may  increase
                                          the risk  that the  borrower's  income  is less  than
                                          that represented.
                                      Subject  to some  limitations,  the  mortgage  loans with
                                      loan-to-value  ratios over 80% are expected to be insured
                                      by primary mortgage  insurance to the extent described in
                                      this term sheet  supplement.  However,  if the insurer is
                                      unable to pay a claim,  the  amount of loss  incurred  on
                                      those loans may be increased.
                                      In  addition,  in  determining  loan-to-value  ratios for
                                      certain   mortgage  loans,   the  value  of  the  related
                                      mortgaged  property may be based on an appraisal  that is
                                      up to 24  months  old if there is a  supporting  broker's
                                      price opinion,  automated  valuation,  drive-by appraisal
                                      or other  certification  of value.  If such an  appraisal
                                      does not reflect  current  market  values and such market
                                      values have declined,  the likelihood  that proceeds from
                                      a sale of the mortgaged  property may be  insufficient to
                                      repay the mortgage loan is increased.

                                      See "The  Trusts--The  Mortgage  Loans" and "Certain Legal
                                      Aspects  of   Mortgage   Loans"  in  the   related   base
                                      prospectus.

THE RETURN ON YOUR                    The Servicemembers  Civil Relief Act, as amended,  or the
CERTIFICATES COULD BE                 Relief  Act,  provides  relief  to  borrowers  who  enter
REDUCED BY SHORTFALLS DUE             active  military  service  and to  borrowers  in  reserve
TO THE SERVICEMEMBERS CIVIL RELIEF    status   who  are   called  to  active   duty  after  the
ACT.                                  origination  of their  mortgage  loan.  Current or future
                                      military  operations  of the United  States may  increase
                                      the  number  of  borrowers  who  are in  active  military
                                      service,  including  persons in  reserve  status who have
                                      been  called  or will  be  called  to  active  duty.  The
                                      Relief Act  provides  generally  that a  borrower  who is
                                      covered by the Relief Act may not be charged  interest on
                                      a  mortgage  loan in excess of 6% per  annum  during  the
                                      period  of the  borrower's  active  duty.  Any  resulting
                                      interest  shortfalls  are not  required to be paid by the
                                      borrower  at any future  time.  The master  servicer  for
                                      the  applicable   series  of  certificates  will  not  be
                                      required  to  advance  these   shortfalls  as  delinquent
                                      payments  and the  shortfalls  will not be covered by any
                                      form  of   credit   enhancement   on  the   certificates.
                                      Interest  shortfalls  on the mortgage  loans  included in
                                      the  trust   established   for  any  series  due  to  the
                                      application  of the Relief Act or similar  legislation or
                                      regulations   will  be  applied  to  reduce  the  accrued
                                      interest on each  interest-bearing  class of certificates
                                      of that series on a pro rata basis.

                                      The Relief Act also  limits the  ability of the  servicer
                                      to  foreclose  on a mortgage  loan during the  borrower's
                                      period  of  active  duty and,  in some  cases,  during an
                                      additional  three month period  thereafter.  As a result,
                                      there may be delays in payment  and  increased  losses on
                                      the mortgage  loans.  Those delays and  increased  losses
                                      on the mortgage loans  included in the trust  established
                                      for any series  will be borne  primarily  by the class of
                                      certificates of that series with a certificate  principal
                                      balance   greater  than  zero  with  the  lowest  payment
                                      priority,  other  than any class of  certificates  of any
                                      series covered by a financial  guaranty  policy as and to
                                      the  extent  set forth in any final  term  sheet for that
                                      class.

                                      We do not know how many of the  mortgage  loans have been
                                      or may be affected the  application  of the Relief Act or
                                      similar legislation or regulations.

                                      See the definition of Accrued Certificate  Interest under
                                      the "Description of the  Certificates--Glossary  of Terms"
                                      in this term sheet  supplement and "Certain Legal Aspects
                                      of  Mortgage  Loans--Servicemembers  Civil  Relief Act" in
                                      the related base prospectus.

THE RETURN ON YOUR                    Losses on mortgage  loans may occur due to a wide variety
CERTIFICATES MAY BE                   of causes,  including a decline in real estate  values as
AFFECTED BY LOSSES ON THE             well  as  adverse  changes  in  a  borrower's   financial
MORTGAGE LOANS IN THE RELATED         condition.  A decline in real  estate  values or economic
MORTGAGE POOL, WHICH                  conditions   nationally  or  in  the  regions  where  the
COULD OCCUR DUE TO A VARIETY OF       mortgaged  properties are  concentrated  may increase the
CAUSES.                               risk of losses on the mortgage loans.

THE RETURN ON YOUR                    One risk of investing in  mortgage-backed  securities  is
CERTIFICATES MAY BE                   created by any  concentration  of the related  properties
PARTICULARLY SENSITIVE TO             in one  or  more  geographic  regions.  If  the  regional
CHANGES IN REAL ESTATE                economy or housing  market weakens in any region having a
MARKETS IN SPECIFIC REGIONS.          significant   concentration   of  properties   underlying
                                      mortgage loans included in the trust  established for any
                                      series,  the mortgage loans in that region may experience
                                      high rates of loss and  delinquency,  resulting in losses
                                      to  holders  of the  related  series of  certificates.  A
                                      region's  economic  condition  and housing  market may be
                                      adversely  affected  by a variety  of  events,  including
                                      natural   disasters  such  as  earthquakes,   hurricanes,
                                      floods and eruptions,  civil  disturbances such as riots,
                                      by  disruptions   such  as  ongoing  power  outages,   or
                                      terrorist  actions or acts of war.  The  economic  impact
                                      of any of those  events may also be felt in areas  beyond
                                      the  region  immediately  affected  by  the  disaster  or
                                      disturbance.   The  properties  underlying  the  mortgage
                                      loans  included in the trust  established  for any series
                                      may   be    concentrated    in   these   regions.    This
                                      concentration   may   result   in   greater   losses   to
                                      certificateholders   than  those  generally  present  for
                                      similar    mortgage-backed    securities   without   that
                                      concentration.

                                      Several  hurricanes,  which  struck  Louisiana,  Alabama,
                                      Mississippi,  Texas and  Florida  in recent  months,  may
                                      have adversely affected  mortgaged  properties located in
                                      those  states.  Generally,  the  mortgage  pool  does not
                                      include  mortgage  loans secured by mortgaged  properties
                                      located  in  the  federal  emergency   management  agency
                                      ("FEMA")  designated  individual  assistance zones and in
                                      FEMA designated public  assistance  areas,  which include
                                      mortgaged  properties  in areas that were affected by the
                                      hurricanes.    Residential    Funding    will    make   a
                                      representation  and warranty that each mortgaged property
                                      underlying  a  mortgage   loan   included  in  the  trust
                                      established  for any series is free of damage and in good
                                      repair as of the  closing  date for that  series.  In the
                                      event that a  mortgaged  property  underlying  a mortgage
                                      loan included in the trust  established for any series is
                                      damaged as of the  closing  date for that series and that
                                      damage  materially and adversely  affects the value of or
                                      the interests of the holders of the  certificates of that
                                      series in the related  mortgage loan  (without  regard to
                                      any applicable  financial  guaranty insurance policy with
                                      respect  to any  class of  insured  certificates  of that
                                      series),   Residential   Funding   will  be  required  to
                                      repurchase  the  related  mortgage  loan from the  trust.
                                      Any such  repurchases  may shorten the  weighted  average
                                      lives of the  certificates  of that  series.  We will not
                                      know  how  many  mortgaged   properties   underlying  the
                                      mortgage loans included in the trust  established for any
                                      series   will  have  been  or  may  be  affected  by  the
                                      hurricanes and therefore  whether the payment  experience
                                      on any  mortgage  loan  in the  mortgage  pool  for  that
                                      series will be affected.

                                      See  "Description  of the  Mortgage  Pool"  in this  term
                                      sheet supplement.

THE RETURN ON YOUR                    Except as is otherwise  set forth in the final term sheet
CERTIFICATES WILL BE                  for a class of certificates,  the only credit enhancement
REDUCED IF LOSSES EXCEED              for any class of senior  certificates  of any series will
THE CREDIT ENHANCEMENT                be the subordination  provided by the Class M and Class B
AVAILABLE TO YOUR CERTIFICATES.       Certificates  of that  series  (and with  respect  to any
                                      class of super  senior  certificates,  the  subordination
                                      provided  by the  related  class  or  classes  of  senior
                                      support  certificates,  and with  respect to any class of
                                      insured   certificates   of  any   series,   the   credit
                                      enhancement  provided by the financial guaranty insurance
                                      policy  and  any  applicable  reserve  fund as and to the
                                      extent  set  forth  in any  final  term  sheet  for  that
                                      class).  The  only  credit  enhancement  for any  Class M
                                      Certificates  of any  series  will  be the  subordination
                                      provided  by the  Class B  Certificates  and any class of
                                      Class  M  Certificates,  if  any,  with a  lower  payment
                                      priority  than that class.  You should also be aware that
                                      the credit enhancement  provided for some types of losses
                                      may    be    limited.    See    "Description    of    the
                                      Certificates-Allocation  of  Losses;   Subordination"  in
                                      this term sheet supplement.

THE VALUE OF YOUR                     If the  performance of the mortgage loans included in the
CERTIFICATES MAY BE                   trust  established for any series is substantially  worse
REDUCED IF LOSSES ARE HIGHER THAN     than assumed by the rating  agencies  rating any class of
EXPECTED.                             certificates of that series,  the ratings of any class of
                                      those  certificates  may be lowered in the  future.  This
                                      would  probably  reduce the value of those  certificates.
                                      None of the depositor,  the master servicer nor any other
                                      entity will have any  obligation to supplement any credit
                                      enhancement,  or to take any other action to maintain any
                                      rating of the certificates.

A TRANSFER OF MASTER SERVICING IN     If the master servicer  defaults in its obligations under
THE EVENT OF A MASTER SERVICER        the  pooling   and   servicing   agreement,   the  master
DEFAULT MAY INCREASE THE RISK OF      servicing of the  mortgage  loans may be  transferred  to
PAYMENT APPLICATION ERRORS            the  trustee  or  an  alternate   master   servicer,   as
                                      described    under    "The    Pooling    and    Servicing
                                      Agreement-Rights  Upon Event of  Default"  in the related
                                      base  prospectus.  In the  event  of such a  transfer  of
                                      master  servicing  there  may  be an  increased  risk  of
                                      errors  in  applying   payments  from   borrowers  or  in
                                      transmitting  information  and  funds  to  the  successor
                                      master servicer.

SOME OF THE MORTGAGE                  A portion of the  mortgage  loans  included  in the trust
LOANS HAVE AN INITIAL                 established  for any  series  may have  initial  interest
INTEREST-ONLY PERIOD,                 only  periods of varying  duration.  During this  period,
WHICH MAY INCREASE THE                the  payment  made by the related  borrower  will be less
RISK OF LOSS AND                      than it  would  be if the  mortgage  loan  amortized.  In
DELINQUENCY ON THESE MORTGAGE LOANS.  addition,  the mortgage  loan balance will not be reduced by the principal  portion of scheduled  monthly  payments
                                      during this period.  As a result,  no principal  payments
                                      will be made to the  certificates  of the related  series
                                      from   mortgage   loans  of  this  nature   during  their
                                      interest-only period, except in the case of a prepayment.
                                      After the initial  interest-only  period,  the  scheduled
                                      monthly  payment on these  mortgage  loans will increase,
                                      which  may  result  in  increased  delinquencies  by  the
                                      related  borrowers,  particularly  if interest rates have
                                      increased  and the  borrower is unable to  refinance.  In
                                      addition,  losses may be greater on these  mortgage loans
                                      as a result of the mortgage  loan not  amortizing  during
                                      the early years of these  mortgage  loans.  Although  the
                                      amount of principal  included in each  scheduled  monthly
                                      payment for a  traditional  mortgage  loan is  relatively
                                      small  during the first few years  after the  origination
                                      of a mortgage  loan,  in the  aggregate the amount can be
                                      significant.

                                      Mortgage loans with an initial  interest-only  period are
                                      relatively   new  in  the   mortgage   marketplace.   The
                                      performance of these mortgage loans may be  significantly
                                      different  than mortgage  loans that fully  amortize.  In
                                      particular,  there may be a higher  expectation  by these
                                      borrowers of refinancing  their mortgage loans with a new
                                      mortgage   loan,  in  particular   one  with  an  initial
                                      interest-only  period,  which  may  result  in  higher or
                                      lower  prepayment  speeds  than  would  otherwise  be the
                                      case.  In  addition,  the failure to build  equity in the
                                      related  mortgaged  property by the related mortgagor may
                                      affect the loss,  delinquency  and prepayment  experience
                                      of these mortgage loans.
RISK RELATING TO PRIMARY
MORTGAGE INSURERS

YOU MAY INCUR LOSSES IF A PRIMARY     Subject  to  limited   exceptions,   the  mortgage  loans
MORTGAGE INSURER FAILS TO MAKE        included  in the trust  established  for any series  that
PAYMENTS UNDER A PRIMARY MORTGAGE     have an LTV  ratio at  origination  in  excess of 80% are
INSURANCE POLICY                      expected  to be insured by a primary  mortgage  insurance
                                      policy.  If  such  a  mortgage  loan  were  subject  to a
                                      foreclosure  and  the  value  of  the  related  mortgaged
                                      property  were not  sufficient  to satisfy  the  mortgage
                                      loan,  payments  under  the  primary  mortgage  insurance
                                      policy  would be  required  to avoid  any  losses,  or to
                                      reduce  the  losses  on,  such a  mortgage  loan.  If the
                                      insurer is unable or  refuses to pay a claim,  the amount
                                      of such  losses  would be  allocated  to  holders  of the
                                      related certificates as realized losses.
RISKS RELATING TO COOPERATIVE LOANS
COOPERATIVE LOANS HAVE CERTAIN        Some of the  mortgage  loans may not be secured  directly
CHARACTERISTICS THAT MAY INCREASE     by  real  property  but  may  be  cooperative   loans.  A
THE RISK OF LOSS                      cooperative  loan is  secured  by a first  lien on shares
                                      issued  by the  cooperative  corporation  that  owns  the
                                      related   apartment   building   and   on   the   related
                                      proprietary   lease  or  occupancy   agreement   granting
                                      exclusive  rights to occupy a  specific  unit  within the
                                      cooperative.     Cooperative     loans    have    certain
                                      characteristics  that  may  increase  the  likelihood  of
                                      losses.

                                      The proprietary lease or occupancy  agreement  securing a
                                      cooperative  loan is  subordinate,  in most cases, to any
                                      blanket  mortgage  on the related  cooperative  apartment
                                      building or on the  underlying  land. If the  cooperative
                                      is unable to meet the  payment  obligations  (i)  arising
                                      under an underlying  mortgage,  the mortgagee  holding an
                                      underlying  mortgage could foreclose on that mortgage and
                                      terminate   all   subordinate   proprietary   leases  and
                                      occupancy  agreements  or (ii)  arising  under  its  land
                                      lease,  the holder of the  landlord's  interest under the
                                      land  lease  could   terminate  it  and  all  subordinate
                                      proprietary leases and occupancy agreements.

                                      Additionally,   the   proprietary   lease  or   occupancy
                                      agreement may be terminated  and the  cooperative  shares
                                      may   be   cancelled   by   the    cooperative   if   the
                                      tenant-stockholder  fails  to pay  maintenance  or  other
                                      obligations  or charges  owed by the  tenant-stockholder.
                                      A   default   by   the   tenant-stockholder   under   the
                                      proprietary  lease or  occupancy  agreement  will usually
                                      constitute  a  default   under  the  security   agreement
                                      between  the  lender and the  tenant-stockholder.  In the
                                      event of a  foreclosure  under a  cooperative  loan,  the
                                      mortgagee will be subject to certain  restrictions on its
                                      ability  to  transfer  the  collateral  and  the  use  of
                                      proceeds  from  any  sale  of  collateral.  See  "Certain
                                      Legal    Aspects   of   Mortgage    Loans--The    Mortgage
                                      Loans--Cooperative Loans" in the related base prospectus.
LIMITED OBLIGATIONS
PAYMENTS ON THE                       The  certificates  offered in each series will  represent
MORTGAGE LOANS ARE THE                interests  only  in  the  trust   established   for  that
PRIMARY SOURCE OF                     series.  The  certificates  do not represent an ownership
PAYMENTS ON YOUR CERTIFICATES.        interest in or  obligation of the  depositor,  the master
                                      servicer or any of their  affiliates.  If  proceeds  from
                                      the  assets of the trust  established  for any  series of
                                      certificates  are not  sufficient  to make  all  payments
                                      provided  for under the pooling and  servicing  agreement
                                      for that series,  investors  will have no recourse to the
                                      depositor,  the master servicer or any other entity,  and
                                      will incur losses.  Additional  credit  enhancement  will
                                      be provided for any class of insured  certificates of any
                                      series by the  applicable  financial  guaranty  insurance
                                      policy  and  any  applicable  reserve  fund as and to the
                                      extent set forth in any final term sheet for that class.

LIQUIDITY RISKS

YOU MAY HAVE TO HOLD                  A  secondary   market  for  your   certificates  may  not
YOUR CERTIFICATES TO                  develop.  Even if a  secondary  market does  develop,  it
MATURITY IF THEIR MARKETABILITY IS    may  not  continue  or it may be  illiquid.  Neither  the
LIMITED.                              underwriters  for the related series nor any other person
                                      will have any  obligation  to make a secondary  market in
                                      your  certificates,  and you  generally  have no right to
                                      request  redemption  of  your  certificates.  Illiquidity
                                      means  you may not be  able to find a buyer  to buy  your
                                      securities  readily or at prices  that will enable you to
                                      realize a desired  yield.  Illiquidity  can have a severe
                                      adverse effect on the market value of your certificates.
                                      Any  class  of  offered   certificates   may   experience
                                      illiquidity,   although  generally  illiquidity  is  more
                                      likely  for  classes  that are  especially  sensitive  to
                                      prepayment,  such as any Principal Only  Certificates and
                                      any Interest Only  Certificates,  or credit risk, such as
                                      the Class M  Certificates,  or that have been  structured
                                      to  meet   the   investment   requirements   of   limited
                                      categories of investors.

BANKRUPTCY RISKS
BANKRUPTCY PROCEEDINGS                The  transfer of the mortgage  loans from any  applicable
COULD DELAY OR REDUCE                 seller to the  depositor  will be intended by the parties
DISTRIBUTIONS ON THE CERTIFICATES.    to be and will be documented as a sale.  However,  if any
                                      seller were to become  bankrupt,  a trustee in bankruptcy
                                      could   attempt  to   recharacterize   the  sale  of  the
                                      applicable  mortgage  loans  as a loan  secured  by those
                                      mortgage  loans or to  consolidate  those  mortgage loans
                                      with the assets of that seller.  Any such  attempt  could
                                      result in a delay in or reduction of  collections  on the
                                      mortgage loans included in the trust  established for any
                                      series  available to make payments on the certificates of
                                      that series.

THE BANKRUPTCY OF A BORROWER MAY      If  a   borrower   becomes   subject   to  a   bankruptcy
INCREASE THE RISK OF LOSS ON A        proceeding,  a bankruptcy court may require modifications
MORTGAGE LOAN.                        of the  terms of a  mortgage  loan  without  a  permanent
                                      forgiveness  of the  principal  amount  of  the  mortgage
                                      loan.  Modifications  have  included  reducing the amount
                                      of each  monthly  payment,  changing the rate of interest
                                      and  altering the  repayment  schedule.  In  addition,  a
                                      court having federal  bankruptcy  jurisdiction may permit
                                      a  debtor  to  cure  a  monetary  default  relating  to a
                                      mortgage  loan  on  the  debtor's   residence  by  paying
                                      arrearages  within a  reasonable  period and  reinstating
                                      the original mortgage loan payment schedule,  even though
                                      the  lender  accelerated  the  mortgage  loan  and  final
                                      judgment  of  foreclosure   had  been  entered  in  state
                                      court.  In addition,  under the federal  bankruptcy  law,
                                      all  actions   against  a  borrower  and  the  borrower's
                                      property  are  automatically  stayed upon the filing of a
                                      bankruptcy petition.

SPECIAL YIELD AND PREPAYMENT CONSIDERATIONS

THE YIELD ON YOUR                     The  yield  to   maturity   on  each   class  of  offered
CERTIFICATES WILL VARY                certificates  of any series  will  depend on a variety of
DEPENDING ON VARIOUS                  factors, including:
FACTORS.
                                          -   the rate and timing of principal  payments on the
                                              mortgage loans included in the trust  established
                                              for that series, including prepayments,  defaults
                                              and   liquidations,   and   repurchases   due  to
                                              breaches of representations or warranties;

                                          -   the  allocation  of  principal  payments  on  the
                                              mortgage  loans  in  the  related  mortgage  pool
                                              among   the    various    classes    of   offered
                                              certificates included in that series;

                                          -   realized  losses and interest  shortfalls  on the
                                              mortgage loans in the related mortgage pool;

                                          -   the pass-through rate for that class; and

                                          -   the purchase price of that class.

                                      The rate of  prepayments is one of the most important and
                                      least predictable of these factors.
                                      No  assurances  are given  that the  mortgage  loans will
                                      prepay at any particular rate.
                                      In  addition,   the  master  servicer  may  purchase  any
                                      mortgage  loan that is at least three months  delinquent.
                                      Such  repurchases  would increase the prepayment rates on
                                      the mortgage loans.

                                      In  general,  if you  purchase a  certificate  at a price
                                      higher  than  its   outstanding   certificate   principal
                                      balance and principal  distributions  on your certificate
                                      occur  faster than you  assumed at the time of  purchase,
                                      your   yield   will  be  lower   than  you   anticipated.
                                      Conversely,  if you  purchase  a  certificate  at a price
                                      lower than its outstanding  certificate principal balance
                                      and  principal  distributions  on that  class  occur more
                                      slowly  than you  assumed at the time of  purchase,  your
                                      yield will be lower than you anticipated.

THE RATE OF PREPAYMENTS ON            Since  mortgagors,   in  most  cases,  can  prepay  their
THE MORTGAGE LOANS WILL VARY          mortgage  loans  at any  time,  the rate  and  timing  of
DEPENDING ON FUTURE MARKET            principal  distributions on the offered  certificates are
CONDITIONS AND OTHER FACTORS.         highly  uncertain and are  dependent  upon a wide variety
                                      of  factors,   including  general  economic   conditions,
                                      interest   rates,   the   availability   of   alternative
                                      financing  and  homeowner   mobility.   Generally,   when
                                      market  interest  rates  increase,   borrowers  are  less
                                      likely  to  prepay  their  mortgage  loans.   This  could
                                      result in a slower  return of  principal to you at a time
                                      when you might have been able to  reinvest  your funds at
                                      a higher rate of interest than the  pass-through  rate on
                                      your  class of  certificates.  On the  other  hand,  when
                                      market interest rates  decrease,  borrowers are generally
                                      more likely to prepay their  mortgage  loans.  This could
                                      result in a faster  return of  principal to you at a time
                                      when you might not be able to  reinvest  your funds at an
                                      interest  rate as high as the  pass-through  rate on your
                                      class of certificates.

                                      Refinancing  programs,  which may involve  soliciting all
                                      or some of the  mortgagors  to refinance  their  mortgage
                                      loans,  may  increase  the  rate  of  prepayments  on the
                                      mortgage  loans.   These  refinancing   programs  may  be
                                      offered  by the master  servicer,  any  subservicer,  the
                                      depositor   or   their   affiliates,   and  may   include
                                      streamlined    documentation    programs.     Streamlined
                                      documentation   programs  involve  less  verification  of
                                      underwriting  information than traditional  documentation
                                      programs.

                                      See       "Certain       Yield       and       Prepayment
                                      Considerations--Prepayment  Considerations"  in this  term
                                      sheet    supplement    and   "Maturity   and   Prepayment
                                      Considerations" in the related base prospectus.

THE RECORDING OF                      The  mortgages  or  assignments  of mortgage for all or a
MORTGAGES IN THE NAME OF              portion  of the  mortgage  loans  included  in the  trust
MERS MAY AFFECT THE YIELD ON THE      established  for  any  series  may  have  been  or may be
CERTIFICATES.                         recorded in the name of Mortgage Electronic  Registration
                                      Systems,  Inc.,  or  MERS,  solely  as  nominee  for  the
                                      originator  and its  successors  and assigns.  Subsequent
                                      assignments    of   those    mortgages   are   registered
                                      electronically  through  the MERS(R)System.  However,  if
                                      MERS   discontinues  the  MERS(R)System  and  it  becomes
                                      necessary to record an  assignment of the mortgage to the
                                      trustee for any series,  then any related  expenses shall
                                      be paid by the  related  trust and will reduce the amount
                                      available  to  pay  principal  of  and  interest  on  the
                                      certificates  included in that  series  with  certificate
                                      principal  balances  greater  than zero  with the  lowest
                                      payment priorities.

                                      The  recording  of  mortgages  in the  name  of MERS is a
                                      relatively   new   practice  in  the   mortgage   lending
                                      industry.  Public  recording  officers  and others in the
                                      mortgage  industry may have limited,  if any,  experience
                                      with lenders seeking to foreclose mortgages,  assignments
                                      of which are registered  with MERS.  Accordingly,  delays
                                      and  additional  costs  in  commencing,  prosecuting  and
                                      completing   foreclosure   proceedings   and   conducting
                                      foreclosure  sales  of  the  mortgaged  properties  could
                                      result.  Those delays and additional  costs could in turn
                                      delay  the   distribution  of  liquidation   proceeds  to
                                      holders of the  related  certificates  and  increase  the
                                      amount of losses on the mortgage loans.

                                      For additional  information  regarding MERS and the MERS(R)
                                      System,  see  "Description  of  the  Mortgage  Pool"  and
                                      "Certain  Yield  and  Prepayment  Considerations--Realized
                                      Losses  and  Interest  Shortfalls"  in  this  term  sheet
                                      supplement       and       "Description       of      the
                                      Certificates--Assignment  of Trust  Assets" in the related base prospectus.

SPECIFIC RISK FACTORS APPLICABLE TO SOME CLASSES OF CERTIFICATES

THE YIELD ON YOUR CERTIFICATES WILL   The  offered  certificates  of each class  included  in a
BE AFFECTED BY THE SPECIFIC TERMS     series  will  have  different  yield  considerations  and
THAT APPLY TO THAT CLASS, DISCUSSED   different   sensitivities  to  the  rate  and  timing  of
BELOW.                                principal distributions,  as more fully described in this
                                      term  sheet  supplement  and any final term sheet for any
                                      class of any series.  A description  of the categories of
                                      certificates  that may be  included  in any series is set
                                      forth under "Description of the  Certificates--General" in the  related  base  prospectus,  and the  following  is a
                                      general   discussion   of   yield    considerations   and
                                      prepayment  sensitivities  of some of the  categories  of
                                      certificates that may be included in any series.
                                      See  "Certain  Yield and  Prepayment  Considerations"  in
                                      this term sheet supplement."

CLASS A CERTIFICATES                  The Class A  Certificates  of any series,  other than any
                                      interest  only  certificates,  may be  subject to various
                                      priorities  for payment of  principal.  Distributions  of
                                      principal  on the  Class  A  Certificates  of any  series
                                      entitled  to  principal  distributions  with  an  earlier
                                      priority  of  payment  will be  affected  by the rates of
                                      prepayment  of the  related  mortgage  loans early in the
                                      life of the  related  mortgage  pool.  Those  classes  of
                                      Class A Certificates  of any series entitled to principal
                                      distributions  with a later  priority of payment  will be
                                      affected  by the  rates  of  prepayment  of  the  related
                                      mortgage  loans  experienced  both  before  and after the
                                      commencement   of   principal   distributions   on  those
                                      classes,  and  will  be more  likely  to be  affected  by
                                      losses  on  the   mortgage   loans  not  covered  by  any
                                      applicable  credit  enhancement  since these classes will
                                      be outstanding for a longer period of time.
                                      See    "Description    of   the    Certificates-Principal
                                      Distributions  on the Senior  Certificates"  in this term
                                      sheet supplement.

CLASS A-P CERTIFICATES                The Class A-P  Certificates  of any series will receive a
                                      portion of the  principal  payments  only on the mortgage
                                      loans included in the trust  established  for that series
                                      that have net  mortgage  rates  lower  than the  discount
                                      mortgage  rate set forth in any final term sheet for that
                                      series.   Therefore,   the   yield  on  the   Class   A-P
                                      Certificates  included  in any series  will be  extremely
                                      sensitive   to  the  rate   and   timing   of   principal
                                      prepayments  and  defaults on the  mortgage  loans in the
                                      related  mortgage pool that have net mortgage rates lower
                                      than the specified discount mortgage rate.
                                      Mortgage  loans with lower mortgage rates are less likely
                                      to be prepaid than  mortgage  loans with higher  mortgage
                                      rates.  If  prepayments  of  principal  on  the  mortgage
                                      loans in a series  that  have net  mortgage  rates  lower
                                      than the  specified  discount  mortgage  rate  occur at a
                                      rate  slower  than an  investor  assumed  at the  time of
                                      purchase,   the   investor's   yield  in  the  Class  A-P
                                      Certificates will be adversely affected.

CLASS A-V CERTIFICATES                The Class A-V  Certificates  of any series will receive a
                                      portion  of the  interest  payments  only  from  mortgage
                                      loans included in the trust  established  for that series
                                      that have net  mortgage  rates  higher than the  discount
                                      mortgage  rate set forth in any final term sheet for that
                                      series.   Therefore,   the   yield  on  the   Class   A-V
                                      Certificates  included  in any series  will be  extremely
                                      sensitive   to  the  rate   and   timing   of   principal
                                      prepayments  and  defaults on the  mortgage  loans in the
                                      related  mortgage  pool  that  have  net  mortgage  rates
                                      higher than the specified discount mortgage rate.

                                      Mortgage  loans  with  higher  mortgage  rates  are  more
                                      likely to be  prepaid  than  mortgage  loans  with  lower
                                      mortgage  rates.  If the mortgage  loans in a series that
                                      have  net  mortgage   rates  higher  than  the  specified
                                      discount  mortgage rate are prepaid at a rate faster than
                                      an investor  assumed at the time of  purchase,  the yield
                                      to  investors  in the  Class  A-V  Certificates  will  be
                                      adversely   affected.   Investors   in  the   Class   A-V
                                      Certificates   included  in  any  series   should   fully
                                      consider  the risk that a rapid  rate of  prepayments  on
                                      the mortgage  loans that have net  mortgage  rates higher
                                      than  the  specified  discount  mortgage  rate  for  that
                                      series could  result in the failure of such  investors to
                                      fully recover their investments.

CLASS M CERTIFICATES                  The  yield  to  investors  in any  class  of the  Class M
                                      Certificates  of any series will be sensitive to the rate
                                      and timing of losses on the  mortgage  loans  included in
                                      the trust  established  for that series,  if those losses
                                      are not  covered by a more  subordinate  class of Class M
                                      or Class B Certificates of that series.

                                      It is not expected  that a class of Class M  Certificates
                                      included in any series will receive any  distributions of
                                      principal  prepayments  on  the  mortgage  loans  in  the
                                      related  mortgage pool for the first five years after the
                                      closing  date  for  that  series   unless  the  aggregate
                                      certificate  principal balance of the senior certificates
                                      included in that  series has been  reduced to zero during
                                      that  period.   After  this  initial  period,  all  or  a
                                      disproportionately    large    portion    of    principal
                                      prepayments   on  the  mortgage   loans  in  the  related
                                      mortgage   pool   may  be   allocated   to   the   senior
                                      certificates  of that  series as  described  in this term
                                      sheet supplement,  and none or a disproportionately small
                                      portion of principal  prepayments  on the mortgage  loans
                                      in the related  mortgage  pool may be paid to the holders
                                      of the  Class  M and  Class  B  Certificates  unless  the
                                      aggregate  certificate  principal  balance  of the senior
                                      certificates  included in that series has been reduced to
                                      zero.  As a result,  the  weighted  average  lives of the
                                      Class  M  Certificates  included  in  any  series  may be
                                      longer than would otherwise be the case.

                                      See  "Description  of  the   Certificates--Allocation   of
                                      Losses; Subordination" in this term sheet supplement.

ACCRUAL CERTIFICATES AND PARTIAL      Because accrual  certificates are not entitled to receive
ACCRUAL CERTIFICATES                  any  distributions  of  interest  for some period of time
                                      and partial accrual  certificates are entitled to smaller
                                      distributions  of  interest  that  are  based  on  only a
                                      portion  of the  certificate  principal  balance  of that
                                      class,   accrual   certificates   and   partial   accrual
                                      certificates   of  any  series  will  likely   experience
                                      significant   price  and  yield   volatility.   Investors
                                      should  consider  whether this  volatility is suitable to
                                      their investment needs.

COMPANION CERTIFICATES                A class  of  companion  certificates  of any  series  may
                                      receive  small or large  distributions  of  principal  on
                                      each   distribution  date  to  the  extent  necessary  to
                                      stabilize principal  distributions to one or more classes
                                      of planned principal classes,  targeted principal classes
                                      or scheduled  principal  classes of that  series.  Due to
                                      the companion  nature of these  classes of  certificates,
                                      these  certificates  will  likely  experience  price  and
                                      yield  volatility.  Investors  in a  class  of  companion
                                      certificates  should consider  whether this volatility is
                                      suitable to their investment needs.

COMPONENT CERTIFICATES                A class  of  component  certificates  of any  series  may
                                      consist  of  components  with  different   principal  and
                                      interest  payment  characteristics.  As each component of
                                      a class of component  certificates  may be  identified as
                                      falling  into  one or more of the  categories  set  forth
                                      under  "Description of the  Certificates--General"  in the
                                      related   base   prospectus,   that  class  of  component
                                      certificates may bear the risks,  including the price and
                                      yield  volatility,  associated  with  the  categories  of
                                      certificates  described  in  these  risk  factors  to the
                                      extent  of  each  applicable  component.  Investors  in a
                                      class of component  certificates  should consider whether
                                      the risks and  volatility  associated  with any component
                                      of that class is suitable to their investment needs.

FLOATING RATE CERTIFICATES AND        The  interest   rate  on  any  class  of  floating   rate
INVERSE FLOATING RATE CERTIFICATES    certificates   included   in  any  series  will  vary  in
                                      accordance  with the  applicable  interest rate index set
                                      forth  in any  final  term  sheet  for  that  class.  The
                                      interest  rate on any  class  of  inverse  floating  rate
                                      certificates  included in any series will vary  inversely
                                      with the applicable  interest rate index set forth in any
                                      final term  sheet for that  class.  Therefore,  the yield
                                      to investors on any class of floating  rate  certificates
                                      or inverse floating rate  certificates  will be extremely
                                      sensitive  to  fluctuations  of the  applicable  interest
                                      rate index.

INSURED CERTIFICATES                  Investors  in any class of  insured  certificates  of any
                                      series  should be aware that  payments  of  principal  on
                                      those  certificates  may  be  allocated  according  to  a
                                      random  lot  procedure,  to the  extent  set forth in any
                                      final term  sheet for that class of insured  certificates
                                      of that  series.  Therefore it is highly  uncertain  that
                                      payments   will  be  made  to  any   investor   in  those
                                      certificates on the date desired by that investor.
                                      In  addition,  any class of insured  certificates  of any
                                      series  may be subject to  special  rules  regarding  the
                                      procedures,  practices and limitations  applicable to the
                                      distribution   of  principal  to  the  holders  of  these
                                      certificates,  to the  extent set forth in any final term
                                      sheet  for that  class of  insured  certificates  of that
                                      series.    Insured    certificates   subject   to   these
                                      procedures,  practices  and  limitations  may  not  be an
                                      appropriate   investment   for   you   if   you   require
                                      distribution  of a  particular  amount of  principal on a
                                      predetermined date or an otherwise  predictable stream of
                                      principal   distributions.   If  you   purchase   insured
                                      certificates  subject to these procedures,  practices and
                                      limitations,  we cannot give you any  assurance  that you
                                      will receive a distribution  in reduction of principal on
                                      any particular distribution date.

                                      See    "Description    of   the    Certificates-Principal
                                      Distributions    on    Certain    Classes    of   Insured
                                      Certificates" in this term sheet supplement.
                                      Investors  in a  class  of  insured  certificates  of any
                                      series  should  be  aware  that  the  related   financial
                                      guaranty   insurance   policy  will  not  cover  interest
                                      shortfalls   attributable   to  prepayments  or  interest
                                      shortfalls  related  to  Relief  Act  reductions  on  the
                                      related mortgage loans,  except as is otherwise set forth
                                      in any  final  term  sheet  for  that  class  of  insured
                                      certificates of that series.

INTEREST ONLY CERTIFICATES            A class of  interest  only  certificates  included in any
                                      series will not be entitled  to  principal  distributions
                                      and  will  receive  interest  distributions  based  on  a
                                      notional  amount,  which,  other than with respect to any
                                      Class A-V Certificates,  may be based on all or a portion
                                      of the  certificate  principal  balance  of  one or  more
                                      classes of  certificates  included in the related series.
                                      Investors  in  a  class  of  interest  only  certificates
                                      should  be aware  that the  yield on that  class  will be
                                      extremely  sensitive  to the rate and timing of principal
                                      payments   on   the   related   class   or   classes   of
                                      certificates,  and that rate may fluctuate  significantly
                                      over  time.  A faster  than  expected  rate of  principal
                                      payments on the related class or classes of  certificates
                                      will have an adverse  effect on the yield to investors in
                                      a class of interest  only  certificates  and could result
                                      in  their   failure  to  fully   recover   their  initial
                                      investments.

LOCKOUT CERTIFICATES                  As  described  in any final  term sheet for that class of
                                      lockout  certificates  of any series,  a class of lockout
                                      certificates  may not receive  distributions of principal
                                      prepayments  on the related  mortgage  loans for a period
                                      of time and,  as  described  in any final  term sheet for
                                      that  class  of  certificates,  may  not be  expected  to
                                      receive  distributions of scheduled principal payments on
                                      the related  mortgage  loans for a period of time.  After
                                      the expiration of the initial period,  such  certificates
                                      may receive a  distribution  of principal  prepayments on
                                      the  related  mortgage  loans that is  smaller  than that
                                      class's  pro rata share and,  as  described  in any final
                                      term sheet for that class of certificates,  may receive a
                                      distribution  of  scheduled  principal  payments  on  the
                                      related  mortgage loans that is smaller than that class's
                                      pro rata share.

PLANNED PRINCIPAL CERTIFICATES OR     Based on the  structuring  assumptions  described  in any
PACS                                  final  term  sheet for that  class,  any class of planned
                                      principal  certificates  included  in any series  will be
                                      structured  so that  principal  payments  will be made in
                                      accordance  with a schedule  related to that  class,  but
                                      only  if  the  mortgage   loans  included  in  the  trust
                                      established  for that  series  prepay at a constant  rate
                                      within  a  specified   range.   If   prepayments  on  the
                                      mortgage  loans in the related  mortgage  pool occur at a
                                      rate below that  range,  the  weighted  average  lives of
                                      that  class  of  planned  principal  certificates  may be
                                      extended.  On  the  other  hand,  if  prepayments  on the
                                      mortgage  loans  occur at a rate  above that  range,  the
                                      weighted   average   lives  of  that   class  of  planned
                                      principal certificates may be reduced.

PRINCIPAL ONLY CERTIFICATES           A class of principal  only  certificates  included in any
                                      series  is  not  entitled  to  receive  distributions  of
                                      interest.  Investors  in  a  principal  only  certificate
                                      should be aware that if  prepayments  of principal on the
                                      mortgage  loans  included  in the trust  established  for
                                      that  series and  distributed  to that  class  occur at a
                                      rate  slower  than an  investor  assumed  at the  time of
                                      purchase,   the  investor's  yield  will  be  lower  than
                                      anticipated.

SCHEDULED PRINCIPAL CERTIFICATES      Based on the  structuring  assumptions  described  in any
                                      final term sheet for that class,  any class of  scheduled
                                      principal  certificates  included  in any series  will be
                                      structured  so that  principal  payments  will be made in
                                      accordance  with a schedule  related to that  class,  but
                                      only  if  the  mortgage   loans  included  in  the  trust
                                      established  for that series  prepay at the rate or rates
                                      assumed  in  developing  the  applicable   schedule.   If
                                      prepayments   on  the  mortgage   loans  in  the  related
                                      mortgage  pool occur at a rate below the assumed  rate or
                                      rates,  the  weighted  average  lives  of that  class  of
                                      scheduled  principal  certificates  may be  extended.  On
                                      the other hand, if  prepayments  on the mortgage loans in
                                      the  related  mortgage  pool  occur at a rate  above  the
                                      assumed  rate or rates,  the  weighted  average  lives of
                                      that class of  scheduled  principal  certificates  may be
                                      reduced.

SENIOR SUPPORT CERTIFICATES           Investors in a class of senior  support  certificates  of
                                      any  series  should  be aware  that all or a  portion  of
                                      losses  on the  mortgage  loans  included  in  the  trust
                                      established  for that series  otherwise  allocable to the
                                      related  class or  classes of super  senior  certificates
                                      will  be  allocated  to  that  class  of  senior  support
                                      certificates  as and to the extent set forth in any final
                                      term  sheet  for  that  class.  Therefore,  the  yield to
                                      maturity  on that  class of senior  support  certificates
                                      will  be   extremely   sensitive   to  losses   otherwise
                                      allocable  to the  related  class  or  classes  of  super
                                      senior certificates.

TARGETED PRINCIPAL CERTIFICATES OR    Based on the  structuring  assumptions  described  in any
TACS                                  final term sheet for that  class,  any class of  targeted
                                      principal  certificates  of any series is  structured  so
                                      that  principal  payments on the mortgage  loans included
                                      in the trust  established for that series will be made in
                                      accordance  with a schedule  related to that  class,  but
                                      only if the mortgage  loans in the related  mortgage pool
                                      prepay at the constant rate assumed in  establishing  the
                                      related  schedule.  If  prepayments on the mortgage loans
                                      in the related  mortgage  pool occur at a rate below that
                                      rate,  the  weighted  average  lives  of  that  class  of
                                      targeted principal  certificates may be extended.  On the
                                      other hand, if  prepayments  on the mortgage loans in the
                                      related  mortgage  pool  occur at a rate above that rate,
                                      the  weighted  average  lives of that  class of  targeted
                                      principal certificates may be reduced.

                                         INTRODUCTION

        The depositor  will  establish a trust with respect to each series on the closing date for that series,  under a series supplement,  dated as of the cut-off date for that series, to the standard  terms of pooling and servicing  agreement,  dated as of January 1,  2006,  among the  depositor,  the master  servicer and the trustee,  together  with the series  supplement, referred  to  herein as the  pooling  and  servicing  agreement.  The  pooling  and  servicing agreement  is  governed  by the laws of the State of New York.  On the  closing  date for each series,  the depositor  will deposit into the trust a pool of mortgage  loans secured by first liens on one- to four-family residential  properties,  that in the aggregate will constitute a mortgage  pool with terms to maturity  of not more than 40 years.  The trust will not have any additional  equity.  The pooling and servicing  agreement  for each series will  authorize the trust to engage only in selling the  certificates  in exchange for the mortgage loans included in that trust,  entering into and performing its  obligations  under the pooling and servicing agreement for that series,  activities  necessary,  suitable or convenient to such actions and other  activities as may be required in  connection  with the  conservation  of the trust fund and making distributions to certificateholders of that series.

        The pooling and servicing  agreement  will provide that the  depositor  assigns to the trustee for the benefit of the  certificateholders  without recourse all the right,  title and interest  of the  depositor  in and  to the  mortgage  loans.  Furthermore,  the  pooling  and servicing  agreement  will state  that,  although it is intended  that the  conveyance  by the depositor to the trustee of the mortgage  loans be construed as a sale,  the conveyance of the mortgage  loans  shall  also be  deemed to be a grant by the  depositor  to the  trustee  of a security interest in the mortgage loans and related collateral.

        Some  capitalized  terms used in this term sheet  supplement  have the meanings  given below  under  "Description  of the  Certificates--Glossary  of  Terms" or in the  related  base prospectus under "Glossary."

                                 SPONSOR AND MASTER SERVICER

        Residential Funding  Corporation,  a Delaware  corporation,  buys residential mortgage loans  under  several  loan  purchase  programs  from  mortgage  loan  originators  or sellers nationwide,  including affiliates,  that meet its seller/servicer eligibility requirements and
services   mortgage   loans  for  its  own  account  and  for  others.   See  "Mortgage   Loan
Program--Qualifications  of Sellers" in the related base  prospectus for a general  description of applicable  seller/servicer  eligibility  requirements.  Residential Funding  Corporation's principal  executive  offices  are  located  at 8400  Normandale  Lake  Boulevard,  Suite 250,
Minneapolis,  Minnesota  55437. Its telephone  number is (952) 857-7000.  Residential  Funding
Corporation  conducts  operations  from its  headquarters  in  Minneapolis  and  from  offices located  primarily in California,  Texas,  Maryland,  Pennsylvania  and New York.  Residential
Funding Corporation finances its operations primarily through its securitization program.

        Residential  Funding  Corporation  was founded in 1982 and began  operations  in 1986, acquiring,  servicing  and  securitizing  residential  jumbo  mortgage  loans secured by first liens on one- to  four-family  residential  properties.  These jumbo mortgage  loans,  such as the mortgage loans described in this term sheet  supplement,  are originated under Residential
Funding  Corporation's  "Jumbo A Program."  General Motors  Acceptance  Corporation  purchased
Residential  Funding  Corporation  in 1990.  Residential  Funding  Corporation  also  began to acquire and service both  closed-end and revolving  loans secured by second liens and subprime loans in 1995.

        Residential  Funding  Corporation's  overall  procedures for originating and acquiring mortgage loans are described  under  "Mortgage  Loan Program" in the related base  prospectus.
Residential  Funding  Corporation's  material role and  responsibilities  in this transaction, including as master  servicer,  are described in the related base  prospectus  under "Mortgage
Loan  Program--Qualifications  of Sellers" and  "--Limited  Right of  Substitution"  and in this term  sheet  supplement  under  "Pooling  and  Servicing  Agreement-The  Master  Servicer  and
Subservicers-Master Servicer."

        Residential  Funding  Corporation's  wholly-owned  subsidiary,  Homecomings  Financial
Network,  Inc.,  or  Homecomings,  is  expected  to have  originated  and sold to  Residential
Funding  Corporation  certain of the  mortgage  loans  included in the  mortgage  pool for any
series.   See   "Affiliations   Among   Transaction   Parties"  and  "Pooling  and   Servicing
Agreement-The Master Servicer and Subservicers" in this term sheet supplement.

                            AFFILIATIONS AMONG TRANSACTION PARTIES

        The  diagram  below   illustrates   the  ownership   structure  among  the  affiliated
transaction parties.

                                GENERAL MOTORS CORPORATION

                                GENERAL MOTORS ACCEPTANCE
                                        CORPORATION
                                           (GMAC)

                              RESIDENTIAL CAPITAL CORPORATION

    RESIDENTIAL FUNDING CORPORATION                 RESIDENTIAL FUNDING MORTGAGE
     (SPONSOR AND MASTER SERVICER)                      SECURITIES I, INC.
                                                          (DEPOSITOR)

    HOMECOMINGS FINANCIAL NETWORK
            (SUBSERVICER)

                                   DESCRIPTION OF THE MORTGAGE POOL

GENERAL

        The  mortgage  pool for each series will  consist of mortgage  loans with an aggregate principal  balance,  and having other  characteristics  that conform to the  stipulations  set forth in any final  term  sheet for that  series.  The  mortgage  loans are  secured  by first liens  on  fee  simple  or  leasehold  interests  in  one-  to  four-family  residential  real properties  or an interest in shares  issued by a cooperative  apartment  corporation  and the related  proprietary  lease.  The property  securing  the mortgage  loan is referred to as the mortgaged  property.  The  mortgage  pool  for  each  series  will  consist  of  conventional, fixed-rate,  fully-amortizing  first lien  mortgage  loans with terms to  maturity of not more than 40 years from the date of origination.

        All of the mortgage loans included in the trust  established  for any series have been or  will  be  purchased  by the  depositor  through  its  affiliate,  Residential  Funding  or
HomeComings   Financial  Network,   Inc.,  or  HomeComings,   a  wholly-owned   subsidiary  of
Residential  Funding,  from  unaffiliated  sellers as described in this term sheet  supplement and in the related base prospectus, or affiliated sellers.

        The  mortgage  loans  included  in the  trust  for any  series  will be  selected  for inclusion in the mortgage pool from among  mortgage  loans  purchased in  connection  with the
Jumbo A Program  described  below based on the Sponsor's  assessment  of investor  preferences and rating agency criteria.

        The depositor and Residential  Funding will make certain limited  representations  and warranties  regarding the mortgage loans included in the trust  established  for any series as of the date of issuance of the  certificates  of that series.  The depositor  and  Residential
Funding will be required to  repurchase  or  substitute  for any mortgage loan included in the related  mortgage  pool as to  which a  breach  of its  representations  and  warranties  with respect to that  mortgage loan occurs,  if such breach  materially  and adversely  affects the interests of the  certificateholders  of that series in any of those  mortgage  loans (without regard to any applicable  financial  guaranty  insurance policy for any class of that series).
Residential  Funding will not assign to the  depositor,  and  consequently  the depositor will
not  assign  to  the  trustee  for  the   benefit  of  the   certificateholders   any  of  the
representations  and  warranties  made by the  mortgage  collateral  sellers  or the  right to require the related  mortgage  collateral  seller to repurchase  any such mortgage loan in the event  of a  breach  of any of its  representations  and  warranties.  Accordingly,  the  only
representations   and   warranties   regarding  the  mortgage  loans  included  in  the  trust
established  for any series  that will be made for the  benefit of the  certificateholders  of that series will be the limited  representations  and warranties  made by Residential  Funding and the depositor  described in this  paragraph.  See "Mortgage  Loan  Program--Representations with Respect to the Mortgage Loans" in the related base prospectus.

        A limited  amount of losses on mortgage loans  included in the trust  established  for any series as to which  there was fraud in the  origination  of those  mortgage  loans will be covered by the  subordination  provided by the Class M  Certificates  and Class B Certificates
of  that  series  as  described  in this  term  sheet  supplement  under  "Description  of the
Certificates--Allocation   of  Losses;   Subordination,"   and,   subject  to  any   applicable
limitations,  all such losses allocated to a class of Insured  Certificates of any series will be covered by the applicable financial guaranty insurance policy.

        Certain  aspects of  Cooperative  Loans that may be included in the trust  established for any  series  differ  from those of other  types of  mortgage  loans.  See  "Certain  Legal
Aspects  of  Mortgage  Loans--The  Mortgage   Loans--Cooperative  Loans"  in  the  related  base
prospectus.

        The  original  mortgages  for  many  of the  mortgage  loans  included  in  the  trust established  for any series have been, or in the future may be, at the sole  discretion of the master servicer,  recorded in the name of Mortgage Electronic  Registration Systems,  Inc., or
MERS,  solely as nominee for the originator  and its  successors  and assigns,  and subsequent assignments of those  mortgages have been, or in the future may be, at the sole  discretion of the  master  servicer,  registered  electronically  through  the MERS(R)System.  In some other cases,  the  original  mortgage  was or may be recorded in the name of the  originator  of the mortgage loan,  record ownership was or will be later assigned to MERS,  solely as nominee for the owner of the mortgage  loan,  and  subsequent  assignments of the mortgage were, or in the future  may be, at the sole  discretion  of the  master  servicer,  registered  electronically through the MERS(R)System.  For each of these  mortgage  loans,  MERS serves as  mortgagee  of record on the  mortgage  solely as a nominee in an  administrative  capacity  on behalf of the trustee,  and does not have any  interest in the mortgage  loan.  For  additional  information regarding the recording of mortgages in the name of MERS,  see "Certain  Yield and  Prepayment
Considerations--General"   in   this   term   sheet   supplement   and   "Description   of  the
Certificates--Assignment of Trust Assets" in the related base prospectus.

        A portion of the mortgage loans included in the trust  established  for any series may be subject to the  Homeownership  and Equity  Protection  Act of 1994,  as amended,  as of the closing  date for that  series,  and a portion of the  mortgage  loans  included  in the trust established for any series may be loans that,  under  applicable  state or local law in effect at the time of  origination  of the loan,  are  referred  to as (1) "high  cost" or  "covered"
loans  or (2) any  other  similar  designation  if the law  imposes  greater  restrictions  or additional  legal  liability for residential  mortgage loans with high interest rates,  points and/or fees. See "Certain  Legal Aspects of Mortgage  Loans--The  Mortgage  Loans--Homeownership
Act and Similar State Laws" in the related base prospectus.

        A portion of the mortgage loans included in the trust  established  for any series may be 30 days or more  delinquent  in payment of principal and  interest.  For a  description  of
the  methodology  used  to  categorize   mortgage  loans  as  delinquent,   see  "Static  Pool
Information" in this term sheet supplement.

        A portion of the mortgage loans included in the trust  established  for any series may be  balloon  loans  that  do not  fully  amortize,  if at  all,  providing  for a  substantial principal payment due at maturity.

        In addition,  a portion of the mortgage  loans included in the trust  established  for any series may be Buy-Down  Mortgage  Loans  and/or  mortgage  loans that have been made to an international borrower.

        A portion of the mortgage loans included in the trust  established for any series will require  mortgagors to pay interest only on those  mortgages for an initial  period of varying duration.  Under  the  terms  of these  loans,  borrowers  are  required  to pay only  accrued interest each month, with no corresponding  principal payments,  until the end of the interest only  period.  Once the  interest  only  period  ends,  principal  payments  are  required  to amortize the loan over its remaining term, in addition to accrued interest.

        Certain of the stipulations on the  characteristics  of the mortgage loans included in the trust  established for any series may be  stipulations  regarding the Credit Scores of the related  mortgagors.  Credit Scores are obtained by many mortgage  lenders in connection  with mortgage  loan  applications  to help  assess a  borrower's  credit-worthiness.  In  addition,
Credit  Scores may be obtained by  Residential  Funding  after the  origination  of a mortgage loan if the seller does not  provide to  Residential  Funding a Credit  Score.  Credit  Scores
are obtained from credit reports provided by various credit reporting  organizations,  each of which may employ  differing  computer models and  methodologies.  The Credit Score is designed to assess a borrower's  credit history at a single point in time, using objective  information
currently  on  file  for  the  borrower  at  a  particular   credit  reporting   organization.
Information  utilized  to create a Credit  Score may  include,  among  other  things,  payment history,  delinquencies  on accounts,  levels of  outstanding  indebtedness,  length of credit history,  types of credit, and bankruptcy  experience.  Credit Scores range from approximately
350 to  approximately  840, with higher scores  indicating an individual with a more favorable credit  history  compared  to an  individual  with a lower  score.  However,  a  Credit  Score purports only to be a measurement  of the relative  degree of risk a borrower  represents to a lender,  i.e., a borrower with a higher score is  statistically  expected to be less likely to default in payment than a borrower  with a lower score.  In addition,  it should be noted that
Credit  Scores  were  developed  to  indicate a level of default  probability  over a two-year period,  which  does  not  correspond  to the life of a  mortgage  loan.  Furthermore,  Credit
Scores were not developed  specifically  for use in connection  with mortgage  loans,  but for consumer loans in general,  and assess only the borrower's past credit history.  Therefore,  a
Credit Score does not take into  consideration  the  differences  between  mortgage  loans and consumer loans generally,  or the specific  characteristics  of the related mortgage loan, for example,  the LTV ratio,  the  collateral  for the mortgage loan, or the debt to income ratio.
There can be no  assurance  that the  Credit  Scores  of the  mortgagors  will be an  accurate predictor  of the  likelihood  of  repayment  of the  mortgage  loans  included  in the  trust established  for any  series  or that  any  mortgagor's  Credit  Score  would  not be lower if obtained as of the date of issuance of a series of certificates.

        A portion of the mortgage loans included in the trust  established  for any series may provide for payment of a prepayment  charge for partial  prepayments  and prepayments in full, other than a prepayment  occurring  upon the sale of property  securing a mortgage  loan.  The prepayment  charge  generally  applies to prepayments  made within up to five years  following the  origination  of such  mortgage  loan.  The amount of the  prepayment  charge is generally equal to six months'  advance  interest on the amount of the  prepayment  that,  when added to all other amounts prepaid during the  twelve-month  period  immediately  preceding the date of prepayment,  exceeds  twenty  percent (20%) of the original  principal  amount of the mortgage loan.  Prepayment  charges  received on the mortgage loans  included in the trust  established for any series will not be available for  distribution  on the  certificates  included in that series.  See "Certain Yield and Prepayment  Considerations"  in this term sheet supplement and
"Certain   Legal  Aspects  of  the  Mortgage   Loans--Default   Interest  and   Limitations  on
Prepayments" in the related base prospectus.

               STATIC POOL INFORMATION

        Current  static  pool  data  with  respect  to  mortgage  loans  master   serviced  by
Residential  Funding is available on the  internet at  www.gmacrfcstaticpool.com  (the "Static
Pool Data").  Information  presented under "RFMSI" as the  issuer/shelf  and "S" as the series will include  information  regarding prior  securitizations of mortgage loans that are similar to the mortgage  loans  included in the mortgage  pool for any series,  based on  underwriting criteria and credit quality.

        As used in the Static Pool Data, a loan is  considered to be "30 to 59 days" or "30 or more days"  delinquent  when a payment due on any scheduled due date remains  unpaid as of the close of business on the next  following  monthly  scheduled due date;  "60 to 89 days" or "60 or more days"  delinquent  when a payment due on any scheduled  due date remains  unpaid as of the close of business  on the second  following  monthly  scheduled  due date;  and so on. The determination  as to whether a mortgage  loan  falls into these  categories  is made as of the close  of  business  on the  last  business  day of each  month.  Grace  periods  and  partial payments do not affect these determinations.

        From time to time, the master  servicer or a subservicer  will modify a mortgage loan,
recasting   monthly  payments  for  delinquent   borrowers  who  have  experienced   financial
difficulties.  Generally  such  borrowers  make payments  under the modified terms for a trial period,  before the modifications  become final.  During any such trial period,  delinquencies are  reported  based on the  mortgage  loan's  original  payment  terms.  The trial  period is designed to evaluate  both a borrower's  desire to remain in the  mortgaged  property  and, in some cases,  a  borrower's  capacity to pay a higher  monthly  payment  obligation.  The trial period  generally may extend to up to six months  before a  modification  is  finalized.  Once the  modifications  become  final  delinquencies  are reported  based on the  modified  terms.
Generally if a borrower fails to make payments  during a trial period,  the mortgage loan goes into  foreclosure.  Historically,  the master  servicer has not modified a material  number of mortgage loans in any pool.  Furthermore,  the rating agencies rating the certificates  impose certain limitations on the ability of the master servicer to modify loans.

        Charge  offs are taken  only  when the  master  servicer  has  determined  that it has received all payments or cash  recoveries  which the master  servicer  reasonably  and in good faith expects to be finally recoverable with respect to any mortgage loan.

        There can be no assurance that the delinquency  and  foreclosure  experience set forth in the Static Pool Data will be  representative  of the results that may be  experienced  with respect to the mortgage loans included in the trust established for any series.

PRIMARY MORTGAGE INSURANCE AND PRIMARY HAZARD INSURANCE

        Subject  to limited  exceptions,  each of the  mortgage  loans  included  in the trust established  for any series  generally  will be  required  to be covered by a standard  hazard insurance  policy,  which is referred to as a primary hazard  insurance  policy.  Each primary hazard  insurance  policy is required to include  extended  coverage in an amount equal to the lesser of the principal  balance owing on the mortgage loan or 100% of the insurable  value of the  improvements;  provided,  however,  that the  coverage  may not be less than the  minimum amount required to fully  compensate for any loss or damage on a replacement  cost basis.  The master  servicer may elect to obtain and maintain a blanket  primary hazard  insurance  policy with  extended  coverage  insuring  against  hazard  losses on the mortgage  loans,  which may contain a  deductible  clause.  To the  extent  that the  master  servicer  elects to obtain a blanket primary hazard  insurance  policy, a primary hazard insurance policy is not maintained on a mortgaged  property,  and a loss occurs on that  mortgaged  property that would have been covered by a  compliant  primary  hazard  insurance  policy that is not covered by the blanket primary  hazard  insurance  policy due to the  deductible  clause,  the master  servicer  will deposit into the Certificate Account  an amount equal to the loss.

        Subject to limited  exceptions,  each mortgage loan included in the trust  established for any  series  with an LTV  ratio at  origination  in  excess  of 80% will be  insured  by a primary  mortgage  insurance  policy,  which is  referred  to as a primary  insurance  policy, covering at least 30% of the balance of the mortgage loan at  origination  if the LTV ratio is between  95.00% and 90.01%,  at least 25% of the balance of the mortgage  loan at  origination if the LTV  ratio is  between  90.00%  and  85.01%  and at  least  12% of the  balance  of the mortgage loan at origination if the LTV ratio is between 85.00% and 80.01%.

        All of the primary  insurance  policies on the  mortgage  loans  included in the trust established  for any series were or will be issued by insurers  having a claim paying ability, as of the cut-off date for that  series,  acceptable  to the rating  agencies for that series.
The  insurers  may include but are not  limited to one or more of Radian  F/K/A  Commonwealth,
Triad Guaranty,  Republic Mortgage Insurance,  N.C., Mortgage Guaranty Insurance  Corporation,
PMI  Mortgage  Insurance  Co.,  United  Guaranty  Residential  Ins.  Co. and General  Electric
Mortgage  Insurance  Company,  which,  collectively,  are  referred  to herein as the  primary insurers.  However,  no assurance as to the actual  ability of any of the primary  insurers to pay claims can be given by the  depositor,  the  issuing  entity or the  underwriters  for the
applicable  series.   See  "Insurance   Policies  on  Mortgage  Loans"  in  the  related  base
prospectus.

               UNDERWRITING STANDARDS

        All of the mortgage loans in the mortgage pool were  originated in accordance with the
underwriting    criteria   of   Residential    Funding    described   under   "Mortgage   Loan
Program--Underwriting  Standards"  in the  related  base  prospectus.  Residential  Funding may perform only sample quality  assurance  reviews to determine whether the mortgage loans in any mortgage pool were  underwritten in accordance with applicable  standards.  See "Mortgage Loan
Program--Underwriting Standards" in the related base prospectus.

        The applicable  underwriting standards include a set of specific criteria by which the underwriting  evaluation is made.  However,  the  application  of the  underwriting  standards does not imply that each specific  criterion was satisfied  individually.  Rather,  a mortgage loan will be  considered  to be  originated  in  accordance  with the  underwriting  standards described  above if, based on an overall  qualitative  evaluation,  the loan is in substantial compliance with the  underwriting  standards.  For example,  a mortgage loan may be considered to comply  with the  underwriting  standards  described  above,  even if one or more  specific criteria  included  in the  underwriting  standards  were  not  satisfied,  if  other  factors positively compensated for the criteria that were not satisfied.

ADDITIONAL INFORMATION

        A  current  report  on  Form 8-K  will  be  available  to  purchasers  of the  offered certificates  of any  series  and  will be  filed  by the  issuing  entity,  in its own  name, together with the pooling and servicing  agreement for that series,  including any  applicable financial  guaranty  insurance  policy for that series which will be attached as an exhibit to the related  pooling and servicing  agreement,  with the  Securities  and Exchange  Commission within fifteen days after the initial issuance of the offered certificates of that series.

                               DESCRIPTION OF THE CERTIFICATES

GENERAL

        Certificates  of each  series  will  include the  following  classes of  certificates, referred to herein as the Senior Certificates:

-       One or more classes of Class A Certificates, or the Class A Certificates;

-       One or more classes of Class A-P Certificates;

-       One or more classes of Class A-V Certificates, or the Variable Strip Certificates;

-       One or more classes of Class R Certificates, or the Residual Certificates;

        In addition to the Senior Certificates,  except as is otherwise set forth in any final term sheet for that series,  each series of  certificates  will include the following  classes of subordinate certificates:

-       Class M-1 Certificates;

-       Class M-2 Certificates;

-       Class M-3  Certificates,  and together with the Class M-1  Certificates  and the Class
         M-2 Certificates, the Class M Certificates;

-       Class B-1 Certificates;

-       Class B-2 Certificates; and

-       Class B-3  Certificates,  and together with the Class B-1  Certificates  and the Class
         B-2 Certificates, the Class B Certificates.

        Only the Senior  Certificates  and the Class M Certificates  of any series are offered hereby.  See "Glossary" in the related base  prospectus for the meanings of capitalized  terms and acronyms not otherwise defined in this term sheet supplement.

        The offered  certificates of any series may consist of any one or a combination of the categories  described  in  "Description  of  the  Certificates--General"  in the  related  base prospectus.

        The certificates of any series will evidence the entire beneficial  ownership interest in the related trust.  For any series, the trust will consist of:

-       the mortgage loans transferred to that trust;

-       with  respect to any class of Insured  Certificates  of that  series,  any  applicable reserve fund and any applicable rounding account;

-       cash  deposited  in respect of the  mortgage  loans  transferred  to that trust in the
         Custodial Account and in the Certificate Account and belonging to the trust;

-       property  acquired by foreclosure  of the mortgage loans  transferred to that trust or deed in lieu of foreclosure;

-       any applicable primary insurance policies and primary hazard insurance policies; and

-       all proceeds of any of the foregoing.

        Except as is otherwise set forth in any final term sheet for any  applicable  class of certificates of any series,  the Senior  Certificates,  other than the Residual  Certificates, and the Class M  Certificates  for each  series  will be  available  only in  book-entry  form through facilities of The Depository Trust Company,  or DTC, and are collectively  referred to as  the  DTC  registered  certificates.  The  DTC  registered  certificates  will  be  issued, maintained and transferred on the book-entry  records of DTC and its  participants.  Except as is otherwise  set forth in any final term sheet for of any  applicable  class of  certificates of any  series,  the DTC  registered  certificates  for each  series will be issued in minimum denominations  of:  $100,000,  in the case of the Class A and Class M-1  Certificates  of each series,  or $250,000 in the case of the Class M-2  Certificates  and Class M-3 Certificates of
each  series,  and,  in each case,  integral  multiples  of $1 in excess  thereof;  $1,000 and integral  multiples of $1,000 in excess thereof,  in the case of Insured  Certificates of that series;  and an initial notional amount of $2,000,000,  and integral multiples of $1 in excess thereof in the case of any class of Interest Only  Certificates  of that series.  The Residual
Certificates  will be issued in registered,  certificated  form in minimum  denominations of a
20%  percentage  interest,  except,  in the case of one Residual  Certificate of each class of
Residual  Certificates  for any series as otherwise  described  in this term sheet  supplement under "Material Federal Income Tax Consequences."

        The DTC  registered  certificates  of any series  will be  represented  by one or more certificates  registered  in the name of Cede & Co.,  as the  nominee  of DTC.  No  beneficial owner will be entitled to receive a certificate  of any class in fully  registered  form, or a
definitive   certificate,   except  as  described  in  the  related  base   prospectus   under
"Description  of  the   Certificates--Form  of  Certificates."   Unless  and  until  definitive
certificates are issued for the DTC registered  certificates  under the limited  circumstances described in this term sheet supplement:

-       all  references to actions by  certificateholders  with respect to the DTC  registered certificates  shall  refer  to  actions  taken  by DTC  upon  instructions  from  its participants; and

-       all references in this term sheet supplement to  distributions,  notices,  reports and statements  to  certificateholders  with respect to the DTC  registered  certificates shall refer to distributions,  notices,  reports and statements to DTC or Cede & Co., as the registered  holder of the DTC registered  certificates,  for  distribution  to beneficial owners by DTC in accordance with DTC procedures.

         GLOSSARY OF TERMS

        The  following  terms are given the  meanings  shown below to help  describe  the cash flows on the certificates for any series:

        ACCRETION  DIRECTED  CERTIFICATES--For  any series,  any class of Class A  Certificates that are  categorized  as  Accretion  Directed  Certificates  in any final term sheet for that class of certificates.

        ACCRETION  TERMINATION DATE--For any class of Accretion Directed  Certificates included in any series,  the earlier of (a) the  distribution  date on which the aggregate  Certificate
Principal  Balance of the related  Accretion  Directed  Certificates of that series is reduced to zero and (b) the Credit Support Depletion Date for that series.

        ACCRUAL  CERTIFICATES--For  any  series,  any  class of Class A  Certificates  that are categorized as Accrual Certificates in any final term sheet for that class of certificates.

        ACCRUAL DISTRIBUTION  AMOUNT--With respect to any specified class or classes of Accrual
Certificates  of any series and each  distribution  date  preceding the Accretion  Termination date for that class, an amount equal to the aggregate amount of Accrued  Certificate  Interest on such  class or  classes  Accrual  Certificates  for that  date  which  will be added to the
Certificate  Principal  Balance  thereof,  and  distributed  in  the  manner  described  under
"Description of the  Certificates-Principal  Distributions on the Senior  Certificates" to the
holders of the related class or classes of Accretion  Directed  Certificates of that series as principal in reduction of the Certificate  Principal  Balances  thereof.  Any distributions of the Accrual  Distribution Amount for any specified classes or classes of Accrual  Certificates to  the  related  class  or  classes  of  Accretion  Directed  Certificates  will  reduce  the
Certificate  Principal  Balances  of such  related  class or classes of  certificates  by that amount.  The  amount  that is added to the  Certificate  Principal  Balances  of any  class of
Accrual  Certificates  will accrue interest at the  pass-through  rate for that class. On each distribution  date on or  after  the  Accretion  Termination  Date  for a class  of  Accretion
Directed  Certificates of any series, the entire Accrued  Certificate  Interest on the related
Accrual  Certificates for that date will be payable to the holders of those  certificates,  as interest to the extent not  required to fully  reduce the  amounts of the  Accretion  Directed
Certificates  to  zero on the  Accretion  Termination  Date;  provided,  however,  that if the
Accretion  Termination  Date  is  the  Credit  Support  Depletion  Date,  the  entire  Accrual
Distribution  Amount for that date will be payable as  interest  to the holders of the Accrual
Certificates.

        ACCRUED  CERTIFICATE  INTEREST--With  respect to any distribution date and any class of offered  certificates  of any  series,  an  amount  equal to (a) in the case of each  class of offered  certificates of that series,  other than any Interest Only Certificates and Principal
Only  Certificates,  interest  accrued  during  the  related  Interest  Accrual  Period on the
Certificate  Principal  Balance of the certificates of that class,  immediately  prior to that distribution  date at the related  pass-through  rate and (b) in the case of the Interest Only
Certificates of that series,  interest  accrued during the related  Interest Accrual Period on
the  related   Notional  Amount   immediately   prior  to  that   distribution   date  at  the
then-applicable  pass-through  rate on that  class for that  distribution  date;  in each case less interest  shortfalls on the mortgage  loans  included in the trust  established  for that series, if any,  allocated thereto for that distribution date to the extent not covered,  with respect to the Senior  Certificates  for that  series,  by the  subordination  provided by the related Class B Certificates  and Class M Certificates  and, only with respect to any class of
Insured  Certificates of any series, by any applicable  reserve fund and the additional credit enhancement  provided by the  applicable  financial  guaranty  insurance  policy for  interest
shortfalls  other  than  Prepayment   Interest   Shortfalls  or  interest  shortfalls  due  to
application  of the Relief Act,  after  depletion of any  subordination,  and, with respect to the Class M  Certificates,  to the extent not  covered by the  subordination  provided  by the
Class B Certificates  and any class or classes of Class M Certificates  having a lower payment priority, including in each case:

               (i)    any Prepayment  Interest Shortfall on the mortgage loans included in the trust  established for that series to the extent not covered by the master servicer as
        described   in   this   term   sheet    supplement    under    "Description   of   the
        Certificates-Interest Distributions";

               (ii)   in the case of an Excess Transaction,  the interest portions of Realized
        Losses,   including  Excess  Special  Hazard  Losses,   Excess  Fraud  Losses,  Excess
        Bankruptcy  Losses and  Extraordinary  Losses on the  mortgage  loans  included in the trust established for that series not allocated through subordination;

               (iii)  in the  case of an  Excess  Transaction,  the  interest  portion  of any
        Advances that were made with respect to  delinquencies  on the mortgage loans included in the trust established for that series that were ultimately  determined to be Excess
        Special Hazard Losses,  Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary
        Losses; and

               (iv)   any other  interest  shortfalls  on the mortgage  loans  included in the trust  established  for that series not covered by the  subordination  provided by the related Class M Certificates or Class B Certificates,  including  interest  shortfalls
        relating  to  the  Servicemembers   Civil  Relief  Act,  or  similar   legislation  or
        regulations, all allocated as described below.

        Any reductions  will be allocated  among the holders of all classes of certificates in proportion  to the  respective  amounts of Accrued  Certificate  Interest that would have been payable  on that  distribution  date  absent  these  reductions.  In the case of each class of
Class  A  Certificates   (other  than  any  Principal  Only  Certificates)  and  the  Class  M
Certificates  of any  series,  Accrued  Certificate  Interest  on that  class  will be further reduced by the  allocation  of the interest  portion of certain  losses on the mortgage  loans included  in the  trust  established  for  that  series,  if any,  as  described  below  under
"Description of the  Certificates-Allocation  of Losses;  Subordination."  Accrued Certificate
Interest on each class of Senior  Certificates  of any series (other than any  Principal  Only
Certificates) will be distributed on a pro rata basis.  Accrued  Certificate  Interest on each class of  certificates  is  calculated  on the basis of a 360-day  year  consisting  of twelve
30-day months.

        ADVANCE--With  respect to any mortgage loan and any distribution  date, an amount equal to the  scheduled  payments of principal  and interest  due on that  mortgage  loan during the related Due Period  which were not  received as of the close of business on the  business  day preceding the related determination date.

        AVAILABLE  DISTRIBUTION  AMOUNT--With  respect to any distribution date and any series, an amount equal to the aggregate of:

        o     the aggregate  amount of scheduled  payments on the mortgage  loans  included in the trust  established  for that  series due during the  related  Due Period and received on or prior to the related  determination  date, after deduction of the related master servicing fees and any subservicing  fees, which are collectively referred  to as  the  servicing  fees  and  payment  of any  premium  and to the applicable  Certificate Insurer with respect to any financial guaranty insurance policy related to that series;

        o     all   unscheduled   payments  on  the  mortgage  loans  included  in  the  trust
              established  for  that  series,   including  mortgagor  prepayments,   Insurance
              Proceeds,   Liquidation  Proceeds,   Subsequent  Recoveries  and  proceeds  from
              repurchases of and  substitutions  for these mortgage loans occurring during the preceding  calendar  month or,  in the case of  mortgagor  prepayments  in full, during the related Prepayment Period; and

        o     all Advances on the mortgage  loans included in the trust  established  for that
              series  made  for  that   distribution   date,  in  each  case  net  of  amounts
              reimbursable therefrom to the master servicer and any subservicer.

        In addition to the foregoing amounts,  with respect to unscheduled  collections on the mortgage  loans included in the trust  established  for that series,  not including  mortgagor prepayments,  the  master  servicer  may  elect to  treat  such  amounts  as  included  in the
Available  Distribution  Amount for the distribution date in the month of receipt,  but is not obligated to do so. As  described  in this term sheet  supplement  under  "Description  of the
Certificates-Principal  Distributions on the Senior  Certificates," any amount with respect to which such  election  is so made shall be treated as having  been  received on the last day of the  preceding  calendar  month for the purposes of  calculating  the amount of principal  and interest  distributions to any class of certificates.  With respect to any distribution  date, the determination date is the second business day prior to that distribution date.

        CAPITALIZATION  REIMBURSEMENT  AMOUNT--With  respect to any  distribution  date and any series,  the amount of  Advances  or  Servicing  Advances  that were added to the  outstanding principal  balance of the mortgage  loans  included in the trust  established  for that series during the preceding  calendar month and  reimbursed to the master  servicer or subservicer on or prior to such distribution  date, plus the  Capitalization  Reimbursement  Shortfall Amount remaining  unreimbursed  from any prior  distribution  date for that series and  reimbursed to the  master  servicer  or  subservicer  on or  prior to such  distribution  date.  The  master servicer or  subservicer  will be entitled to be  reimbursed  for these  amounts only from the principal collections on the mortgage loans in the related mortgage pool.

        CAPITALIZATION  REIMBURSEMENT  SHORTFALL  AMOUNT--With respect to any distribution date and any series,  the amount,  if any,  by which the amount of Advances or  Servicing  Advances that  were  added to the  principal  balance  of the  mortgage  loans  included  in the  trust established  for that  series  during  the  preceding  calendar  month  exceeds  the amount of principal  payments  on the  mortgage  loans in the  related  mortgage  pool  included  in the
Available Distribution Amount for that series on that distribution date.

        CERTIFICATE  PRINCIPAL  BALANCE--With respect to any offered certificate of any series, other than the Interest Only  Certificates,  as of any date of determination,  an amount equal to the sum of (x) the initial  Certificate  Principal  Balance of that  certificate and (y) in the case of any class of Accrual  Certificates,  an amount  equal to the  Accrued  Certificate
Interest added to the Certificate  Principal Balance of that class of Accrual  Certificates on each distribution  date prior to the applicable  Accretion  Termination  Date,  reduced by the aggregate of (a) all amounts  allocable to principal  previously  distributed  with respect to that  certificate  and  (b)  any  reductions  in the  Certificate  Principal  Balance  of that certificate  deemed to have occurred in connection  with  allocations  of Realized  Losses for that series in the manner  described in this term sheet  supplement,  provided that, after the
Certificate  Principal  Balances of the Class B Certificates  for any series have been reduced to  zero,  the  Certificate  Principal  Balance  of any  certificate  of the  class of Class M
Certificates  for that series  outstanding with the highest payment priority to which Realized
Losses,  other than, in the case of an Excess  Transaction,  Excess Bankruptcy Losses,  Excess
Fraud Losses,  Excess Special Hazard Losses and  Extraordinary  Losses,  on the mortgage loans included in the trust  established  for that series have been allocated  shall be increased by the  percentage  interest  evidenced  thereby  multiplied  by the  amount  of  any  Subsequent
Recoveries  thereon  not  previously  allocated,  but not by more than the amount of  Realized
Losses previously  allocated to reduce the Certificate  Principal Balance of that certificate, and the  Certificate  Principal  Balance  of the  class  of  certificates  with a  Certificate
Principal  Balance  greater  than zero  with the  lowest  payment  priority  shall be  further reduced by an amount equal to the  percentage  interest  evidenced  thereby  multiplied by the excess,  if any, of (i) the  then-aggregate  Certificate  Principal  Balance of all classes of certificates of that series then  outstanding  over (ii) the  then-aggregate  Stated Principal
Balance of all of the mortgage loans in the related mortgage pool.

        CLASS A-P COLLECTION  SHORTFALL--With  respect to each Final  Disposition of a Discount
Mortgage  Loan  included  in the trust  established  for any  series in  connection  with each distribution  date or any prior  distribution  date,  the extent that (1) the amount  included under clause  (iii) of the  definition  of Class A-P  Principal  Distribution  Amount for that distribution  date for that series is less than (2) the amount  described  in (a) under clause
(iii) of the  definition  of Class A-P  Principal  Distribution  Amount.  Notwithstanding  any
other  provision of this term sheet  supplement,  any  distribution  relating to any Class A-P
Collection  Shortfall  for any  series,  to the extent not  covered by any  amounts  otherwise distributable  to the Class B-3  Certificates  of that series,  shall result in a reduction of the amount of principal  distributions on that  distribution  date on (i) first, the Class B-2
Certificates  and Class B-1 Certificates of that series,  in that order, and (ii) second,  the
Class M Certificates of that series, in each case in reverse order of their payment priority.

        CLASS A-P PRINCIPAL DISTRIBUTION  AMOUNT--With respect to any distribution date and any series,  a distribution  allocable to principal made to holders of the Class A-P  Certificates of that series from the Available  Distribution  Amount  remaining  after the Senior  Interest
Distribution  Amount,  other  than  any  Accrual  Distribution  Amount,  for  that  series  is distributed, equal to the aggregate of:

               (i)    the related Discount  Fraction of the principal portion of the scheduled monthly payment on each Discount  Mortgage Loan included in the trust  established for that series due during the related Due Period,  whether or not received on or prior to the related  determination  date, less the Discount  Fraction of the principal portion of any related Debt Service  Reductions  which together with other  Bankruptcy  Losses for that series are in excess of the applicable Bankruptcy Amount;

               (ii)   the  related  Discount   Fraction  of  the  principal   portion  of  all
        unscheduled  collections  on  each  Discount  Mortgage  Loan  included  in  the  trust established  for that series,  other than amounts  received in connection with a Final
        Disposition  of a Discount  Mortgage Loan  described in clause (iii) below,  including mortgagor  prepayments,  repurchases  of Discount  Mortgage Loans or, in the case of a substitution,  amounts representing a principal adjustment, as required by the pooling and servicing agreement for that series,  Liquidation Proceeds,  Subsequent Recoveries and Insurance  Proceeds,  to the extent  applied as recoveries of principal,  received during the preceding calendar month or, in the case of mortgagor  prepayments in full, during the related Prepayment Period;

               (iii)  in connection  with the Final  Disposition  of a Discount  Mortgage Loan included  in the trust  established  for that series that did not result in any Excess
        Special Hazard Losses,  Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary
        Losses for that series,  an amount equal to the lesser of (a) the applicable  Discount
        Fraction of the Stated  Principal  Balance of that Discount  Mortgage Loan immediately prior to that  distribution  date and (b) the aggregate  amount of collections on that
        Discount Mortgage Loan to the extent applied as recoveries of principal;

               (iv)   any amounts  allocable to principal for any previous  distribution  date calculated pursuant to clauses (i) through (iii) above that remain undistributed; and

               (v)    an amount equal to the aggregate of the Class A-P Collection  Shortfalls for that  series for all  distribution  dates on or prior to such  distribution  date, less any amounts paid under this clause on a prior  distribution  date,  until paid in full;  provided,  that  distributions  under this clause (v) shall only be made to the extent of Eligible Funds on any distribution date; minus

               (vi)   the  related  Discount  Fraction  of the  portion of the  Capitalization
        Reimbursement  Amount for that series for such  distribution  date, if any, related to each Discount Mortgage Loan included in the related mortgage pool.

Notwithstanding  the foregoing,  on or after the Credit Support  Depletion Date, the Class A-P
Principal  Distribution  Amount with respect to any distribution  date will equal the Discount
Fraction of the principal portion of scheduled payments and unscheduled  collections  received or advanced in respect of  Discount  Mortgage  Loans  included  in the related  mortgage  pool minus the  related  Discount  Fraction  of the  portion  of the  Capitalization  Reimbursement
Amount for such distribution date, if any, related to each Discount Mortgage Loan.

        CLASS  M  PERCENTAGE--With   respect  to  the  Class  M-1,  Class  M-2  and  Class  M-3
Certificates for any series and any  distribution  date, a percentage equal to the Certificate
Principal  Balance of the related  class of Class M  Certificates  of that series  immediately prior to that  distribution  date divided by the aggregate Stated Principal  Balance of all of the mortgage loans included in the trust  established for that series,  other than the related
Discount  Fraction of the Stated  Principal  Balance of each  Discount  Mortgage Loan for that series, immediately prior to that distribution date.

        CREDIT SUPPORT  DEPLETION  DATE--For any series,  the first  distribution date on which the Senior Percentage equals 100%.

        DECEASED  HOLDER--For  any series  with a class of Random Lot Insured  Certificates,  a beneficial  owner of a Random Lot Insured  Certificate  of that class who was a natural person living  at the  time  that  holder's  interest  was  acquired  and  whose  executor  or  other authorized  representative  causes  to be  furnished  to the  participant,  evidence  of death satisfactory to the participant and any tax waivers requested by the participant.

        DISCOUNT  FRACTION--With  respect to each Discount  Mortgage Loan included in the trust established for any series, a fraction,  expressed as a percentage,  the numerator of which is the  Discount  Mortgage  Rate for that series minus the Net  Mortgage  Rate for such  Discount
Mortgage  Loan and the  denominator  of which is the Discount  Mortgage  Rate for that series.
The Class A-P  Certificates  of any series will be entitled to payments  based on the Discount
Fraction of the Discount Mortgage Loans included in the trust established for that series.

        DISCOUNT  MORTGAGE  LOAN--For any series,  any mortgage  loan with a Net Mortgage  Rate less than the Discount Mortgage Rate for that series.

        DISCOUNT MORTGAGE RATE--For any series,  the rate set forth in any final term sheet for that series.

        DUE DATE--With  respect to any distribution date and any mortgage loan, the date during the related Due Period on which scheduled payments are due.

        DUE  PERIOD--With  respect to any  distribution  date,  the calendar month in which the distribution date occurs.

        ELIGIBLE  FUNDS--With  respect to any distribution  date and for any series,  an amount equal to the excess of (i) the  Available  Distribution  Amount for that  series over (ii) the sum of the Senior Interest  Distribution  Amount,  the Senior  Principal  Distribution  Amount
(determined   without  regard  to  clause  (iv)  of  the   definition  of  "Senior   Principal
Distribution  Amount"),  the Class  A-P  Principal  Distribution  Amount  (determined  without regard to clause (v) of the definition of "Class A-P Principal  Distribution  Amount") and the
aggregate  amount of  Accrued  Certificate  Interest  on the Class M,  Class B-1 and Class B-2
Certificates for that series.

        EXCESS  BANKRUPTCY  LOSSES--For  any  Excess  Transaction,  Bankruptcy  Losses  on  the
mortgage  loans included in the trust  established  for any series in excess of the Bankruptcy
Amount for that series.

        EXCESS FRAUD LOSSES--For any Excess  Transaction,  Fraud Losses on the mortgage  loans included in the trust  established  for any series in excess of the Fraud Loss Amount for that series.

        EXCESS  SPECIAL HAZARD  LOSSES--For any Excess  Transaction,  Special Hazard Losses on
the mortgage loans included in the trust  established  for any series in excess of the Special
Hazard Amount for that series.

        EXCESS  SUBORDINATE   PRINCIPAL   AMOUNT--For  any  series  and  with  respect  to  any
distribution  date on which the Certificate  Principal  Balance of the most subordinate  class or classes of  certificates  of that series then  outstanding  is to be reduced to zero and on which  Realized  Losses for that series are to be  allocated  to that class or those  classes, the  amount,  if  any,  by  which  (i)  the  amount  of  principal  that  would  otherwise  be distributable  on that class or those classes of  certificates  on that  distribution  date is greater than (ii) the excess, if any, of the aggregate  Certificate  Principal Balance of that class or those classes of certificates  immediately  prior to that  distribution date over the aggregate  amount of Realized  Losses for that series to be  allocated  to that class or those classes of  certificates  on that  distribution  date,  as  reduced  by any amount  calculated pursuant to clause (v) of the definition of "Class A-P Principal Distribution Amount."

        EXCESS TRANSACTION--A  series of certificates in which Fraud Losses,  Bankruptcy Losses and Special  Hazard Losses up to the Fraud Loss Amount,  Bankruptcy  Amount and Special Hazard
Amount,  respectively,  and Extraordinary Losses are allocated as set forth herein in a manner distinct from Realized  Losses (other than Fraud Losses,  Bankruptcy  Losses,  Special  Hazard
Losses and Extraordinary Losses).

        FINAL  DISPOSITION--With  respect to a defaulted  mortgage loan, a Final Disposition is deemed to have occurred upon a  determination  by the master servicer that it has received all
Insurance  Proceeds,  Liquidation  Proceeds and other  payments or cash  recoveries  which the master servicer  reasonably and in good faith expects to be finally  recoverable  with respect to the mortgage loan.

        INSURED  CERTIFICATES--For  any  series,  any  class of  certificates  specified  to be insured certificates in any final term sheet for that class of certificates.

        INTEREST  ACCRUAL  PERIOD-- For  any   distribution   date  and  for  all  classes  of
certificates  other  than  any  Floating  Rate  Certificates  and any  Inverse  Floating  Rate
Certificates of any series,  the calendar month preceding the month in which the  distribution date occurs,  and for any  distribution  date and for any Floating Rate  Certificates  and any
Inverse  Floating Rate  Certificates of any series,  the period beginning on the 25th calendar day of the month  preceding  the month in which such  distribution  date  occurs and ending on the 24th day of the  month  in  which  such  distribution  date  occurs.  Notwithstanding  the foregoing,  the  distributions  of  interest  on any  distribution  date  for all  classes  of certificates  of any series,  including any Floating Rate  Certificates  and Inverse  Floating
Rate Certificates,  will reflect interest accrued,  and receipts for that interest accrued, on the  mortgage  loans  included  in the trust  established  for that  series for the  preceding calendar month, as may be reduced by any Prepayment  Interest  Shortfall and other  shortfalls in collections of interest thereon to the extent described in this term sheet supplement.

        LIBOR--For any  distribution  date and for any class of Floating Rate  Certificates and
Inverse  Floating Rate  Certificates  of that series for which it is the applicable  index for any such class,  the  arithmetic  mean of the London  Interbank  Offered Rate  quotations  for one-month Eurodollar deposits, determined monthly as described in this term sheet supplement.

        INTEREST ONLY  CERTIFICATES--For  any series,  the Class A-V Certificates and any other class of Class A  Certificates  specified to be interest only  certificates  in any final term sheet for that class of certificates.

        NET MORTGAGE  RATE--As to a mortgage  loan  included in the trust  established  for any series,  the mortgage rate minus the rate per annum at which the related master  servicing and subservicing fees accrue.

        NON-DISCOUNT  MORTGAGE LOAN--For any series, the mortgage loans other than the Discount
Mortgage Loans of that series.

        NOTIONAL AMOUNT--With respect to any date of determination,  the Notional Amount of the
Class A-V Certificates  for any series is equal to the aggregate  Stated Principal  Balance of the mortgage  loans included in the trust  established  for that series  immediately  prior to that date, and the Notional Amount of any other class of Interest Only  Certificates  included in that  series  will be the  notional  amount  set  forth in any  final  term  sheet for that class.  Reference  to a Notional  Amount is solely for  convenience  in specific  calculations and does not represent the right to receive any distributions allocable to principal.

        PRINCIPAL ONLY  CERTIFICATES--For  any series, the Class A-P Certificates and any other class of Class A Certificates  specified to be principal only  certificates  in any final term sheet for that class of certificates.

        RANDOM LOT INSURED  CERTIFICATES--For  any series, any class of Insured Certificates of that series  subject to random lot  procedures  and special rules  regarding  the  procedures, practices  and  limitations  applicable  to the  distribution  of  principal  on  the  related mortgage loans,  as described in this term sheet  supplement and any final term sheet for that class.

        RECORD DATE--With  respect to any certificates and any distribution  date, the close of business on the last business day of the preceding calendar month.

        ROUNDING  ACCOUNT--For  any series with a class of Random Lot Insured  Certificates,  a non-interest  bearing  account to be  established  on the closing date for that series as more fully described in any final term sheet for that class.

        SENIOR  ACCELERATED  DISTRIBUTION  PERCENTAGE--For  each series and with respect to any distribution  date occurring  during the first five years  following the closing date for that series,  100%.  The Senior  Accelerated  Distribution  Percentage  for any  distribution  date occurring  after the first five years  following  the closing  date for that series will be as follows:

        o     with  respect to any  distribution  date during the sixth year after the closing
              date  for  that  series,   the  Senior   Percentage  for  that  series  on  that
              distribution  date plus 70% of the  Subordinate  Percentage  for that  series on that distribution date;

        o     with respect to any distribution  date during the seventh year after the closing
              date  for  that  series,   the  Senior   Percentage  for  that  series  on  that
              distribution  date plus 60% of the  Subordinate  Percentage  for that  series on that distribution date;

        o     with respect to any  distribution  date during the eighth year after the closing
              date  for  that  series,   the  Senior   Percentage  for  that  series  on  that
              distribution  date plus 40% of the  Subordinate  Percentage  for that  series on that distribution date;

        o     with  respect to any  distribution  date during the ninth year after the closing
              date  for  that  series,   the  Senior   Percentage  for  that  series  on  that
              distribution  date plus 20% of the  Subordinate  Percentage  for that  series on that distribution date; and

        o     with respect to any  distribution  date for that series  thereafter,  the Senior
              Percentage for that series on that distribution date.

If on any distribution date for that series the Senior  Percentage  exceeds the initial Senior
Percentage,   the  Senior  Accelerated   Distribution  Percentage  for  that  series  on  that
distribution date will once again equal 100%.

        Any scheduled  reduction to the Senior  Accelerated  Distribution  Percentage  for any
series shall not be made as of any distribution date unless either:

               (a)(i)(X)  the  outstanding  principal balance of mortgage loans in the related mortgage pool delinquent 60 days or more,  including mortgage loans in foreclosure and
        REO, averaged over the last six months,  as a percentage of the aggregate  outstanding
        Certificate  Principal  Balance of the Class M  Certificates  and Class B Certificates
        for  that  series,  is less  than  50% or (Y) the  outstanding  principal  balance  of mortgage  loans in the related  mortgage pool  delinquent  60 days or more,  including mortgage  loans in  foreclosure  and REO,  averaged  over  the last six  months,  as a percentage of the aggregate  outstanding  principal  balance of all mortgage  loans in the related mortgage pool averaged over the last six months, does not exceed 2%, and

               (ii)   Realized  Losses on the mortgage  loans in the related  mortgage pool to date for that  distribution  date,  if occurring  during the sixth,  seventh,  eighth, ninth or tenth year, or any year  thereafter,  after the closing date for that series, are less than 30%,  35%,  40%,  45% or 50%,  respectively,  of the sum of the  initial
        Certificate  Principal  Balances of the Class M Certificates  and Class B Certificates
        for that series; or

               (b)(i) the  outstanding  principal  balance of  mortgage  loans in the  related mortgage pool delinquent 60 days or more,  including mortgage loans in foreclosure and
        REO, averaged over the last six months,  as a percentage of the aggregate  outstanding principal  balance of all mortgage  loans in the related  mortgage  pool averaged over the last six months, does not exceed 4%, and

               (ii)   Realized  Losses on the mortgage  loans in the related  mortgage pool to date for that  distribution  date,  if occurring  during the sixth,  seventh,  eighth, ninth or tenth year, or any year  thereafter,  after the closing date for that series, are less than 10%,  15%,  20%,  25% or 30%,  respectively,  of the sum of the  initial
        Certificate  Principal  Balances of the Class M Certificates  and Class B Certificates
        for that series.

        Notwithstanding  the foregoing,  upon reduction of the Certificate  Principal Balances of the Senior  Certificates  of any series,  other than the Class A-P  Certificates,  to zero, the Senior Accelerated Distribution Percentage for that series will equal 0%.

        SENIOR  INTEREST   DISTRIBUTION   AMOUNT--For  any  series  and  with  respect  to  any
distribution date, the aggregate amount of Accrued  Certificate  Interest to be distributed to the holders of the Senior  Certificates for that series on that distribution  date,  including any Accrual Distribution Amount.

        SENIOR  PERCENTAGE--For  any series and with  respect to each  distribution  date,  the percentage equal to the aggregate  Certificate  Principal  Balance of the Senior  Certificates
of  that  series,   other  than  the  Class  A-P  Certificates,   immediately  prior  to  that
distribution  date divided by the aggregate  Stated  Principal  Balance of all of the mortgage loans included in the trust  established for that series,  other than the Discount Fraction of the Stated  Principal  Balance  of the  Discount  Mortgage  Loans,  immediately  prior to that distribution  date.  The  initial  Senior  Percentage  for any series is less than the initial percentage  interest  in the  related  trust  evidenced  by  the  Senior  Certificates  in the aggregate  because that  percentage is  calculated  without  regard to either the  Certificate
Principal  Balance  of the Class A-P  Certificates  or the  Discount  Fraction  of the  Stated
Principal Balance of each Discount Mortgage Loan.

        SENIOR  PRINCIPAL  DISTRIBUTION   AMOUNT--For  any  series  and  with  respect  to  any
distribution  date,  the  lesser  of (a) the  balance  of the  Available  Distribution  Amount remaining after the Senior Interest  Distribution Amount and Class A-P Principal  Distribution
Amount  (determined  without  regard to clause (v) of the  definition  of "Class A-P Principal
Distribution Amount") have been distributed for that series and (b) the sum of:

               (i)    the product of (A) the  then-applicable  Senior  Percentage  and (B) the aggregate of the following amounts:

                     (1)     the principal  portion of all scheduled  monthly  payments on the mortgage  loans  included in the trust  established  for that series  other than the related  Discount  Fraction of the principal  portion of those payments with respect to each  Discount  Mortgage  Loan,  due during the  related  Due Period, whether or not  received on or prior to the  related  determination  date,  less the  principal  portion  of Debt  Service  Reductions,  other  than the  related
              Discount Fraction of the principal  portion of the Debt Service  Reductions with respect to each Discount  Mortgage Loan,  which  together with other  Bankruptcy
              Losses on the related  mortgage pool are in excess of the Bankruptcy  Amount for that series;

                     (2)     the  principal  portion of all  proceeds of the  repurchase  of a mortgage  loan  included  in the trust  established  for that  series or, in the case of a  substitution,  amounts  representing  a principal  adjustment,  other than the related  Discount  Fraction of the principal  portion of those proceeds with  respect  to each  Discount  Mortgage  Loan,  as  required  by the  related pooling and servicing agreement during the preceding calendar month; and

                     (3)     the principal  portion of all other  unscheduled  collections  on
              the  mortgage  loans  included  in  the  trust   established  for  that  series,
              including Subsequent  Recoveries,  received during the preceding calendar month, other than full and partial  mortgagor  prepayments and any amounts  received in connection  with a Final  Disposition  of a mortgage  loan  described  in clause
              (ii) below,  to the extent  applied as recoveries  of principal,  other than the related  Discount  Fraction  of  the  principal  portion  of  those  unscheduled collections, with respect to each Discount Mortgage Loan;

               (ii)   in  connection  with the Final  Disposition  of a  mortgage  loan on the mortgage loans included in the trust  established for that series (x) that occurred in the preceding  calendar month and (y) in the case of an Excess  Transaction,  that did not  result  in  any  Excess  Special  Hazard  Losses,  Excess  Fraud  Losses,  Excess
        Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of:

                     (1)     the  then-applicable  Senior  Percentage  for that  series of the
              Stated  Principal  Balance  of  that  mortgage  loan,  other  than  the  related
              Discount  Fraction of the Stated Principal  Balance,  with respect to a Discount
              Mortgage Loan; and

                     (2)     the then-applicable  Senior Accelerated  Distribution  Percentage for that series of the related  unscheduled  collections  on the mortgage  loans
              included  in  the  trust  established  for  that  series,   including  Insurance
              Proceeds  and  Liquidation  Proceeds,  to the extent  applied as  recoveries  of principal,  in each  case  other  than  the  portion  of the  collections,  with
              respect  to  a  Discount  Mortgage  Loan,   included  in  clause  (iii)  of  the
              definition of Class A-P Principal Distribution Amount;

               (iii)  the then-applicable Senior Accelerated  Distribution Percentage for that series of the aggregate of all partial  mortgagor  prepayments  on the mortgage  loans included in the trust  established for that series made during the preceding  calendar month and mortgagor  prepayments  in full made during the related  Prepayment  Period, other than the related  Discount  Fraction of mortgagor  prepayments,  with respect to each Discount Mortgage Loan;

               (iv)   any  Excess  Subordinate  Principal  Amount  for  that  series  on  that distribution date; and

               (v)    any amounts  allocable to principal for any previous  distribution  date calculated  pursuant to clauses (i) through (iii) above that remain  undistributed  to the extent that any of those  amounts are not  attributable  to Realized  Losses which were  allocated to the Class M Certificates  or Class B  Certificates  of that series;
        minus

               (vi)   the  Capitalization   Reimbursement  Amount  for  that  series  on  such
        distribution  date,  other than the related  Discount  Fraction of any portion of that amount  related  to  each  Discount  Mortgage  Loan,  multiplied  by a  fraction,  the numerator  of which is the Senior  Principal  Distribution  Amount for that  series on
        such  distribution   date,  without  giving  effect  to  this  clause  (vi),  and  the denominator of which is the sum of the principal  distribution amounts for all classes of certificates of that series other than the Class A-P  Certificates,  without giving effect to any reductions for the Capitalization Reimbursement Amount.

        SENIOR SUPPORT  CERTIFICATES--For any series, any class of Class A Certificates of that series  specified to be senior support  certificates in any final term sheet for that class of certificates.

        SUBORDINATE  PERCENTAGE--As of any date of  determination  for any series, a percentage equal to 100% minus the Senior Percentage for that series as of that date.

        SUBSEQUENT  RECOVERIES--Subsequent  recoveries,  net  of  reimbursable  expenses,  with respect  to  mortgage  loans  that have been  previously  liquidated  and that  resulted  in a
Realized Loss.

        SUPER SENIOR  CERTIFICATES--For  any series,  any class of Class A Certificates  of any series  specified  to be super senior  certificates  in any final term sheet for that class of certificates.

        SUPER SENIOR  OPTIMAL  PERCENTAGE--For  any specified  class or classes of Super Senior
Certificates  of any series  and as to any  distribution  date on or after the Credit  Support
Depletion Date for that series, a percentage  expressed as a fraction,  the numerator of which is the Certificate  Principal Balance of those Super Senior Certificates  immediately prior to that  distribution  date and the denominator of which is the aggregate  Certificate  Principal
Balance of the Senior Certificates  (other than the Class A-P Certificates)  immediately prior to that distribution date.

        SUPER SENIOR OPTIMAL PRINCIPAL DISTRIBUTION  AMOUNT--For any specified class or classes of Super Senior  Certificates  of any series and as to any  distribution  date on or after the
Credit  Support  Depletion  Date for  that  series  and with  respect  to those  Super  Senior
Certificates,  an  amount  equal  to the  product  of (a) the  related  Super  Senior  Optimal
Percentage and (b) the amounts  described in clause (b) of the definition of Senior  Principal
Distribution Amount for that series.

               INTEREST DISTRIBUTIONS

        Holders of each class of Senior  Certificates  of any series other than the  Principal
Only  Certificates  will be entitled to receive  interest  distributions in an amount equal to the Accrued  Certificate  Interest on that class on each  distribution  date, to the extent of the Available  Distribution  Amount for that series on that distribution  date,  commencing on the first  distribution date in the case of all classes of Senior  Certificates of that series entitled  to  interest  distributions,  other than any class of Accrual  Certificates  of that series,  and commencing on the Accretion  Termination Date for that class in the case of those
Accrual Certificates.

        Holders  of each  class of Class M  Certificates  of any series  will be  entitled  to receive  interest  distributions  in an amount  equal to the Accrued  Certificate  Interest on that class on each distribution date, to the extent of the Available  Distribution  Amount for that series on that  distribution  date after  distributions  of interest and principal to the
Senior  Certificates  of that series,  reimbursements  for some Advances on the mortgage loans in the  related  mortgage  pool to the master  servicer  and  distributions  of  interest  and principal  to any  class of  Class M  Certificates  of that  series  having  a higher  payment priority.

        As described in the definition of "Accrued Certificate  Interest," Accrued Certificate
Interest on each class of  certificates  of any series is subject to reduction in the event of specified  interest  shortfalls on the mortgage  loans in the related  mortgage pool allocable thereto.  However,  in the event that any such  interest  shortfall  on the  related  mortgage loans for any series is  allocated  to a class of Insured  Certificates  of that  series,  the amount of such allocated interest shortfall,  subject to any applicable  limitations,  will be
drawn  under  the  applicable   financial   guaranty  insurance  policy  for  that  class  and
distributed to the holders of that class of Insured Certificates; provided that:

               (i)    no such  draw  will be made in  respect  of any  such  shortfall  on the
        related   mortgage  loans  caused  by  the  Relief  Act  or  similar   legislation  or
        regulations; and

               (ii)   no  such  draw  will  be  made in  respect  of any  Prepayment  Interest
        Shortfall on the related mortgage loans.

        Shortfalls  described  in  clauses  (i) and (ii) with  respect to the  mortgage  loans included in the trust  established for any series with a class of Insured  Certificates may be covered by any amounts  available  in any  applicable  reserve  fund for that  class,  if any, described  in any  final  term  sheet  for  that  class.  Notwithstanding  the  foregoing,  if payments  are not made as  required  under the  financial  guaranty  insurance  policy for any class of Insured  Certificates  of any series or if not  otherwise  covered by the  applicable financial  guaranty  insurance  policy,  any interest  shortfalls on the mortgage loans in the related  mortgage pool may be allocated to that class of Insured  Certificates as set forth in the definition of "Accrued Certificate Interest."

        The Principal Only Certificates are not entitled to distributions of interest.

        Prepayment  Interest Shortfalls will result because interest on prepayments in full is paid by the  related  mortgagor  only to the date of  prepayment,  and  because no interest is distributed  on  prepayments  in part, as these  prepayments in part are applied to reduce the outstanding  principal  balance of the related  mortgage loans as of the Due Date in the month of prepayment.

        However,  with  respect  to any  distribution  date  for any  series,  any  Prepayment
Interest  Shortfalls  on the  mortgage  loans in the  related  mortgage  pool  resulting  from prepayments in full or  prepayments in part made during the preceding  calendar month that are being distributed to the  certificateholders  of that series on that distribution date will be offset by the master  servicer,  but only to the extent those Prepayment  Interest  Shortfalls do not  exceed  an  amount  equal to the  lesser of (a)  one-twelfth  of 0.125% of the  Stated
Principal  Balance of the mortgage loans in the related  mortgage pool  immediately  preceding that  distribution  date and (b) the sum of the  master  servicing  fee  payable to the master servicer for its master servicing  activities and  reinvestment  income received by the master servicer  on  amounts  payable  with  respect to that  series on that  distribution  date.  No assurance can be given that the master  servicing  compensation  available to cover Prepayment
Interest  Shortfalls will be sufficient  therefor.  Any Prepayment  Interest  Shortfalls which are not covered by the master  servicer on any  distribution  date will not be  reimbursed  on any future  distribution  date.  See  "Pooling  and  Servicing  Agreement--Servicing  and Other
Compensation and Payment of Expenses" in this term sheet supplement.

        If on any distribution date the Available  Distribution  Amount for any series is less than  Accrued  Certificate  Interest  on the  Senior  Certificates  of that  series  for  that distribution  date,  the  shortfall  will be  allocated  among the  holders of all  classes of
Senior  Certificates  of that  series in  proportion  to their  respective  amounts of Accrued
Certificate  Interest  for  that  distribution  date.  In  addition,  the  amount  of any such interest  shortfalls  on the mortgage  loans in the related  mortgage pool that are covered by subordination,  specifically,  interest  shortfalls  not described in clauses (i) through (iv)
in the  definition  of  Accrued  Certificate  Interest,  will be  unpaid  Accrued  Certificate
Interest and will be  distributable  to holders of the certificates of that series entitled to those amounts on subsequent  distribution  dates,  in each case to the extent of the Available
Distribution  Amount for that series after  interest  distributions  as described in this term sheet supplement.

        These interest  shortfalls could occur, for example,  if delinquencies on the mortgage loans included in the related mortgage pool were  exceptionally  high and were concentrated in a  particular  month and  Advances by the master  servicer  did not cover the  shortfall.  Any amounts so  carried  forward  will not bear  interest.  Any  interest  shortfalls  will not be offset by a reduction  in the  servicing  compensation  of the master  servicer or  otherwise, except to the limited  extent  described  in the second  preceding  paragraph  with respect to
Prepayment Interest Shortfalls.

        Prior to the distribution date on which the Accretion  Termination Date for any series with a class of Accrual  Certificates  occurs,  interest shortfalls allocated to each class of
Accrual  Certificates  of that series will reduce the amount that is added to the  Certificate
Principal  Balance  of  that  class  in  respect  of  Accrued  Certificate  Interest  on  that distribution  date, and will result in a corresponding  reduction of the amount  available for distribution  relating to  principal  on the related  class or classes of  Accretion  Directed
Certificates  and will cause the  Certificate  Principal  Balance of those  certificates to be reduced to zero later than would  otherwise  be the case.  See "Certain  Yield and  Prepayment
Considerations"  in this  term  sheet  supplement.  Because  any  interest  shortfalls  on the mortgage loans in the related  mortgage pool allocated to a class of Accrual  Certificates  of any series prior to the  distribution  date on which the Accretion  Termination  Date for that class occurs will result in the  Certificate  Principal  Balance of that class being less than they would otherwise be, the amount of Accrued  Certificate  Interest that will accrue on that class in the  future  and the amount  that will be  available  for  distribution  relating  to principal on the related class or classes of Accretion  Directed  Certificates  and that class of Accrual Certificates will be reduced.

        The  pass-through  rates on all classes of offered  certificates of any series will be as described in any final term sheet for a class of certificates.

        The  pass-through  rate on the  Variable  Strip  Certificates  of any  series  on each distribution  date will equal the weighted  average,  based on the Stated Principal Balance of the  mortgage  loans  included  in  the  related  mortgage  pool  immediately  preceding  that distribution  date of the pool  strip  rates  on each of the  mortgage  loans  in the  related mortgage  pool.  The pool strip rate on any  mortgage  loan  included in the related  mortgage pool is equal to its Net Mortgage Rate minus the Discount  Mortgage Rate for that series,  but not less than 0.00%.

        As  described  in  this  term  sheet  supplement,  the  Accrued  Certificate  Interest allocable  to each  class  of  certificates  of any  series,  other  than the  Principal  Only
Certificates,  which  are  not  entitled  to  distributions  of  interest,  is  based  on  the
Certificate   Principal  Balance  of  that  class  or,  in  the  case  of  the  Interest  Only
Certificates, on the Notional Amount of that class.

               DETERMINATION OF LIBOR

        For any class of Floating Rate  Certificates and Inverse Floating Rate Certificates of
any series for which LIBOR is the  applicable  index,  LIBOR for any Interest  Accrual  Period after the  initial  Interest  Accrual  Period will be  determined  as  described  in the three succeeding paragraphs, except is otherwise set forth in any final term sheet for that class.

        On each  distribution  date,  LIBOR shall be  established by the trustee and as to any
Interest  Accrual  Period for any class of Floating  Rate  Certificates  and Inverse  Floating
Rate  Certificates  of that series for which  LIBOR is the  applicable  index,  other than the initial Interest  Accrual Period,  LIBOR will equal the rate for United States dollar deposits for one month  which  appears  on the  Telerate  Screen  Page 3750 of the  Moneyline  Telerate
Capital  Markets Report as of 11:00 A.M.,  London time, on the second LIBOR business day prior to the  first  day of that  Interest  Accrual  Period,  or the  LIBOR  rate  adjustment  date.
Telerate  Screen Page 3750 means the display  designated as page 3750 on the Telerate  Service or any other page as may  replace  page 3750 on that  service  for the  purpose of  displaying
London  interbank  offered  rates of major banks.  If the rate does not appear on that page or any other  page as may  replace  that page on that  service,  or if the  service  is no longer offered,  any other service for displaying  LIBOR or comparable  rates that may be selected by the trustee after  consultation with the master servicer,  the rate will be the reference bank rate.

        The  reference  bank  rate  will be  determined  on the  basis  of the  rates at which deposits  in U.S.  Dollars  are  offered by the  reference  banks,  which shall be three major banks that are  engaged  in  transactions  in the London  interbank  market,  selected  by the trustee  after  consultation  with the  master  servicer.  The  reference  bank  rate  will be determined as of 11:00 A.M.,  London time, on the day that is one LIBOR  business day prior to the immediately  preceding  distribution  date to prime banks in the London  interbank  market for a period  of one  month  in  amounts  approximately  equal  to the  aggregate  Certificate
Principal  Balance of any class of  Floating  Rate  Certificates  and  Inverse  Floating  Rate
Certificates  of that series for which LIBOR is the  applicable  index then  outstanding.  The trustee will request the principal  London office of each of the reference  banks to provide a quotation  of its  rate.  If at least  two  quotations  are  provided,  the  rate  will be the arithmetic  mean of the  quotations.  If on that date fewer than two  quotations  are provided as requested,  the rate will be the  arithmetic  mean of the rates quoted by one or more major banks in New York City,  selected by the trustee after  consultation with the master servicer, as of 11:00  A.M.,  New York City  time,  on that date for loans in U.S.  Dollars  to  leading
European  banks for a period  of one month in  amounts  approximately  equal to the  aggregate
Certificate  Principal  Balance  of any  class  of  Floating  Rate  Certificates  and  Inverse
Floating  Rate  Certificates  of that  series  for which  LIBOR is the  applicable  index then outstanding.  If no  quotations  can be  obtained,  the  rate  will be  LIBOR  for  the  prior distribution  date;  provided  however,  if, under the  priorities  listed  previously in this paragraph,  LIBOR  for  a  distribution  date  would  be  based  on  LIBOR  for  the  previous distribution  date for the third  consecutive  distribution  date,  the trustee  shall,  after consultation with the master servicer,  select an alternative  comparable index over which the trustee  has no control,  used for  determining  one-month  Eurodollar  lending  rates that is calculated  and  published  or  otherwise  made  available  by  an  independent  party.  LIBOR business  day  means  any day  other  than (i) a  Saturday  or a Sunday or (ii) a day on which banking  institutions  in the city of London,  England are required or authorized by law to be closed.

        The  establishment  of LIBOR  by the  trustee  and the  master  servicer's  subsequent calculation of the pass-through  rates  applicable to any class of Floating Rate  Certificates and Inverse  Floating  Rate  Certificates  of that  series for which  LIBOR is the  applicable index for the relevant  Interest  Accrual Period,  in the absence of manifest  error,  will be final and binding.

               PRINCIPAL DISTRIBUTIONS ON THE SENIOR CERTIFICATES

        The holders of the Senior  Certificates  of any series,  other than the Interest  Only
Certificates,  which are not  entitled  to  distributions  of  principal,  will be entitled to receive on each  distribution  date, in the priority  described in this term sheet  supplement and any final term sheet for that  series  and to the extent of the  portion of the  Available
Distribution  Amount  for that  series  remaining  after the  distribution  of the  applicable
Senior  Interest   Distribution   Amount,  other  than  any  Accrual  Distribution  Amount,  a distribution  allocable  to  principal  equal  to  the  sum of the  related  Senior  Principal
Distribution  Amount, any Accrual  Distribution Amount for a class of Accrual Certificates and the Class A-P Principal Distribution Amount for that series.

        After distribution of the applicable Senior Interest  Distribution  Amount, other than any  Accrual  Distribution  Amount  for a class  of  Accrual  Certificates,  distributions  of principal on the Senior  Certificates  of each series on each  distribution  date will be made as follows:

        (a)    Prior to the occurrence of the Credit Support Depletion Date for that series:
                      (1)    the Class  A-P  Principal  Distribution  Amount  for that  series shall be  distributed  to the  Class  A-P  Certificates,  in  reduction  of the
               Certificate Principal Balance thereof,  until the Certificate Principal Balance thereof has been reduced to zero;

                      (2)    any   Accrual   Distribution   Amount  for  a  class  of  Accrual
               Certificates  of that series  shall be  distributed  (x) first,  to the related class or  classes  of  Accretion  Directed  Certificates  in  reduction  of the
               Certificate Principal Balance thereof,  until the Certificate Principal Balance thereof has been reduced to zero,  in  accordance  with the priority of payment set forth in any  final  term  sheet for that  class,  and (y)  second,  to the related  class  or  classes  of  Accrual  Certificates,  in  reduction  of  the
               Certificate  Principal  Balances  thereof,   until  the  Certificate  Principal
               Balances thereof have been reduced to zero;

                      (3)    the Senior  Principal  Distribution  Amount shall be  distributed to the Class A  Certificates  for that  series,  other than any  Interest  Only
               Certificates,  in the order of priority  described  in any final term sheet for that series;

        (b)    On or  after  the  occurrence  of the  Credit  Support  Depletion  Date for any series,  all priorities  relating to  distributions  as described in clause (a) above relating to principal among the Senior  Certificates of that series will be  disregarded.  Instead,  an amount  equal  to the  Class  A-P  Principal  Distribution  Amount  for  that  series  will be distributed to the Class A-P Certificates,  and then the Senior Principal  Distribution Amount for that series  will be  distributed  to the Senior  Certificates  of that series  remaining, other  than  the  Class  A-P  Certificates,  pro  rata in  accordance  with  their  respective outstanding  Certificate  Principal Balances;  provided,  however, that until reduction of the
Certificate  Principal  Balance of any class or classes of Super Senior  Certificates to zero, the  aggregate  amount  distributable  to any  related  class or  classes  of  Senior  Support
Certificates  and such  class or  classes  of Super  Senior  Certificates  in  respect  of the aggregate  Accrued  Certificate  Interest  thereon and in respect of their  aggregate pro rata portion of the  Senior  Principal  Distribution  Amount for that  series  will be  distributed among those certificates in the following  priority:  first, to such class or classes of Super
Senior  Certificates,  up to an amount  equal to the  Accrued  Certificate  Interest  thereon;
second,  to the related class or classes of Super Senior  Certificates,  up to an amount equal to the related  Super  Senior  Optimal  Principal  Distribution  Amount,  in  reduction of the
Certificate  Principal  Balance thereof,  until the Certificate  Principal Balance thereof has been reduced to zero;  third, to the related class or classes of Senior Support  Certificates, up to an  amount  equal to the  Accrued  Certificate  Interest  thereon;  and  fourth,  to the
related  class  or  classes  of  Senior  Support  Certificates,   the  remainder,   until  the
Certificate Principal Balance thereof has been reduced to zero.

        (c)    After   reduction  of  the  Certificate   Principal   Balances  of  the  Senior
Certificates of any series,  other than the Class A-P  Certificates,  to zero but prior to the
Credit Support Depletion Date for that series, the Senior  Certificates,  other than the Class
A-P  Certificates,  will  be  entitled  to no  further  distributions  of  principal  and  the
Available  Distribution  Amount  for that  series  will be paid  solely to the  holders of the
Class A-P,  the Class A-V,  Class M and Class B  Certificates,  in each case as  described  in this term sheet supplement.

               PRINCIPAL DISTRIBUTIONS ON CERTAIN CLASSES OF INSURED CERTIFICATES

        A  class  of  Insured  Certificates  for any  series  may be  subject  to  random  lot procedures and special rules  regarding the procedures,  practices and limitations  applicable to the  distribution of principal on the mortgage loans included in the trust  established for that series.

        General.  Beneficial  owners of any class of Random Lot Insured  Certificates have the right to request that  distributions  of principal be made with respect to their  certificates on any  distribution  date on  which  that  class  of  certificates  is  entitled  to  receive distributions  of principal.  As to  distributions  of principal among holders of any class of
Random Lot Insured  Certificates,  Deceased Holders who request distributions will be entitled to first  priority,  and  beneficial  owners of any class of Random Lot  Insured  Certificates other than Deceased Holders,  referred to as Living Holders,  who request  distributions  will be entitled to a second priority.

        Prospective  certificateholders in any class of Random Lot Insured Certificates of any series  should  be  aware  that  distributions  of  principal  on  those  certificates  may be significantly  earlier or later  than the date that may be desired by that  certificateholder.
All  such  requested  distributions  are  subject  to the  priorities  described  below  under
"--Priority of Requested  Distributions" and are further subject to the limitation that they be made  (i)  only in  lots  equal  to  integral  multiples  of  $1,000  of the  related  initial
Certificate  Principal  Balance,  each such certificate  referred to as an Individual  Insured
Certificate  and  (ii)  only  to  the  extent  that  the  portion  of  the  Senior   Principal
Distribution  Amount for the  applicable  series  allocated to any class of Random Lot Insured
Certificates  on the  applicable  distribution  date  (plus  any  amounts  available  from the related  Rounding  Account  for that  series)  provides  sufficient  funds for such  requested distributions.  To  the  extent  that  amounts  available  for  distributions  in  respect  of principal  on any class of Random Lot Insured  Certificates  on any  distribution  date exceed the  aggregate  amount of the  requests  made by  Deceased  Holders  and  Living  Holders  for principal  distributions  applicable to that  distribution  date,  such excess amounts will be distributed  to the  beneficial  owners of any class of Random  Lot  Insured  Certificates  by random lot, as described below under  "--Mandatory  Distributions  of Principal on any Class of
Random Lot Insured Certificates" below.

        On each  distribution  date  on  which  amounts  are  available  for  distribution  in
reduction  of  the  Certificate   Principal  Balance  of  any  class  of  Random  Lot  Insured
Certificates of any series,  the aggregate  amount  allocable to such  distributions  for that class will be rounded,  as  necessary,  to an amount equal to an integral  multiple of $1,000, except as provided  below,  in accordance  with the  limitations  set forth in this term sheet supplement.  Such  rounding  will be  accomplished  on the  first  distribution  date on which distributions  of  principal  on that class of Random  Lot  Insured  Certificates  are made by withdrawing  from the related  Rounding  Account for that series the amount of funds,  if any, needed to round the amount  otherwise  available  for that  distribution  with respect to that class of Random Lot  Insured  Certificates  upward to the next  higher  integral  multiple  of
$1,000.  On each  succeeding  distribution  date on which  distributions  of principal on that class of Random Lot Insured  Certificates  are to be made, the aggregate  amount  allocable to that  class of  Random  Lot  Insured  Certificates  will be  applied  first to repay any funds withdrawn from the Rounding Account for that series on the prior  distribution  date, and then the remainder of such  allocable  amount,  if any, will be similarly  rounded  upward  through another  withdrawal from the Rounding  Account for that series and distributed in reduction of the  Certificate  Principal  Balance of that class of Random  Insured Lot  Certificates.  This process  will  continue  on  succeeding  distribution  dates until the  Certificate  Principal
Balance of that class of Random Lot Insured  Certificates  has been reduced to zero. Thus, the aggregate  distribution  made in reduction of the Certificate  Principal Balance of that class of Random Lot Insured  Certificates  on each  distribution  date may be slightly  more or less than would be the case in the absence of such rounding  procedures,  but such  difference will be no more than $999.99 on any distribution  date. Under no circumstances  will the sum of all distributions  made in reduction of the Certificate  Principal  Balance of any class of Random
Lot Insured  Certificates of any series,  through any distribution  date, be less than the sum of such distributions that would have resulted in the absence of such rounding procedures.

        Notwithstanding any provisions in this term sheet supplement to the contrary,  on each distribution  date  following  the first  distribution  date on which any Realized  Losses are allocated to the Insured  Certificates of any series,  including any Realized Losses allocated to the Insured  Certificates  for which payment is not made under the policy,  distribution in reduction of the Certificate  Principal  Balance of the Insured  Certificates will be made pro rata  among the  holders  of the  Insured  Certificates  in  accordance  with the  outstanding
Certificate  Principal  Balance  and will  not be made in  integral  multiples  of  $1,000  or pursuant to requested distributions or mandatory distributions by random lot.

        There is no assurance that a beneficial  owner of a Random Lot Insured  Certificate of any series who has submitted a request for a  distribution  will receive the  distribution  at any  particular  time after the  distribution  is  requested,  since there can be no assurance that funds will be available for making those  distributions  on any  particular  distribution date,  or, even if funds are available  for making  principal  distributions  on that class of
Random  Lot  Insured  Certificates,  that such  distributions  will be made to any  particular beneficial  owner  whether  that  beneficial  owner is a Deceased  Holder or a Living  Holder.
Also,  due to the procedure  for mandatory  distributions  described  below under  "--Mandatory
Distributions of Principal on any Class of Random Lot Insured  Certificates,"  there can be no assurance  that on any  distribution  date on which the funds  available for  distribution  in respect of principal  of that class of Random Lot Insured  Certificates  exceed the  aggregate amount of  distributions  requested by beneficial  owners of certificates  of that class,  any particular  beneficial  owner will receive a principal  distribution  from those excess funds.
THUS, THE TIMING OF  DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE  PRINCIPAL  BALANCE FOR ANY
PARTICULAR  RANDOM  LOT  INSURED  CERTIFICATE,  WHETHER OR NOT THE  SUBJECT  OF A REQUEST  FOR
DISTRIBUTION  BY A DECEASED  HOLDER OR A LIVING  HOLDER,  IS HIGHLY  UNCERTAIN AND MAY BE MADE
EARLIER OR LATER THAN THE DATE THAT MAY BE DESIRED BY A BENEFICIAL OWNER OF THAT CERTIFICATE.

        Priority of  Requested  Distributions.  Subject to the  limitations  described in this term sheet  supplement,  including  the timing and the order of the receipt of the request for distributions as described below under  "--Procedure for Requested  Distributions,"  beneficial owners  of any  class of Random  Lot  Insured  Certificates  of any  series  have the right to request  that  distributions  be made in  reduction of the  Certificate  Principal  Balance of those  certificates.  On each  distribution  date on which  distributions  in reduction of the
Certificate  Principal  Balance  of any class of Random  Lot  Insured  Certificates  are made, those  distributions  will be made in the  following  order of priority  among the  beneficial owners  of that  class:  (i) any  request  by a  Deceased  Holder,  in an amount up to but not exceeding  $100,000 per request;  and (ii) any request by a Living Holder,  in an amount up to but not exceeding $10,000 per request.  Thereafter,  distributions will be made as provided in clauses (i) and (ii) above up to a second  $100,000 and $10,000,  respectively.  This sequence of  priorities  will be repeated  for each  request for  principal  distributions  made by the beneficial  owners of any class of Random Lot  Insured  Certificates  of any series  until all such requests have been honored.

        Procedure  for  Requested  Distributions.  Under  the  current  procedures  of DTC,  a beneficial  owner may request that  distributions  in reduction of the  Certificate  Principal
Balance of its Random Lot Insured  Certificates  be made on a distribution  date by delivering a written  request for those  distributions  to the participant or indirect  participant  that maintains  the  beneficial  owner's  account  with respect to that class of Random Lot Insured
Certificates  so that such request is received by the trustee  from DTC on DTC's  "participant terminal  system" on or before the close of  business  on the last  business  day of the month next  preceding the month in which the related  distribution  date occurs,  or the record date for  such  distribution  date.  In the case of a  request  on  behalf  of a  Deceased  Holder, appropriate  evidence  of death  and any tax  waivers  are  required  to be  forwarded  to the participant  under separate cover.  Furthermore,  those requests of Deceased  Holders that are
incomplete  may  not  be  honored  by  the  participant.   The  participant  shall  forward  a
certification  satisfactory  to the  trustee  for  that  series  certifying  the  death of the beneficial  owner and the receipt of the  appropriate  death and tax waivers.  The participant should in turn make the  request  of DTC (or,  in the case of an  indirect  participant,  such firm must notify the related  participant of such request,  which participant  should make the request of DTC) on DTC's  participant  terminal system.  The trustee will not accept a request from a person  other  than  DTC.  DTC may  establish  such  procedures  as it  deems  fair and equitable to establish the order of receipt of requests for those  requests for  distributions received  by it on the same day.  None of the master  servicer,  the  depositor,  the  related
Certificate  Insurer or the trustee shall be liable for any delay by DTC, any  participant  or any indirect  participant  in the delivery of requests for  distributions  or  withdrawals  of those  distributions  to the  trustee  or for any  changes  made to the  procedures  described herein by DTC, any participant or any indirect  participant.  Requests for  distributions  are to be  honored in the order of their  receipt  (subject  to the  priorities  described  in the previous  paragraph).  The exact  procedures  to be followed  by the  trustee for  purposes of determining  the order of  receipt of such  requests  will be those  established  from time to time by DTC.  Requests for  distributions  of principal  received by DTC and  forwarded to the trustee on DTC's  participant  terminal  system  after the record  date for such  distribution date and requests for  principal  distributions  received in a timely  manner but not accepted with respect to a given  distribution  date, will be treated as requests for  distributions on the next succeeding  distribution date and each succeeding  distribution date thereafter until each request is accepted or is withdrawn as described  below.  Each request for  distributions in reduction of the Certificate  Principal Balance of a Random Lot Insured  Certificate of any
series submitted by a beneficial  owner of that certificate will be held on DTC's  participant terminal  system until such request has been accepted by the trustee or has been  withdrawn by the  participant  in writing.  Each Random Lot Insured  Certificate  of any series  covered by that  request  will  continue to bear  interest at the related  pass-through  rate through the
Interest Accrual Period related to such distribution date.

        In the case of a request  on behalf of a  Deceased  Holder,  the  related  participant shall  forward  certification  satisfactory  to  the  trustee  certifying  the  death  of  the beneficial  owner and the  receipt  of the  appropriate  death  and tax  waivers.  Random  Lot
Insured Certificates  beneficially owned by tenants by the entirety,  joint tenants or tenants in common  will be  considered  to be  beneficially  owned by a single  owner.  The death of a tenant by the  entirety,  joint  tenant or tenant in common  will be deemed to be the death of the beneficial  owner,  and the Random Lot Insured  Certificates of any series so beneficially owned will be eligible to request  priority with respect to  distributions in reduction of the
Certificate  Principal  Balance of those  certificates,  subject to the limitations  stated in this term sheet  supplement.  Any  Random Lot  Insured  Certificates  beneficially  owned by a trust will be  considered to be  beneficially  owned by each  beneficiary  of the trust to the extent  of such  beneficiary's  beneficial  interest  in that  trust,  but in no event  will a trust's  beneficiaries  collectively  be  deemed  to  be  beneficial  owners  of a  number  of
Individual Insured  Certificates  greater than the number of Individual  Insured  Certificates of which such trust is the owner.  The death of a beneficiary  of a trust will be deemed to be the death of a beneficial owner of the Random Lot Insured  Certificates  beneficially owned by the trust but only to the extent of such  beneficiary's  beneficial  interest  in that  trust.
The  death of an  individual  who was a tenant  by the  entirety,  joint  tenant  or tenant in common  in a tenancy  which is the  beneficiary  of a trust  will be deemed to be the death of the  beneficiary  of the trust.  The death of a person who,  during his or her  lifetime,  was entitled to  substantially  all of the  beneficial  ownership  interests in Random Lot Insured
Certificates  of any series  will be deemed to be the death of the  beneficial  owner of those certificates  regardless of the registration of ownership,  if that beneficial interest can be established to the  satisfaction of the participant.  Such beneficial  interest will be deemed to exist in  typical  cases of street  name or  nominee  ownership,  ownership  by a  trustee, ownership  under  the  Uniform  Gift to  Minors  Act and  community  property  or other  joint ownership  arrangements  between a husband and wife.  Beneficial  interest  shall  include the power to sell,  transfer  or  otherwise  dispose of a Random Lot  Insured  Certificate  of any
series  and  the  right  to  receive  the  proceeds   therefrom,   as  well  as  interest  and
distributions  of principal with respect  thereto.  As used in this term sheet  supplement,  a request for a distribution in reduction of the Certificate  Principal  Balance of a Random Lot
Insured  Certificate  of any series by a Deceased  Holder shall mean a request by the personal representative,  surviving  tenant by the  entirety,  surviving  joint  tenant or a  surviving tenant in common of the Deceased Holder.

        With respect to Random Lot Insured  Certificates of any series as to which  beneficial owners  have  requested  distributions  to be made on a  particular  distribution  date and on which  distributions  of principal  are being made,  the trustee will notify DTC prior to that distribution  date whether,  and the extent to which,  those  certificates  have been accepted
for  distributions.   Participants  and  indirect  participants  holding  Random  Lot  Insured
Certificates  of any series are required to forward such notices to the  beneficial  owners of
those   certificates.   Individual  Insured   Certificates  that  have  been  accepted  for  a
distribution  will be due and payable on the  applicable  distribution  date and will cease to bear interest after the Interest Accrual Period related to such distribution date.
        Any  beneficial  owner of a Random  Lot  Insured  Certificate  of any  series  who has requested a distribution  may withdraw its request by so notifying in writing the  participant or indirect  participant  that maintains that beneficial  owner's  account.  In the event that such account is maintained by an indirect  participant,  the indirect  participant must notify the related  participant  which in turn must forward the withdrawal of such request,  on DTC's participant  terminal  system.  If that notice of withdrawal of a request for distribution has not been received on DTC's  participant  terminal system on or before the record date for such distribution  date,  the previously  made request for  distribution  will be irrevocable  with respect to the making of  distributions in reduction of the Certificate  Principal  Balance of that Random Lot Insured Certificate on the applicable distribution date.

        Mandatory  Distributions of Principal on any Class of Random Lot Insured Certificates.
To the extent,  if any, that  distributions in reduction of the Certificate  Principal Balance of  that  class  of  Insured  Certificates  on a  distribution  date  exceed  the  outstanding
Certificate  Principal  Balance of that class of Random Lot Insured  Certificates with respect to which  distribution  requests have been received by the applicable record date,  additional
Random  Lot  Insured   Certificates  of  that  class  in  lots  equal  to  Individual  Insured
Certificates  will be selected  to receive  principal  distributions  in  accordance  with the
then-applicable   established   random  lot   procedures  of  DTC,  and  the   then-applicable
established  procedures of the  participants and indirect  participants,  which may or may not be by random lot. No prior  notice will be  provided by the  depositor,  the master  servicer, the  related  Certificate  Insurer or the trustee to the  beneficial  owners of the Random Lot
Insured  Certificates of that class for those  distributions made by random lot. Investors may ask  those  participants  or  indirect  participants  what  allocation  procedures  they  use.
Participants and indirect  participants  holding Random Lot Insured Certificates of that class selected for  mandatory  distributions  of principal  are required to provide  notice of those mandatory distributions to the affected beneficial owners.

               PRINCIPAL DISTRIBUTIONS ON THE CLASS M CERTIFICATES

        Holders of each class of the Class M  Certificates  of each series will be entitled to
receive  on  each  distribution   date,  to  the  extent  of  the  portion  of  the  Available
Distribution Amount for that series remaining after:

-       the sum of the Senior Interest  Distribution Amount, Class A-P Principal  Distribution
         Amount and Senior Principal Distribution Amount for that series is distributed;

-       reimbursement  is made to the master  servicer for some Advances on the mortgage loans included in the trust  established for that series remaining  unreimbursed  following the final  liquidation  of the related  mortgage loan to the extent  described  below under "Description of the Certificates--Advances";

-       the aggregate  amount of Accrued  Certificate  Interest and  principal  required to be distributed  to any  class of Class M  Certificates  of that  series  having a higher payment  priority on that  distribution  date is distributed to holders of that class of Class M Certificates; and

-       the aggregate  amount of Accrued  Certificate  Interest  required to be distributed to that class of Class M Certificates on that distribution date is distributed a distribution allocable to principal in the sum of the following:

               (i)    the product of (A) the  then-applicable  related Class M Percentage  and
        (B) the aggregate of the following amounts:

                      (1)    the principal  portion of all scheduled  monthly  payments on the mortgage loans included in the trust  established  for that series,  other than the related Discount  Fraction of the principal  portion of those payments with respect to a  Discount  Mortgage  Loan,  due during  the  related  Due  Period, whether or not  received on or prior to the related  determination  date,  less the  principal  portion of Debt  Service  Reductions,  other  than the  related
               Discount Fraction of the principal portion of the Debt Service  Reductions with respect to a Discount  Mortgage  Loan,  which  together  with other  Bankruptcy
               Losses for that series are in excess of the Bankruptcy Amount for that series;

                      (2)    the  principal  portion of all  proceeds of the  repurchase  of a mortgage  loan  included  in the trust  established  for that series or, in the case of a  substitution,  amounts  representing a principal  adjustment,  other than the related  Discount  Fraction of the  principal  portion of the proceeds with respect to a Discount  Mortgage  Loan, as required by the related  pooling and servicing agreement during the preceding calendar month; and

                      (3)    the  principal  portion  of  all  other  unscheduled  collections received in respect of mortgage  loans  included in the trust  established  for that series,  including  Subsequent  Recoveries,  received during the preceding calendar  month,  other than full and  partial  mortgagor  prepayments  and any amounts  received in  connection  with a Final  Disposition  of a mortgage loan described  in clause  (ii)  below,  to the  extent  applied  as  recoveries  of principal,  other than the related Discount Fraction of the principal amount of those unscheduled collections, with respect to a Discount Mortgage Loan;

               (ii)   that class' pro rata share,  based on the Certificate  Principal Balance of each class of Class M  Certificates  and Class B  Certificates  of that series then outstanding,  of all amounts  received in connection  with the Final  Disposition of a mortgage  loan  included  in the trust  established  for that  series,  other than the related Discount  Fraction of those amounts with respect to a Discount  Mortgage Loan,
        (x) that  occurred  during  the  preceding  calendar  month  and (y) in the case of an
        Excess  Transaction,  that did not result in any Excess Special Hazard Losses,  Excess
        Fraud Losses,  Excess Bankruptcy Losses or Extraordinary Losses, to the extent applied as  recoveries  of  principal  and to the extent not  otherwise  payable to the Senior
        Certificates of that series;

               (iii)  the  portion of  mortgagor  prepayments  in full on the  mortgage  loans included in the trust  established  for that series made by the respective  mortgagors during the related Prepayment Period and the portion of partial mortgagor  prepayments on the mortgage loans in the related  mortgage pool made by the respective  mortgagors during the  preceding  calendar  month,  other  than the  Discount  Fraction  of those mortgagor  prepayments  with respect to a Discount  Mortgage  Loan,  allocable to that class of Class M Certificates as described in the third succeeding paragraph;

               (iv)   if that class is the most senior  class of  certificates  of that series then  outstanding,  with a Certificate  Principal Balance greater than zero, an amount equal to the Excess  Subordinate  Principal  Amount for that  series,  if any,  to the extent of Eligible Funds for that series; and

               (v)    any amounts  allocable to principal for any previous  distribution  date calculated  pursuant to clauses (i) through (iii) above that remain  undistributed  to the extent that any of those  amounts are not  attributable  to Realized  Losses which were allocated to any class of Class M Certificates  with a lower payment  priority or the Class B Certificates of that series; minus

               (vi)   the  Capitalization   Reimbursement  Amount  for  that  series  on  such
        distribution  date,  other than the related  Discount  Fraction of any portion of that amount  related  to  each  Discount  Mortgage  Loan,  multiplied  by a  fraction,  the numerator  of which is the  principal  distribution  amount  for such class of Class M
        Certificates,  without giving effect to this clause (vi), and the denominator of which is the sum of the principal  distribution  amounts for all classes of  certificates of that  series,  other than the Class A-P  Certificates,  without  giving  effect to any reductions for the Capitalization Reimbursement Amount for that series.

        References  in this  term  sheet  supplement  to  "payment  priority"  of the  Class M
Certificates  of any series refer to a payment  priority  among those classes of  certificates as follows: first, to the Class M-1 Certificates;  second, to the Class M-2 Certificates;  and third, to the Class M-3 Certificates.

        As to each class of Class M Certificates of any series, on any distribution  date, any
Accrued  Certificate  Interest thereon  remaining unpaid from any previous  distribution  date will be  distributable to the extent of the Available  Distribution  Amount available for that purpose.  Notwithstanding  the foregoing,  if the Certificate  Principal Balances of the Class
B  Certificates  of any series  have been  reduced to zero,  on any  distribution  date,  with respect to the class of Class M Certificates of that series  outstanding on that  distribution date  with a  Certificate  Principal  Balance  greater  than  zero  with  the  lowest  payment
priority,   Accrued   Certificate   Interest  thereon   remaining  unpaid  from  any  previous
distribution date will not be distributable,  except in the limited circumstances  provided in the related pooling and servicing agreement.

        All mortgagor  prepayments on the mortgage loans included in the trust established for any series not  otherwise  distributable  to the Senior  Certificates  of that  series will be allocated  on a pro rata basis  among the class of Class M  Certificates  of that  series with the highest payment  priority then outstanding  with a Certificate  Principal  Balance greater than  zero and each  other  class of Class M  Certificates  and Class B  Certificates  of that series for which certain loss levels  established  for that class in the pooling and servicing agreement have not been  exceeded.  The related loss level on any  distribution  date would be satisfied  as  to  any  Class  M-2,  Class  M-3  or  Class  B  Certificates  of  that  series, respectively,  only if the sum of the current  percentage  interests  in the related  mortgage pool evidenced by that class and each class, if any,  subordinate  thereto were at least equal to the sum of the initial  percentage  interests  in the related  mortgage  pool  evidenced by that class and each class, if any, subordinate thereto.

        As stated above under "Description of the Certificates--Principal  Distributions on the
Senior Certificates," the Senior Accelerated  Distribution  Percentage for each series will be
100%  during  the first  five  years  after  the  closing  date for that  series,  unless  the
Certificate  Principal  Balances of the Senior  Certificates  of that  series,  other than the
Class A-P  Certificates,  are reduced to zero  before the end of that  five-year  period,  and will thereafter  equal 100% whenever the Senior  Percentage of that series exceeds the initial
Senior  Percentage.  Furthermore,  as  described  in this term  sheet  supplement,  the Senior
Accelerated  Distribution  Percentage for each series will exceed the Senior Percentage during the sixth  through  ninth years  following  the closing  date for that series,  and  scheduled reductions  to the Senior  Accelerated  Distribution  Percentage  may be postponed  due to the loss  and  delinquency  experience  of the  mortgage  loans  in  the  related  mortgage  pool.
Accordingly,  each class of the Class M  Certificates  of any series  will not be  entitled to any  mortgagor  prepayments  on the mortgage  loans in the related  mortgage pool for at least the  first  five  years  after  the  closing  date for that  series,  unless  the  Certificate
Principal  Balances  of the  Senior  Certificates  of that  series  (other  than the Class A-P
Certificates)  have been  reduced to zero  before the end of such  period,  and may receive no
mortgagor  prepayments  or  a  disproportionately   small  portion  of  mortgagor  prepayments
relative  to the  related  Class M  Percentage  during  certain  periods  after this five year
period.   See  "Description  of  the   Certificates--Principal   Distributions  on  the  Senior
Certificates" in this term sheet supplement.

               ALLOCATION OF LOSSES; SUBORDINATION

        The  subordination  provided to the Senior  Certificates  of any series by the related
Class B Certificates  and Class M  Certificates and the  subordination  provided to each class of Class M  Certificates  by the  related  Class B  Certificates  and by any  class of Class M
Certificates  subordinate  thereto will cover  Realized  Losses on the mortgage loans included in the trust  established for that series that are Defaulted  Mortgage  Losses,  Fraud Losses,
Bankruptcy  Losses and Special  Hazard  Losses.  Any  Realized  Losses on the  mortgage  loans included in the trust  established  for any series and, in the case of an Excess  Transaction, which are not Excess Special Hazard Losses,  Excess Fraud Losses,  Excess Bankruptcy Losses or
Extraordinary Losses will be allocated as follows:

-       first, to the Class B Certificates;

-       second, to the Class M-3 Certificates;

-       third, to the Class M-2 Certificates; and

-       fourth, to the Class M-1 Certificates

in each case until the Certificate  Principal  Balance of that class of certificates  has been reduced to zero; and thereafter,  if any Realized Loss is on a Discount  Mortgage Loan, to the
Class A-P  Certificates in an amount equal to the related  Discount  Fraction of the principal portion  of the  Realized  Loss  until  the  Certificate  Principal  Balance  of the Class A-P
Certificates  has been reduced to zero,  and the remainder of the Realized  Losses on Discount
Mortgage Loans and the entire amount of Realized  Losses on  Non-Discount  Mortgage Loans will be allocated  among all the remaining  classes of Senior  Certificates of that series on a pro rata  basis;  provided,  however,  that  all or any  portion  of such  losses  for any  series otherwise  allocable to any class or classes of Super Senior  Certificates of that series will be allocated to the related  class or classes of Senior  Support  Certificates  of that series until the Certificate  Principal  Balance of the related Senior Support  Certificates has been reduced to zero,  as and to the  extent  described  in any final  term sheet for that  series.
Subject to any applicable  limitations,  Realized Losses on the mortgage loans included in the trust  established for any series with a class of Insured  Certificates  that are allocated to that  class of Insured  Certificates  will be covered  by the  applicable  financial  guaranty insurance policy.

        On any distribution date,  Realized Losses will be allocated as described in this term sheet supplement after distributions of principal as described in this term sheet supplement.

        Any  allocation  of a  Realized  Loss,  other  than a  Debt  Service  Reduction,  to a certificate will be made by reducing:

-       its  Certificate  Principal  Balance,  in the  case of the  principal  portion  of the
         Realized  Loss, in each case until the  Certificate  Principal  Balance of that class has been  reduced to zero,  provided  that no reduction  shall  reduce the  aggregate
         Certificate  Principal Balance of the certificates for any series below the aggregate
         Stated Principal  Balance of the mortgage loans included in the trust established for that series; and

-       the Accrued  Certificate  Interest thereon, in the case of the interest portion of the
         Realized  Loss, by the amount so allocated as of the  distribution  date occurring in the month following the calendar month in which the Realized Loss was incurred.

        In addition,  any allocation of a Realized Loss to a Class M Certificate of any series may also be made by  operation  of the  payment  priority to the Senior  Certificates  of that series  described  under  "Description  of  the  Certificates--Principal  Distributions  on the
Senior  Certificates"  and any  class of Class M  Certificates  of that  series  with a higher payment priority.

        As used  in  this  term  sheet  supplement,  subordination  refers  to the  provisions discussed  above for the  sequential  allocation  of  Realized  Losses on the  mortgage  loans included in the trust  established  for any series among the various  classes of  certificates for  that  series,  as  well as all  provisions  effecting  those  allocations  including  the priorities  for  distribution  of cash  flows in the  amounts  described  in this  term  sheet supplement.

        In  instances  in which a mortgage  loan is in  default  or if  default is  reasonably foreseeable,  and if  determined  by the master  servicer  to be in the best  interest  of the certificateholders  of the  related  series,  the master  servicer or  subservicer  may permit servicing  modifications  of the mortgage loan rather than  proceeding  with  foreclosure,  as described under "Description of the  Certificates--Collection  and Other Serving Procedures" in
the related base prospectus.  However,  the master  servicer's and the  subservicer's  ability to perform  servicing  modifications  will be subject to some  limitations,  including but not limited  to the  following.  Advances  and  other  amounts  may be  added  to the  outstanding principal  balance  of a mortgage  loan only once  during  the life of a  mortgage  loan.  Any amounts added to the principal  balance of the mortgage loan, or capitalized  amounts added to the mortgage  loan,  will be required to be fully  amortized  over the  remaining  term of the mortgage  loan. All  capitalizations  are to be  implemented  in accordance  with  Residential
Funding's  program guide and may be  implemented  only by servicers that have been approved by the master  servicer for that  purpose.  The final  maturity of any mortgage  loan included in the  trust  established  for any  series  shall not be  extended  beyond  the final  scheduled distribution  date for that  series.  No  servicing  modification  with  respect to a mortgage loan will have the effect of reducing the mortgage  rate below  one-half of the mortgage  rate as in effect on the applicable  cut-off date,  but not less than the applicable  servicing fee rate.  Further,  the aggregate  current  principal  balance of all mortgage  loans included in the  trust  established  for any  series  subject  to  modifications  can be no more than five percent (5%) of the  aggregate  principal  balance of those  mortgage  loans as of the cut-off date for that series,  but this limit may  increase  from time to time with the consent of the rating agencies rating that series of certificates.

        Any  Advances  made on any  mortgage  loan will be  reduced  to  reflect  any  related servicing  modifications  previously  made.  The mortgage rate and Net Mortgage Rate as to any mortgage  loan  will be  deemed  not  reduced  by any  servicing  modification,  so  that  the calculation  of Accrued  Certificate  Interest  payable  on the  offered  certificates  of the related series, will not be affected by the servicing modification.

        Allocations  of the  principal  portion of Debt Service  Reductions  for any series to each class of Class M Certificates  and Class B  Certificates  of that series will result from the  priority  of  distributions  of the  Available  Distribution  Amount  for that  series as described  in this term  sheet  supplement,  which  distributions  shall be made  first to the
Senior  Certificates,  second  to the  Class M  Certificates  in the  order of  their  payment priority  and  third  to the  Class  B  Certificates  of that  series.  An  allocation  of the interest  portion  of a  Realized  Loss as  well  as the  principal  portion  of Debt  Service
Reductions on the mortgage  loans  included in the trust  established  for any series will not reduce  the level of  subordination  for that  series,  as that term is  defined  in this term sheet  supplement,  until an amount in respect  thereof  has been  actually  disbursed  to the
Senior Certificateholders or the Class M Certificateholders of that series, as applicable.

        The  holders  of the  offered  certificates  will not be  entitled  to any  additional payments with respect to Realized Losses from amounts  otherwise  distributable on any classes of  certificates  subordinate  thereto,  except in  limited  circumstances  in  respect of any
Excess  Subordinate  Principal Amount, or in the case of Class A-P Collection  Shortfalls,  to the  extent  of  Eligible  Funds.  Accordingly,  the  subordination  provided  to  the  Senior
Certificates  of any  series,  other  than the Class A-P  Certificates,  and to each  class of
Class M Certificates  of that series by the  respective  classes of  certificates  subordinate thereto  with  respect to Realized  Losses on  mortgage  loans in the  related  mortgage  pool allocated  on any  distribution  date will be  effected  primarily  by  increasing  the Senior
Percentage,  or the respective  Class M Percentage,  of future  distributions  of principal of the remaining  mortgage loans in the related mortgage pool.  Because the Discount  Fraction of each Discount  Mortgage Loan will not change over time,  the protection  from losses  provided to the  Class  A-P  Certificates  for any  series  by the  Class M  Certificates  and  Class B
Certificates  of that  series is limited to the prior right of the Class A-P  Certificates  to receive  distributions in respect of principal on the Discount  Mortgage Loans for that series as  described in this term sheet  supplement.  Furthermore,  principal  losses on the mortgage loans in the related  mortgage  pool that are not covered by  subordination  will be allocated to the Class A-P  Certificates  for that  series  only to the extent  they occur on a Discount
Mortgage Loan and only to the extent of the related  Discount  Fraction of those  losses.  The allocation  of  principal  losses on the  Discount  Mortgage  Loans may result in those losses being  allocated  in an amount that is greater or less than would have been the case had those losses been  allocated in proportion  to the  Certificate  Principal  Balance of the Class A-P
Certificates for that series.  Thus, the Senior  Certificates for that series,  other than the
Class A-P  Certificates,  will bear the entire  amount of losses that are not allocated to the
Class M  Certificates  and  Class B  Certificates  of  that  series,  other  than  the  amount allocable to the Class A-P  Certificates,  which losses will be allocated among all classes of
Senior  Certificates of that series,  other than the Class A-P  Certificates,  as described in this term sheet supplement.

        Because  the  Class A-P  Certificates  for any  series  are  entitled  to  receive  in connection  with the Final  Disposition  of a Discount  Mortgage  Loan included in the related mortgage  pool, on any  distribution  date, an amount equal to all unpaid Class A-P Collection
Shortfalls  to the  extent  of  Eligible  Funds  on  that  distribution  date,  shortfalls  in distributions  of principal on any class of Class M  Certificates  for that series could occur under  some  circumstances,  even  if  that  class  is  not  the  most  subordinate  class  of certificates  of that series then  outstanding  with a Certificate  Principal  Balance greater than zero.

        In the case of an Excess Transaction,  any Excess Special Hazard Losses,  Excess Fraud
Losses,  Excess Bankruptcy Losses,  Extraordinary Losses or other losses of a type not covered by  subordination  on  Non-Discount  Mortgage  Loans for any series will be allocated on a pro rata basis  among the Senior  Certificates,  other  than the Class A-P  Certificates,  Class M
Certificates  and Class B  Certificates  of that series.  Any Realized  Losses so allocated to the Senior Certificates of any series,  other than the Class A-P Certificates,  or the Class M
Certificates  or the  Class B  Certificates  will be  allocated  without  priority  among  the various classes of Senior  Certificates,  other than the Class A-P Certificates,  or the Class
M Certificates  or the Class B Certificates  of that series;  provided,  however,  that all or any  portion  of such  losses for any series  otherwise  allocable  to any class or classes of
Super Senior  Certificates  of that series will be  allocated to the related  class or classes of Senior Support  Certificates of that series until the Certificate  Principal Balance of the related Senior Support  Certificates  has been reduced to zero, as and to the extent described in any final term sheet for that  series.  The  principal  portion of these losses on Discount
Mortgage  Loans in any mortgage pool will be allocated to the Class A-P  Certificates  of that series in an  amount  equal to their  related  Discount  Fraction,  and the  remainder  of the losses on those  Discount  Mortgage Loans will be allocated  among the remaining  certificates of that  series  on a pro rata  basis;  provided,  however,  that all or any  portion  of such losses  otherwise  allocable to any class or classes Super Senior  Certificates of that series will be allocated to the related class or classes  Senior Support  Certificates,  as described in the preceding sentence.

        An  allocation  of a Realized  Loss on a "pro rata basis" among two or more classes of certificates  of any series means an allocation to each of those  classes of  certificates  on the basis of its then  outstanding  Certificate  Principal  Balance  prior to giving effect to distributions  to be made on  that  distribution  date  in the  case of an  allocation  of the principal  portion of a Realized Loss on the related  mortgage  loans, or based on the Accrued
Certificate  Interest  thereon  in  respect  of  that  distribution  date  in the  case  of an allocation  of the  interest  portion  of a  Realized  Loss  on the  related  mortgage  loans;
provided  that in  determining  the  Certificate  Principal  Balance  of any class of  Accrual
Certificates  of any series for the purpose of  allocating  any portion of a Realized  Loss on the related mortgage loans to those certificates,  the Certificate  Principal Balance of those certificates shall be deemed to be the lesser of:

-       the original Certificate Principal Balance of those certificates, and

-       the  Certificate  Principal  Balance of those  certificates  prior to giving effect to distributions to be made on that distribution date.

        In order to maximize the  likelihood of  distribution  in full of the Senior  Interest
Distribution   Amount,   Class  A-P  Principal   Distribution   Amount  and  Senior  Principal
Distribution   Amount  for  each  series,  on  each  distribution   date,  holders  of  Senior
Certificates  of each  series  have a right to  distributions  of the  Available  Distribution
Amount  that is prior to the  rights of the  holders of the Class M  Certificates  and Class B
Certificates  of  that  series,  to the  extent  necessary  to  satisfy  the  Senior  Interest
Distribution   Amount,   Class  A-P  Principal   Distribution   Amount  and  Senior  Principal
Distribution  Amount for that series.  Similarly,  holders of the Class M Certificates of each series  have a right  to  distributions  of the  Available  Distribution  Amount  prior to the rights  of  holders  of the  Class  B  Certificates  and  holders  of any  class  of  Class  M
Certificates  with a lower  payment  priority  of that  series.  In  addition,  and  except is otherwise  set forth in any final term sheet for that class or those  classes,  holders of any class or classes of Super Senior  Certificates  will have a right, on each  distribution  date occurring on or after the Credit Support  Depletion  Date for that series,  to that portion of the  Available  Distribution  Amount  otherwise  allocable to the related  class or classes of
Senior  Support  Certificates  to the extent  necessary  to satisfy  the  Accrued  Certificate
Interest on the Super  Senior  Certificates  and the related  Super Senior  Optimal  Principal
Distribution Amount.

        The  application of the Senior  Accelerated  Distribution  Percentage for each series, when it exceeds the Senior Percentage,  to determine the Senior Principal  Distribution Amount for that series will accelerate the  amortization  of the Senior  Certificates of that series, other than the Class A-P Certificates,  in the aggregate  relative to the actual  amortization of the  mortgage  loans in the related  mortgage  pool.  The Class A-P  Certificates  for each series will not receive more than the Discount  Fraction of any unscheduled  payment  relating to a  Discount  Mortgage  Loan  included  in the trust  established  for that  series.  To the extent  that the Senior  Certificates  for any series in the  aggregate,  other than the Class
A-P  Certificates,  are amortized faster than the mortgage loans in the related mortgage pool, in the absence of offsetting  Realized Losses  allocated to the Class M Certificates and Class
B  Certificates  of  that  series,   the  percentage   interest   evidenced  by  those  Senior
Certificates in that trust will be decreased,  with a  corresponding  increase in the interest in that trust  evidenced  by the Class M  Certificates  and the Class B  Certificates  of that series,  thereby increasing,  relative to their respective Certificate Principal Balances, the subordination  afforded those Senior  Certificates by the Class M Certificates and the Class B
Certificates  of that  series  collectively.  In  addition,  if losses on the  mortgage  loans included in the trust  established  for any series  exceed the amounts  described in this term sheet  supplement  under  "Description  of  the  Certificates--Principal  Distributions  on the
Senior  Certificates," a greater percentage of full and partial mortgagor  prepayments will be allocated to the Senior  Certificates  of that series in the  aggregate,  other than the Class
A-P Certificates,  than would otherwise be the case, thereby  accelerating the amortization of those Senior  Certificates  relative to the Class M Certificates  and the Class B Certificates
of that series.

        The priority of  payments,  including  principal  prepayments  on the  mortgage  loans included in the trust  established  for any  series,  among the Class M  Certificates  of that series, as described in this term sheet  supplement,  also has the effect during some periods, in the absence of Realized  Losses,  of decreasing  the percentage  interest  evidenced by any class of Class M Certificates with a higher payment  priority,  thereby  increasing,  relative to its Certificate  Principal Balance,  the subordination  afforded to that class of the Class
M  Certificates  by the  Class B  Certificates  and any class of Class M  Certificates  with a lower payment priority of that series.

        The  Special  Hazard  Amount for any series that is an Excess  Transaction  will be an amount  acceptable to each rating agency rating any class of certificates  of that series.  As of any date of  determination  following the cut-off date for any series,  the Special  Hazard
Amount  shall equal the initial  amount for that series less the sum of any amounts  allocated through  subordination  relating to Special  Hazard  Losses on the related  mortgage  pool. In addition,  the Special Hazard Amount for any series will be further  reduced from time to time to an  amount,  if lower,  that is not less than the  product of (x) the  percentage  that the initial  Special  Hazard  Amount  for  that  series  bears  to the  initial  aggregate  stated
principal  balance,  as of the  cut-off  date,  of the  mortgage  loans  included in the trust established  for that series,  and (y) the current  outstanding  balance of the mortgage loans included in the trust established for that series.

        The Fraud Loss Amount for any series that is an Excess  Transaction  will be an amount acceptable to each rating agency rating any class of  certificates  of that series.  The Fraud
Loss  Amount for any  series  will be reduced  over the first  five  years  after the  related closing date in accordance  with the term s of the related  pooling and  servicing  agreement.
After the first five years  after the  related  closing  date,  the Fraud Loss  Amount for any series will be zero.

        The Bankruptcy  Amount for any series that is an Excess  Transaction will be an amount acceptable to each rating agency rating any class of  certificates  of that series.  As of any date of  determination  prior to the first  anniversary  of the cut-off  date for that series, the  Bankruptcy  Amount  will equal the  initial  amount for that  series  less the sum of any amounts  allocated  through  subordination  for such losses up to such date of  determination.
As of any date of  determination  on or after the first  anniversary  of the cut-off  date for any series,  the  Bankruptcy  Amount  will equal the excess,  if any, of (1) the lesser of (a)
the  Bankruptcy  Amount as of the business day next  preceding the most recent  anniversary of the cut-off date for that series and (b) an amount  calculated  under the terms of the pooling and  servicing  agreement,  which  amount as  calculated  will  provide for a reduction in the
Bankruptcy  Amount,  over (2) the aggregate  amount of Bankruptcy  Losses  allocated solely to the Class M  Certificates  or the Class B Certificates  of that series  through  subordination since that anniversary.

        Notwithstanding  the foregoing,  the provisions  relating to subordination will not be applicable in connection  with a Bankruptcy  Loss so long as the master  servicer has notified the trustee in writing that:

-       the master  servicer is diligently  pursuing any remedies that may exist in connection with the  representations  and warranties  made regarding the related  mortgage loan;
         and

-       either:

-       the related mortgage loan is not in default with regard to payments due thereunder; or

-       delinquent  payments of principal and interest under the related mortgage loan and any premiums on any applicable  standard hazard  insurance  policy and any related escrow payments  relating to that mortgage loan are being advanced on a current basis by the master servicer or a subservicer.

        In the case of an Excess  Transaction,  the Special Hazard  Amount,  Fraud Loss Amount
and Bankruptcy  Amount for any series may be further  reduced as described in the related base prospectus under "Description of Credit Enhancement--Subordination."

        Notwithstanding  the foregoing,  with respect to any class of Insured  Certificates of any  series,  the related  financial  guaranty  insurance  policy,  subject to any  applicable limitations  set forth  therein,  will  cover  the  interest  and  principal  portions  of all
Realized  Losses on the mortgage loans included in the trust  established  for that series and allocated  thereto.  If such payments are not required to be made under the related  financial guaranty  insurance  policy or are not made as required under the policy for any series,  such
Realized  Losses  allocated  to the Insured  Certificates  of that series will be borne by the holders of such certificates.

               ADVANCES

        Prior to each  distribution  date, the master servicer is required to make Advances of payments  which were due on the  mortgage  loans on the Due Date in the related Due Period and not received by the business day next preceding the related determination date.

        These  Advances  are  required  to be  made  on  mortgage  loans  included  the  trust established  for any series  only to the extent  they are deemed by the master  servicer to be recoverable  from  related  late  collections,  Insurance  Proceeds,  Liquidation  Proceeds or amounts  otherwise  payable  to the  holders  of the  Class  B  Certificates  or the  Class  M
Certificates  of  that  series.  Recoverability  is  determined  in the  context  of  existing outstanding  arrearages,  the current loan-to-value ratio and an assessment of the fair market value  of the  related  mortgaged  property.  The  purpose  of  making  these  Advances  is to maintain a regular  cash flow to the  certificateholders,  rather than to  guarantee or insure against  Realized  Losses.  The master servicer will not be required to make any Advances with respect to  reductions  in the amount of the  monthly  payments on the  mortgage  loans due to
Debt  Service  Reductions  or the  application  of the Relief Act or  similar  legislation  or regulations.  Any  failure by the master  servicer  to make an Advance as  required  under the pooling  and  servicing  agreement  for  any  series  will  constitute  an  event  of  default thereunder,  in which case the trustee,  as successor  master  servicer,  will be obligated to make any Advance,  in  accordance  with the terms of the pooling and  servicing  agreement for that series.

        All Advances on mortgage loans included in the trust  established  for any series will be  reimbursable  to the  master  servicer  on a first  priority  basis  from  either (a) late collections,  Insurance  Proceeds and Liquidation  Proceeds from the mortgage loan as to which such  unreimbursed  Advance was made or (b) as to any Advance  that  remains  unreimbursed  in whole or in part  following  the final  liquidation  of the related  mortgage  loan,  from any amounts  otherwise  distributable  on  any  of  the  Class  B  Certificates  or  the  Class  M
Certificates of that series;  provided,  however,  that, in the case of an Excess Transaction, any Advances that were made with respect to  delinquencies  which  ultimately  were determined to be  Excess  Special  Hazard  Losses,  Excess  Fraud  Losses,  Excess  Bankruptcy  Losses or
Extraordinary  Losses  are  reimbursable  to the  master  servicer  out of  any  funds  in the
Custodial  Account for that series prior to  distributions  on any of the certificates and the amount of those losses will be allocated as described in this term sheet supplement.

        The effect of these  provisions on any class of the Class M Certificates of any series is  that,  with  respect  to any  Advance  which  remains  unreimbursed  following  the  final liquidation  of the related  mortgage loan,  the entire amount of the  reimbursement  for that
Advance will be borne first by the holders of the Class B  Certificates  or any class of Class
M  Certificates  of that  series  having  a lower  payment  priority  to the  extent  that the reimbursement  is covered by amounts  otherwise  distributable  to those classes,  and then by the holders of that class of Class M Certificates  of that series,  except as provided  above, to  the  extent  of  the  amounts  otherwise  distributable  to  them.  In  addition,  if  the
Certificate  Principal  Balances of the Class M Certificates  and the Class B Certificates  of
any series have been  reduced to zero,  any Advances  previously  made which are deemed by the master servicer to be  nonrecoverable  from related late collections,  Insurance  Proceeds and
Liquidation  Proceeds  may be  reimbursed  to the  master  servicer  out of any  funds  in the
Custodial Account prior to distributions on the Senior Certificates of that series.

        The pooling  and  servicing  agreement  for any series  will  provide  that the master servicer may enter into a facility  with any person which  provides  that such person,  or the advancing  person,  may directly or indirectly fund Advances and/or Servicing  Advances on the mortgage loans included in the trust  established  for that series,  although no such facility will  reduce or  otherwise  affect the master  servicer's  obligation  to fund these  Advances and/or  Servicing  Advances.  No facility  will require the consent of any  certificateholders or the trustee.  Any Advances and/or  Servicing  Advances made by an advancing person would be
reimbursed   to  the   advancing   person  under  the  same   provisions   pursuant  to  which
reimbursements  would be made to the master  servicer  if those  advances  were  funded by the master  servicer,  but on a priority basis in favor of the advancing  person as opposed to the master servicer or any successor  master  servicer,  and without being subject to any right of offset that the trustee or the trust might have against the master  servicer or any  successor master servicer.

               RESIDUAL INTERESTS

        Holders of the Class R  Certificates  will be entitled to receive  any  residual  cash flow  from  the  mortgage  pool,  which  is  not  expected  to be  significant.  The  Class  R
Certificates  will not be entitled to any payments other than their nominal  principal  amount and accrued  interest  on that  amount  unless the  aggregate  amount  received by the issuing entity with respect to the mortgage  loans exceeds the aggregate  amount  payable to the other
Certificateholders,  which is  highly  unlikely.  A holder  of Class R  Certificates  will not have a right to alter the  structure  of this  transaction.  The Class R  Certificates  may be retained  by the  Depositor  or  transferred  to any of its  affiliates,  subsidiaries  of the sponsor or any other party.

                                 CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

        GENERAL

        The yield to  maturity  on each class of offered  certificates  of any series  will be primarily affected by the following factors:

-       the rate and timing of principal  payments on the mortgage loans included in the trust established for that series,  including prepayments,  defaults and liquidations,  and repurchases due to breaches of representations or warranties;

-       the  allocation  of  principal   payments   among  the  various   classes  of  offered
         certificates of that series;

-       realized  losses and interest  shortfalls on the mortgage  loans included in the trust established for that series;

-       the pass-through rate on the offered certificates of that series;

-       with respect to any class of Insured  Certificates of that series,  payments,  if any, made pursuant to the related financial guaranty insurance policy;

-       the purchase price paid for the offered certificates of that series.

        For additional  considerations relating to the yield on the offered certificates,  see
"Yield  Considerations"  and  "Maturity  and  Prepayment  Considerations"  in the related base prospectus.

               PREPAYMENT CONSIDERATIONS

        The yields to  maturity  and the  aggregate  amount of  distributions  on the  offered certificates  of any series will be affected by the rate and timing of  principal  payments on the  mortgage  loans  included in the trust  established  for that  series.  The yields may be adversely  affected by a higher or lower than  anticipated  rate of principal  payments on the mortgage loans in the trust  established  for that series.  The rate of principal  payments on the  mortgage  loans will in turn be affected by the  amortization  schedules  of the mortgage loans,  including  any  initial  interest  only  periods,  the rate and  timing  of  mortgagor prepayments on the mortgage loans,  liquidations of defaulted  mortgage loans and purchases of mortgage loans due to breaches of some representations and warranties.

        The timing of changes in the rate of  prepayments,  liquidations  and purchases of the mortgage loans included in the trust established for any series may  significantly  affect the yield to an investor in that series of  certificates,  even if the average  rate of  principal payments  experienced  over time is consistent  with an investor's  expectation.  In addition, the rate of  prepayments  of the  mortgage  loans  included in the trust  established  for any series and the yields to  investors  on the  certificates  of that  series may be  affected by refinancing  programs,  which may include  general or  targeted  solicitations,  as  described under  "Maturity and  Prepayment  Considerations"  in the related base  prospectus.  Since the rate and timing of principal  payments on the mortgage  loans will depend on future events and on a variety of factors,  as described in this term sheet  supplement  and in the related base prospectus  under "Yield  Considerations"  and "Maturity and  Prepayment  Considerations",  no
assurance  can be given as to the rate or the  timing of  principal  payments  on the  offered certificates of any series.
        The mortgage  loans in most cases may be prepaid by the mortgagors at any time without payment of any  prepayment  fee or penalty,  although a portion of the mortgage loans included in the trust  established  for any series may  provide  for  payment of a  prepayment  charge, which  may have a  substantial  effect  on the rate of  prepayment  of those  mortgage  loans.
Except as is  otherwise  set forth in any term sheet for any series,  the  prepayment  charges will not be available for distribution on the related offered certificates.

        Some state laws restrict the  imposition of prepayment  charges even when the mortgage loans  expressly  provide for the collection of those charges.  It is possible that prepayment charges  and late fees may not be  collected  even on  mortgage  loans  that  provide  for the payment of these charges.  In any case,  these amounts will not be available for  distribution on the offered  certificates.  See "Certain Legal Aspects of Mortgage  Loans--Default  Interest
and Limitations on Prepayments" in the related base prospectus.

        Prepayments,  liquidations  and purchases of the mortgage  loans included in the trust established  for  that  series  will  result  in  distributions  to  holders  of  the  offered certificates  of that series of principal  amounts which would  otherwise be distributed  over
the  remaining  terms  of  the  mortgage  loans  in  the  related  pool.   Factors   affecting
prepayment,  including  defaults  and  liquidations,  of  mortgage  loans  include  changes in mortgagors'  housing  needs,  job  transfers,  unemployment,  mortgagors'  net  equity  in the mortgaged  properties,  changes  in the value of the  mortgaged  properties,  mortgage  market interest rates,  solicitations and servicing  decisions.  In addition,  if prevailing mortgage rates  fell  significantly  below  the  mortgage  rates  on the  mortgage  loans,  the rate of
prepayments,   including  refinancings,   would  be  expected  to  increase.   Conversely,  if
prevailing  mortgage rates rose significantly  above the mortgage rates on the mortgage loans, the rate of prepayments on the mortgage loans would be expected to decrease.

        The rate of  defaults  on the  mortgage  loans will also affect the rate and timing of principal  payments  on the  mortgage  loans.  In  general,  defaults  on  mortgage  loans are expected  to occur  with  greater  frequency  in their  early  years.  The rate of  default on mortgage loans which are refinance or limited  documentation  mortgage loans,  and on mortgage loans  with  high  LTV  ratios,  may be  higher  than  for  other  types  of  mortgage  loans.
Furthermore,  the rate and timing of  prepayments,  defaults and  liquidations on the mortgage loans will be  affected  by the  general  economic  condition  of the region of the country in which the related  mortgaged  properties are located.  The risk of  delinquencies  and loss is greater and  prepayments  are less  likely in regions  where a weak or  deteriorating  economy exists,  as may be  evidenced  by, among other  factors,  increasing  unemployment  or falling
property  values.   See  "Maturity  and  Prepayment   Considerations"   in  the  related  base
prospectus.

        Investors in the Class M  Certificates  of any series should also be aware that on any distribution  date on which the Senior  Accelerated  Distribution  Percentage  of that  series equals 100%,  the Class M  Certificates  of that series will not be entitled to  distributions of mortgagor  prepayments  with respect to the mortgage loans in the related mortgage pool for such  distribution  date and the weighted  average lives of the Class M  Certificates  of that series could be significantly affected thereby.

        Most of the mortgage loans contain due-on-sale  clauses.  The terms of the pooling and servicing  agreement for any series generally  require the master servicer or any subservicer, as the case may be, to enforce any  due-on-sale  clause to the extent it has  knowledge of the conveyance or the proposed  conveyance of the underlying  mortgaged property and to the extent permitted  by  applicable  law,  except  that any  enforcement  action  that  would  impair or threaten to impair any  recovery  under any related  insurance  policy will not be required or permitted.

               ALLOCATION OF PRINCIPAL PAYMENTS

        The yields to maturity on the offered  certificates  of any series will be affected by the  allocation  of principal  payments  among the offered  certificates.  As described  under
"Description  of the  Certificates--Principal  Distributions  on the Senior  Certificates"  and
"--Principal  Distributions on the Class M Certificates" in this term sheet supplement,  during specified  periods all or a  disproportionately  large percentage of principal  prepayments on the mortgage loans included in the trust  established  for that series will be allocated among the Senior  Certificates  of that series,  other than the Interest Only  Certificates  and the
Class A-P  Certificates,  and during specified  periods no principal  prepayments or, relative to the related pro rata share,  a  disproportionately  small portion of principal  prepayments on the mortgage  loans included in the trust  established  for that series will be distributed to each class of Class M  Certificates  of that series.  In addition to the  foregoing,  if on any  distribution  date,  the loss level  established  for the Class M-2  Certificates  or the
Class M-3  Certificates  of any series is exceeded and a class of Class M Certificates of that series having a higher  payment  priority is then  outstanding  with a  Certificate  Principal
Balance greater than zero, the Class M-2  Certificates  or the Class M-3  Certificates of that series, as the case may be, will not receive  distributions  relating to principal prepayments on that distribution date.

        A portion of the mortgage loans included in the trust  established  for any series may have initial  interest  only  periods of varying  duration.  During this  period,  the payment made by the related  borrower  will be less than it would be if the mortgage  loan  amortized.
In  addition,  the  mortgage  loan  balance  will not be reduced by the  principal  portion of scheduled  monthly  payments during this period.  As a result,  no principal  payments will be made to the  certificates  of that series from these mortgage loans during their interest only period except in the case of a prepayment.

        After the  initial  interest  only  period,  the  scheduled  monthly  payment on these mortgage  loans will  increase,  which may result in  increased  delinquencies  by the related borrowers,  particularly  if  interest  rates have  increased  and the  borrower  is unable to refinance.  In  addition,  losses may be greater  on these  mortgage  loans as a result of the mortgage loan not  amortizing  during the early years of these  mortgage  loans.  Although the amount of principal  included in each  scheduled  monthly  payment for a traditional  mortgage loan is  relatively  small  during  the first few years  after the  origination  of a mortgage loan, in the aggregate the amount can be significant.

        Mortgage  loans  with an  initial  interest  only  period  are  relatively  new in the
mortgage   marketplace.   The  performance  of  these  mortgage  loans  may  be  significantly different  than  mortgage  loans that fully  amortize.  In  particular,  there may be a higher expectation by these  borrowers of refinancing  their mortgage loans with a new mortgage loan, in particular  one with an initial  interest only period,  which may result in higher or lower prepayment  speeds  than  would  otherwise  be the case.  In  addition,  the  failure to build equity in the related  mortgaged  property by the related mortgagor may affect the delinquency and prepayment experience of these mortgage loans.

        Senior  Certificates:  The Senior Certificates of any series, other than the Class A-P
Certificates  and  Interest  Only  Certificates,  are  entitled  to receive  distributions  in accordance  with various  priorities  for payment of principal as described in this term sheet supplement  and any final term sheet for that  series.  Distributions  of principal on classes having an earlier  priority  of payment  will be affected  by the rates of  prepayment  of the mortgage  loans  early  in the  life of the  mortgage  pool for that  series.  The  timing  of commencement  of principal  distributions  and the weighted  average lives of  certificates of any series with a later  priority of payment  will be affected by the rates of  prepayment  of the mortgage  loans  included in the trust  established  for that series both before and after the  commencement  of  principal  distributions  on those  classes.  Holders  of any  class of
Senior  Certificates of any series with a longer weighted  average life bear a greater risk of loss than holders of Senior  Certificates of that series with a shorter  weighted average life because  the  Certificate  Principal  Balances  of  the  Class  M  Certificates  and  Class  B
Certificates  of that  series  could be reduced to zero  before  the Senior  Certificates  are retired.

        Accretion  Directed  Certificates  and Accrual  Certificates:  Prior to the  Accretion
Termination Date for any series,  any class or classes of Accretion  Directed  Certificates of
that  series  will  receive  as  monthly  principal   distributions  of  the  related  Accrual
Distribution  Amount in  accordance  with the priority of payment for these  amounts set forth in any final term sheet for each applicable  class.  Prior to the Accretion  Termination  Date
for  any  series,   interest  shortfalls   allocated  to  any  class  or  classes  of  Accrual
Certificates  of that  series  will  reduce  the  amount  added to the  Certificate  Principal
Balance of those  certificates  relating  to  interest  accrued  thereon  and will result in a corresponding  reduction of the amount  available for  distributions  relating to principal on the related class or classes of Accretion Directed  Certificates.  Furthermore,  because these interest  shortfalls will result in the Certificate  Principal Balance of any class or classes of Accrual  Certificates  being less than they would otherwise be, the amount of interest that will accrue in the future on those Accrual  Certificates  and be available  for  distributions relating to  principal  on the related  class or classes of  Accretion  Directed  Certificates will be reduced.  Accordingly,  the weighted  average lives of the related class or classes of
Accretion Directed Certificates would be extended.

        In  addition,  investors  in any  Accrual  Certificates  and  any  Accretion  Directed
Certificates should be aware that the applicable  Accretion  Termination Date may be later, or earlier,  than otherwise  assumed.  As a result,  the applicable  Accretion  Termination  Date could be different from that assumed at the time of purchase.

        Because any Accrual  Certificates  are not  entitled to receive any  distributions  of
interest  until  the  occurrence  of  the  applicable   Accretion   Termination   Date,  those
certificates  will likely  experience  greater price and yield  volatility than would mortgage pass-through  certificates  that are  otherwise  similar  but which are  entitled  to  current distributions  of interest.  Investors  should consider whether this volatility is suitable to their investment needs.

        Companion  Certificates:  Investors in any Companion Certificates of any series should be aware that the  stabilization  provided  by that class of  Companion  Certificates  for any related planned  principal,  scheduled  principal or targeted principal classes of that series is sensitive  to the rate of  mortgagor  prepayments  on the  mortgage  loans  included in the trust  established  for that series,  and the Certificate  Principal  Balance of any Companion
Certificates may be reduced to zero significantly earlier than anticipated.

        Any Companion  Certificates  of any series will generally  receive  monthly  principal distributions  from  amounts  included in the Senior  Principal  Distribution  Amount for that series only after  distribution  of amounts  sufficient  to reduce the  Certificate  Principal
Balance of the related planned  principal,  scheduled  principal or targeted principal classes of that series to the planned,  scheduled  and/or targeted amount,  as applicable.  Due to the companion nature of any Companion  Certificates,  these  certificates  will likely  experience price and yield  volatility.  Investors  should  consider  whether such volatility is suitable to their investment needs.

        Component  Certificates:  A class of Component  Certificates of any series may consist of  components  with  different  principal  and  interest  payment  characteristics.  As  each component of a class of Component  Certificates  may be identified as falling into one or more of the categories  described under  "Description of the  Certificates-General"  in the related base  prospectus,  that  class  of  Component  Certificates  may bear the  special  yield  and prepayment  considerations  and price and yield  volatility  associated with the categories of certificates  described  in this  term  sheet  supplement  to the  extent  of each  applicable component.  Investors  in a class of  Component  Certificates  should  consider  whether  such considerations  and  volatility  associated  with any  component  of that class is suitable to their investment needs.

        Insured Certificates:  IN ADDITION TO THE CONSIDERATIONS DESCRIBED ABOVE, INVESTORS IN
ANY CLASS OF  INSURED  CERTIFICATES  SHOULD BE AWARE  THAT  THOSE  CERTIFICATES  MAY NOT BE AN
APPROPRIATE INVESTMENT FOR ALL PROSPECTIVE INVESTORS.

        Investors  in any class of Random Lot Insured  Certificates  of any series also should be aware that  distributions  of  principal  to that class of Random Lot Insured  Certificates may be  allocated  by DTC  according  to a  random  lot  procedure.  Due to  this  random  lot procedure,  there can be no assurance that on any distribution  date, any holder of a class of
Random Lot Insured  Certificates  will receive a principal  distribution.  Thus, the timing of distributions  in  reduction  of  the  Certificate  Principal  Balance  with  respect  to  any particular  Random Lot Insured  Certificate,  even if a request for distribution has been made by an  investor,  is highly  uncertain  and may be  earlier or later than the date that may be desired by that certificateholder.

        For these  reasons,  any  class of Random  Lot  Insured  Certificates  would not be an appropriate  investment for any investor  requiring a distribution  of a particular  amount of principal or interest on a specific date or dates or an otherwise  predictable  stream of cash payments.  The timing of those  distributions  may have a significant  effect on an investor's yield on those certificates if the certificate is purchased at a discount or a premium.

        Furthermore,  investors in the Insured Certificates of any series should be aware that because that class of Insured  Certificates  may have a later priority of payment with respect to a substantial  portion of their  principal  payments in relation to other classes of Senior
Certificates  of that series,  and in this case,  the effect on the market value of that class of Insured  Certificates  of changes in market  interest  rates or market  yields for  similar securities  would be  greater  than would be the  effect of such  changes on other  classes of that  series or Senior  Certificates  of that  series  entitled  to  principal  distributions.
Furthermore,  this  later  payment  priority  would  make any  class of  Insured  Certificates particularly  sensitive  to the rate and  timing  of  principal  prepayments  on the  mortgage loans.  If prepayments  on the mortgage  loans in the related  mortgage pool occur at a higher rate than anticipated,  the weighted average life of any class of Insured  Certificates may be shortened.  Conversely,  if  prepayments  on the mortgage  loans in the related  mortgage pool occur at a lower rate than  anticipated,  the  weighted  average  life of any class of Insured
Certificates may be extended.

        Lockout  Certificates:  Investors in any class of Lockout  Certificates  of any series should be aware that,  unless the Credit Support  Depletion Date for that series has occurred, that  class  of  Lockout  Certificates  may  not  be  expected  to  receive  distributions  of principal  prepayments  on the  mortgage  loans  included  in the trust  established  for that series for a period of time and may not be  expected  to receive  distributions  of  scheduled principal  payments on these  mortgage  loans for a period of time,  as described in any final term sheet for that class.  In addition,  after the  expiration of this initial period for any class of  Lockout  Certificates  for any  series,  that  class of  Lockout  Certificates  will receive a  distribution  of principal  prepayments on the mortgage loans included in the trust established  for that  series  that is  smaller  than  that  class's  pro rata  share and will receive a distribution of scheduled  principal  payments on the related mortgage loans that is smaller  than that  class's  pro rata  share,  as  described  in any final term sheet for that class,  unless the Certificate  Principal Balances of the Senior  Certificates of that series, other than any Lockout  Certificates  and Class A-P  Certificates,  have been reduced to zero.
Consequently,  the weighted  average lives of any class of Lockout  Certificates of any series will be longer  than  would  otherwise  be the case.  The  effect on the  market  value of any class of Lockout  Certificates  of any series of  changes in market  interest  rates or market yields for similar  securities  will be greater than for other classes of Senior  Certificates of that series entitled to earlier principal distributions.

        PAC  Certificates:  Any  class  of PAC  Certificates  of any  series  will  have  been structured so that  principal  distributions  will be made in the amounts  determined by using the schedule for that class,  assuming that  prepayments on the mortgage loans included in the trust  established  for that series occur each month at a constant level within the applicable
PAC targeted range, and based on some other assumptions.

        There can be no assurance that funds  available for  distribution  of principal on any class of PAC Certificates  will result in the Certificate  Principal  Balance thereof equaling the planned  principal  balance for any  distribution  date. To the extent that prepayments on the mortgage  loans in the related  mortgage  pool occur at a level below the  applicable  PAC targeted  range,  the  funds  available  for  principal  distributions  on  any  class  of PAC
Certificates  on  each  distribution  date  may be  insufficient  to  reduce  the  Certificate
Principal  Balance thereof to the planned  principal  balance for that  distribution  date and the  weighted  average  lives of the PAC  Certificates  may be  extended.  Conversely,  to the extent that  prepayments on the mortgage  loans in the related  mortgage pool occur at a level above  the  applicable  PAC  targeted  range,  after  the  amounts  of any  related  Companion
Certificates  have been reduced to zero,  the  Certificate  Principal  Balance of any class of
PAC  Certificates  may be  reduced.  In  addition,  the  averaging  of high and low  mortgagor prepayment rates,  even if the average  prepayment level is within the applicable PAC targeted range,  will not ensure the  distributions  on any class of PAC Certificates of an amount that will result in the  Certificate  Principal  Balance  thereof  equaling  its planned  principal balance on any  distribution  date  because the balance of the Senior  Principal  Distribution
Amount for that series remaining after  distribution on any class of PAC Certificates  will be distributed  on each  distribution  date and therefore  will not be available  for  subsequent distributions on any class of PAC Certificates.

        Investors  in any class of PAC  Certificates  should be aware  that the  stabilization provided by any Companion  Certificates is sensitive to the rate of the mortgagor  prepayments on the  mortgage  loans in the  related  mortgage  pool,  and that the  Certificate  Principal
Balance  of any  Companion  Certificates  may be reduced to zero  significantly  earlier  than anticipated.

        Scheduled Principal  Certificates:  Any class of Scheduled  Principal  Certificates of any series  will have been  structured  so that  principal  distributions  will be made in the amounts  determined  by using the schedule for that class,  assuming that  prepayments  on the mortgage  loans  included in the trust  established  for that  series  occur each month at the rate or rates assumed in developing the schedule, and based on other assumptions.

        There can be no assurance that funds  available for  distribution  of principal on any class of Scheduled  Principal  Certificates  will result in the Certificate  Principal Balance thereof  equaling the scheduled  principal  balance for any  distribution  date. To the extent that  prepayments  on the mortgage  loans in the related  mortgage pool occur at a level below the rate or rates  assumed in  developing  the  schedule,  the funds  available  for principal distributions on any class of Scheduled  Principal  Certificates on each distribution date may be  insufficient  to  reduce  the  Certificate  Principal  Balance  thereof  to the  scheduled principal  balance for that  distribution date and the weighted average lives of the Scheduled
Principal  Certificates  may be extended.  Conversely,  to the extent that  prepayments on the mortgage  loans in the related  mortgage pool occur at a level above the rate or rates assumed in  developing  the schedule,  after the amounts of any related  Companion  Certificates  have been reduced to zero, the Certificate  Principal  Balance of any class of Scheduled  Principal
Certificates  may  be  reduced.  In  addition,   the  averaging  of  high  and  low  mortgagor
prepayment  rates,  even if the average  prepayment  level is at the rate or rates  assumed in developing  the  schedule,  will not  ensure  the  distributions  on any  class  of  Scheduled
Principal  Certificates  of an amount that will result in the  Certificate  Principal  Balance thereof  equaling  its  scheduled  principal  balance on any  distribution  date  because  the balance  of  the  Senior  Principal  Distribution  Amount  for  that  series  remaining  after distribution  on any class of Scheduled  Principal  Certificates  will be  distributed on each distribution  date and therefore  will not be available for  subsequent  distributions  on any class of Scheduled Principal Certificates.

        Investors in any class of Scheduled  Principal  Certificates  should be aware that the stabilization  provided  by  any  Companion  Certificates  is  sensitive  to the  rate  of the mortgagor  prepayments  on the  mortgage  loans in the  related  mortgage  pool,  and that the
Certificate  Principal  Balance  of  any  Companion   Certificates  may  be  reduced  to  zero
significantly earlier than anticipated.

        Senior Support  Certificates:  If the  Certificate  Principal  Balances of the Class M
Certificates  and the Class B  Certificates  of any series are  reduced to zero,  the yield to maturity of any Senior  Support  Certificates  of that series will be  extremely  sensitive to losses on the  mortgage  loans  included in the trust  established  for that  series,  and the timing  thereof,  because  certain  amounts of losses that would be  allocable  to the related class or classes of Super  Senior  Certificates  will be  allocated  to the  related  class or classes  of Senior  Support  Certificates,  as and to the extent  described  in any final term sheet for that class or those  classes.  Investors in a class of Senior  Support  Certificates should consider whether such sensitivity is suitable to their investment needs.

        TAC  Certificates:  Any  class  of TAC  Certificates  of any  series  will  have  been structured so that  principal  distributions  will be made in the amounts  determined by using the  schedule  and  the  cash  flow  allocation  provisions  for  that  class,  assuming  that prepayments  on the mortgage  loans  included in the trust  established  for that series occur each month at the constant level assumed in developing the targeted  principal  balances,  and based on certain other assumptions.

        There can be no assurance that funds  available for  distribution  of principal on any class of TAC Certificates  will result in the Certificate  Principal  Balance thereof equaling its targeted  principal  balance for any distribution  date. To the extent that prepayments on the mortgage  loans in the related  mortgage  pool occur at a level below the  constant  level assumed in developing  the targeted  principal  balances for that class,  the funds  available for principal  distributions  on any class of TAC Certificates on each  distribution  date may be  insufficient  to  reduce  the  Certificate  Principal  Balance  thereof  to  its  targeted principal  balance for that  distribution  date and the weighted  average  lives of that class may be extended.  Conversely,  to the extent that  prepayments  on the  mortgage  loans in the related  mortgage pool occur at a level above the constant  level  assumed in  developing  the targeted  principal  balances for that class,  after the Certificate  Principal Balance of any
Companion  Certificate  has been reduced to zero,  the  Certificate  Principal  Balance of any class of TAC  Certificates  may be  reduced  below  its  targeted  principal  balance  and the weighted average lives of that class may be reduced.

        Investors  in any class of TAC  Certificates  should be aware  that the  stabilization provided by any class of Companion  Certificates  is  sensitive  to the rate of the  mortgagor prepayments on the related mortgage loans, and that the Certificate  Principal  Balance of any
class  of  Companion   Certificates  may  be  reduced  to  zero  significantly   earlier  than
anticipated.

        Certificates with  Subordination  Features:  After the Certificate  Principal Balances
of the Class B  Certificates  of any series have been  reduced to zero,  the yield to maturity on the class of Class M  Certificates  of that series  with a  Certificate  Principal  Balance greater than zero with the lowest  payment  priority  will be extremely  sensitive to Realized
Losses on the  mortgage  loans  included  in the trust  established  for that  series  and the timing of those  Realized  Losses  because the entire amount of such Realized  Losses that are covered  by  subordination  will be  allocated  to that  class  of Class M  Certificates.  See
"--Class  M-2 and  Class  M-3  Certificate  Yield  Considerations"  below.  If the  Certificate
Principal  Balances of the Class M  Certificates  and the Class B  Certificates  of any series are reduced to zero, the yield to maturity of any Senior Support  Certificates  of that series will  be  extremely  sensitive  to  losses  on  the  mortgage  loans  included  in  the  trust established for that series,  and the timing  thereof,  because certain amounts of losses that would be allocable to any class or classes of Super Senior  Certificates  will be allocated to the related class or classes of Senior Support  Certificates,  as and to the extent  described in any final  term  sheet for that  class or those  classes.  Furthermore,  because  principal distributions  are paid to some  classes  of  Senior  Certificates  and  Class M  Certificates
before  some other  related  classes,  holders of classes  having a later  priority of payment bear a greater risk of losses on the mortgage  loans than  holders of classes  having  earlier priority for distribution of principal.

               REALIZED LOSSES AND INTEREST SHORTFALLS

        The yields to  maturity  and the  aggregate  amount of  distributions  on the  offered certificates of any series will be affected by the timing of mortgagor  defaults  resulting in
Realized  Losses  on the  mortgage  loans.  The  timing  of  Realized  Losses  on the  related mortgage  loans and the  allocation  of Realized  Losses to the related  offered  certificates could significantly  affect the yield to an investor in the related offered  certificates.  In addition,  Realized  Losses may affect the market value of the offered  certificates,  even if these losses are not allocated to those offered certificates.

        After the  Certificate  Principal  Balances of the related Class B Certificates of any series  are  reduced  to  zero,  the  yield  to  maturity  on the  class  of  related  Class M
Certificates  then  outstanding  with a Certificate  Principal  Balance greater than zero with the lowest  payment  priority  will be extremely  sensitive to losses on the related  mortgage loans for that series and the timing of those losses  because  certain  amounts of losses that are covered by  subordination  will be  allocated to that class of Class M  Certificates.  See
"--Class  M-2 and Class M-3  Certificate  Yield  Considerations"  below.  Furthermore,  because principal  distributions  are  paid  to  some  classes  of  Senior  Certificates  and  Class M
Certificates  of any series  before  some  other  classes,  holders of classes  having a later priority of payment  bear a greater  risk of losses  than  holders of classes  having  earlier priority for distribution of principal.

        As  described   under   "Description   of  the   Certificates--Allocation   of  Losses;
Subordination"  and  "--Advances,"  amounts  otherwise  distributable to holders of one or more classes  of the Class M  Certificates  of any  series may be made  available  to  protect  the holders of the Senior  Certificates  and  holders  of any Class M  Certificates  with a higher payment priority of that series against  interruptions in distributions  due to some mortgagor delinquencies  on the mortgage  loans in the related  mortgage pool, to the extent not covered by Advances.  These  delinquencies  may affect the yields to investors on those classes of the
Class M Certificates,  and, even if subsequently  cured,  may affect the timing of the receipt of  distributions by the holders of those classes of Class M Certificates.  Similarly,  if the
Certificate  Principal  Balances of the Class M Certificates  and the Class B Certificates  of
any series are reduced to zero,  delinquencies  on the mortgage loans in the related  mortgage pool to the extent not covered by Advances  will affect the yield to  investors  on the Senior
Certificates  of that series,  particularly  any Senior  Support  Certificates  of that series because all or any portion of the amount of any shortfall  resulting  from such  delinquencies and  otherwise  attributable  to any class or classes  of Super  Senior  Certificates  of that series  will be borne by the  related  class or classes  Senior  Support  Certificates  to the extent those  certificates are then  outstanding,  as and to the extent described in this term sheet  supplement.  Furthermore,  the  Class  A-P  Certificates  will  share in the  principal portion of Realized  Losses on the  mortgage  loans in the related  mortgage  pool only to the extent that they are incurred with respect to Discount  Mortgage  Loans and only to the extent
of  the  related  Discount  Fraction  of  those  losses.  Consequently,   after  the  Class  B
Certificates  and the Class M Certificates  of any series are retired or in the case of Excess
Special  Hazard  Losses,  Excess Fraud  Losses,  Excess  Bankruptcy  Losses and  Extraordinary
Losses,  the Senior  Certificates of that series,  other than the Class A-P Certificates,  may be  affected  to a greater  extent by losses on  Non-Discount  Mortgage  Loans than  losses on
Discount  Mortgage  Loans in the related  mortgage  pool. In addition,  a higher than expected rate of  delinquencies  or losses  will also affect the rate of  principal  payments on one or more classes of the Class M  Certificates  of any series if it delays the scheduled  reduction of the Senior  Accelerated  Distribution  Percentage for that series or affects the allocation of prepayments among the Class M Certificates and Class B Certificates of that series.

        The amount of interest  otherwise  payable to holders of the offered  certificates  of any series will be reduced by any interest  shortfalls on the mortgage  loans  included in the trust  established  for that series to the extent not covered by  subordination  or the master servicer,  or, solely with respect to any Insured  Certificates of that series, by the related policy and any  applicable  reserve fund as described in any  applicable  final term sheet for that series,  including  Prepayment  Interest Shortfalls and, in the case of each class of the
Class M  Certificates  of that series,  the  interest  portions of Realized  Losses  allocated solely to that class of  certificates.  These  shortfalls will not be offset by a reduction in the servicing  fees payable to the master  servicer or otherwise,  except as described in this
term  sheet   supplement  with  respect  to  Prepayment   Interest   Shortfalls.   See  "Yield
Considerations"  in the related base prospectus and "Description of the  Certificates--Interest
Distributions"  in this term sheet  supplement  for a  discussion  of the effect of  principal prepayments  on  the  mortgage  loans  on the  yields  to  maturity  of  the  related  offered certificates  and  possible  shortfalls  in  the  collection  of  interest.  Certain  interest shortfalls on the mortgage loans included in the trust  established  for any series  allocable to the Insured  Certificates  of that  series  will be covered by the  related  policy and any applicable  reserve  fund,  as and to the  extent  described  in any final term sheet for that series.

        The yields to investors  in the offered  certificates  will be affected by  Prepayment
Interest  Shortfalls on the mortgage loans allocable  thereto on any distribution  date to the
extent  that  those  shortfalls  exceed  the  amount  offset  by  the  master  servicer.   See
"Description of the  Certificates--Interest  Distributions" in this term sheet supplement.  The financial guaranty  insurance policy for any class of Insured  Certificates of any series does not cover  Prepayment  Interest  Shortfalls or shortfalls  caused by application of the Relief
Act, as applicable, on those Insured Certificates.

        The  recording of  mortgages  in the name of MERS is a relatively  new practice in the
mortgage  lending  industry.   While  the  depositor  expects  that  the  master  servicer  or applicable  subservicer  will be able to commence  foreclosure  proceedings  on the  mortgaged properties,  when  necessary  and  appropriate,  public  recording  officers and others in the mortgage  industry,  however,  may have limited,  if any,  experience  with lenders seeking to foreclose mortgages,  assignments of which are registered with MERS.  Accordingly,  delays and
additional  costs  in  commencing,   prosecuting  and  completing   foreclosure   proceedings,
defending  litigation  commenced  by third  parties and  conducting  foreclosure  sales of the mortgaged  properties  could  result.  Those delays and  additional  costs with respect to the mortgage  loans  included  in the trust  established  for any  series  could in turn delay the distribution  of liquidation  proceeds to the  certificateholders  of that series and increase the amount of Realized Losses on those mortgage  loans.  In addition,  if, as a result of MERS discontinuing  or becoming unable to continue  operations in connection with the MERS(R)System, it becomes  necessary to remove any mortgage  loan included in the trust  established  for any series  from  registration  on the MERS(R)System  and to  arrange  for the  assignment  of the related  mortgages to the trustee,  then any related  expenses  shall be  reimbursable  by the trust for that series to the master  servicer,  which will reduce the amount  available to pay principal  of and  interest  on the class or  classes  of  certificates  of that  series  with
Certificate  Principal  Balances  greater than zero with the lowest  payment  priorities.  For additional  information  regarding  the  recording  of  mortgages  in the  name of  MERS,  see
"Description  of the Mortgage  Pool" in this term sheet  supplement  and  "Description  of the
Certificates--Assignment of Trust Assets" in the related base prospectus.

               PURCHASE PRICE

        In  addition,  the yield to maturity on each class of the  offered  certificates  will depend on, among other things,  the price paid by the holders of the offered  certificates and the  related  pass-through  rate.  The  extent to which the yield to  maturity  of an  offered certificate is sensitive to prepayments  will depend,  in part, upon the degree to which it is purchased  at a  discount  or  premium.  In  general,  if a class of offered  certificates  is purchased  at a premium  and  principal  distributions  thereon  occur at a rate  faster  than assumed at the time of purchase,  the  investor's  actual yield to maturity will be lower than anticipated  at the time of  purchase.  Conversely,  if a class  of  offered  certificates  is purchased  at a discount  and  principal  distributions  thereon  occur at a rate  slower than assumed at the time of purchase,  the  investor's  actual yield to maturity will be lower than anticipated  at the time of purchase.  For  additional  considerations  relating to the yields on  the  offered  certificates,  see  "Yield  Considerations"  and  "Maturity  and  Prepayment
Considerations" in the related base prospectus.

               PASS-THROUGH RATES

        The yields to  maturity  on the  offered  certificates  of any  series  other than the
Principal  Only  Certificates  will be  affected  by their  pass-through  rates.  Because  the mortgage  rates on the mortgage  loans  included in the trust  established  for any series and the  pass-through  rates on the offered  certificates of that series,  other than the Variable
Strip   Certificates,   any  Floating  Rate   Certificates   and  any  Inverse  Floating  Rate
Certificates,  are  fixed,  these  rates  will not  change in  response  to  changes in market interest  rates.  The pass through rate on the Variable Strip  Certificates  for any series is based on the  weighted  average of the pool strip rates on the  mortgage  loans in the related mortgage  pool and these pool strip  rates  will not change in  response  to changes in market interest  rates.  Accordingly,  if market  interest  rates or  market  yields  for  securities similar  to  such  offered  certificates  were to  rise,  the  market  value  of such  offered certificates may decline.

               FLOATING RATE CERTIFICATE AND INVERSE FLOATING RATE YIELD CONSIDERATIONS

        The  yields to  investors  on any class of  Floating  Rate  Certificates  and  Inverse
Floating Rate  Certificates  of any series will be sensitive to  fluctuations  in the level of the  applicable  index for that  class  described  in any final  term  sheet for that class of certificates.  The  pass-through  rates on the Floating Rate  Certificates  will vary with the applicable index and the pass-through  rates on the Inverse  Floating Rate  Certificates  will vary inversely with the applicable  index. The  pass-through  rates any class of Floating Rate
Certificates and Inverse  Floating Rate  Certificates of any series are subject to maximum and minimum  pass-through  rates,  to the  extent set forth in any final term sheet for that class of  certificates,  and are therefore  limited despite changes in the applicable  index in some circumstances.  Changes in the level of the  applicable  index may not correlate  with changes in prevailing  mortgage interest rates or changes in other indices.  It is possible that lower prevailing  mortgage interest rates, which might be expected to result in faster  prepayments, could occur  concurrently  with an increased level of the applicable  index.  Investors in any class of Floating  Rate  Certificates  and Inverse  Floating Rate  Certificates  of any series should also fully  consider the effect on the yields on those  certificates  of changes in the level of the applicable index.

        The yields to  investors on any class of Inverse  Floating  Rate  Certificates  of any series  will be  extremely  sensitive  to the rate and  timing of  principal  payments  on the
mortgage  loans  in  the  related   mortgage  pool,   including   prepayments,   defaults  and
liquidations,  which rate may fluctuate  significantly  over time. A faster than expected rate of  principal  payments  on the  mortgage  loans in the  related  mortgage  pool  will have an adverse  effect on the yields to such  investors  and could result in the failure of investors in  that  class  of  Inverse  Floating  Rate  Certificates  to  fully  recover  their  initial investments.

        Because the rate of distribution  of principal on the  certificates of any series will be related to the actual  amortization,  including  prepayments,  of the mortgage loans in the related  mortgage  pool,  which  will  include  mortgage  loans that have  remaining  terms to maturity  shorter or longer than assumed and mortgage rates higher or lower than assumed,  the pre-tax  yields to maturity on any class of Floating Rate  Certificates  and Inverse  Floating
Rate  Certificates  of any series are likely to differ from those  assumed in any model,  even if all the mortgage loans in the related  mortgage pool prepay at the constant  percentages of the prepayment  assumption and the level of the applicable index  specified,  and the weighted average  remaining  term to maturity and the weighted  average  mortgage  rate of the mortgage loans in the related  mortgage pool are as assumed.  Any  differences  between the assumptions and the actual  characteristics  and performance of the mortgage loans in the related mortgage pool and of any class of Floating Rate  Certificates  and Inverse  Floating Rate  Certificates
of any series may result in yields being different from those assumed.

        There can be no assurance  that the mortgage  loans in the related  mortgage pool will prepay at any  particular  rate or that the yield on any class of Floating  Rate  Certificates and Inverse  Floating Rate  Certificates  of any series will conform to the yields  assumed at the time of purchase.  Moreover,  the various  remaining  terms to maturity and mortgage rates of the mortgage loans in the related  mortgage pool could produce  slower or faster  principal distributions  than  indicated at various  constant  percentages  of a prepayment  assumption, even if the weighted  average  remaining term to maturity and weighted  average  mortgage rate of  the  mortgage  loans  are as  assumed.  Investors  are  urged  to  make  their  investment decisions  based  on  their  determinations  as to  anticipated  rates  of  prepayment  on the mortgage  loans in the related  mortgage pool under a variety of  scenarios.  Investors in any class of Inverse Floating Rate  Certificates  should fully consider the risk that a rapid rate of  prepayments  on the  mortgage  loans in the  related  mortgage  pool  could  result in the failure of those investors to fully recover their investments.

        For  additional  considerations  relating to the yields on any class of Floating  Rate
Certificates   and  Inverse   Floating   Rate   Certificates   of  any   series,   see  "Yield
Considerations" and "Maturity and Prepayment Considerations" in the related base prospectus.

               PRINCIPAL ONLY CERTIFICATE AND INTEREST ONLY CERTIFICATE YIELD CONSIDERATIONS

        Because  the  Principal  Only  Certificates  of any  series  will  be  purchased  at a discount,  the pre-tax yield on the Principal Only Certificates will be adversely  affected by slower than expected  payments of principal,  including  prepayments,  defaults,  liquidations and purchases of the mortgage loans included in the trust  established  for that series due to a breach of a  representation  and  warranty  with  respect  to the  Discount  Mortgage  Loans included in the trust  established for that series,  in the case of the Class A-P Certificates of that series,  and with respect to the mortgage loans included in the trust  established for that series, in the case of any other class of Principal Only Certificates of that series.

        The pre-tax yield to maturity on the Interest Only  Certificates of any series will be extremely  sensitive  to both the timing of receipt of  prepayments  and the  overall  rate of principal  prepayments and defaults on the  Non-Discount  Mortgage Loans included in the trust established  for that series in the case of the Class A-V  Certificates  of that  series,  and with respect to the mortgage loans included in the trust  established for that series,  in the case of any  other  class  of  Interest  Only  Certificates  of that  series,  which  rate may fluctuate  significantly  over  time.  Investors  in the  Interest  Only  Certificates  of any
series  should fully  consider  the risk that a rapid rate of  prepayments  on the  applicable mortgage loans included in the trust  established  for that series could result in the failure of those investors to fully recover their investments.

        Any  differences  between the  assumptions  used in determining the purchase price for any class of Interest Only  Certificates  and Principal  Only  Certificates  of any series and the actual  characteristics  and performance of the applicable  mortgage loans included in the trust  established  for that series and of the Principal Only  Certificates  and Interest Only
Certificates  of that series may result in yields being  different  from those  expected based on these assumptions.

        A lower than anticipated rate of principal  prepayments on the Discount Mortgage Loans included in the trust  established  for any series will have a material  adverse effect on the pre-tax yield to maturity of the Class A-P  Certificates  of that series.  The rate and timing of principal  prepayments on the Discount  Mortgage  Loans  included in the trust  established for any series may differ from the rate and timing of  principal  prepayments  on the mortgage pool for that series.  In  addition,  because the  Discount  Mortgage  Loans have Net Mortgage
Rates that are lower than the Net  Mortgage  Rates of the  Non-Discount  Mortgage  Loans,  and
because  mortgage  loans with  lower Net  Mortgage  Rates are  likely to have  lower  mortgage rates,  the  Discount  Mortgage  Loans  included in the trust  established  for any series are likely to prepay  under  most  circumstances  at a lower rate than the  Non-Discount  Mortgage
Loans  included  in  the  related  mortgage  pool.  In  addition,  holders  of the  Class  A-V
Certificates  of any  series in most  cases  have  rights to  relatively  larger  portions  of interest  payments on mortgage  loans included in the trust  established  for that series with higher  mortgage  rates;  thus, the yield on the Class A-V  Certificates of any series will be materially  adversely  affected to a greater extent than on the other offered  certificates of that series if the mortgage  loans in the related  mortgage  pool with higher  mortgage  rates prepay faster than the mortgage loans with lower mortgage rates.

        There can be no assurance that the mortgage  loans  included in the trust  established for any  series  will  prepay  at any  particular  rate.  Investors  are  urged to make  their investment  decisions based on their  determinations  as to anticipated rates of prepayment on the  applicable  mortgage  loans in the related  mortgage  pool under a variety of  scenarios.
Investors in the Interest Only  Certificates  should fully consider the risk that a rapid rate of prepayments on the applicable  mortgage loans in the related  mortgage pool could result in the failure of those investors to fully recover their investments.
        For additional considerations relating to the yields on the offered certificates,  see
"Yield  Considerations"  and  "Maturity  and  Prepayment  Considerations"  in the related base prospectus.

               CLASS M-2 AND CLASS M-3 CERTIFICATE YIELD CONSIDERATIONS

        If the aggregate  Certificate  Principal  Balance of the Class B  Certificates  of any
series is  reduced  to zero,  the yield to  maturity  on the  Class M-3  Certificates  of that series will become  extremely  sensitive to Realized  Losses on the mortgage loans included in the trust  established  for that  series  and the  timing of those  Realized  Losses  that are covered  by  subordination,  because  the  entire  amount  of those  Realized  Losses  will be allocated to the Class M-3 Certificates of that series.

        If the  Certificate  Principal  Balances  of the  Class B  Certificates  and Class M-3
Certificates  of any series have been reduced to zero,  the yield to maturity on the Class M-2
Certificates  of that  series  will  become  extremely  sensitive  to  Realized  Losses on the mortgage  loans  included  in the trust  established  for that  series and the timing of those
Realized  Losses  that are  covered  by  subordination,  because  the  entire  amount of those
Realized Losses will be allocated to the Class M-2 Certificates of that series.

        Notwithstanding  the assumed  percentages  of defaults,  loss severity and  prepayment assumed in determining  the price on the Class M-2 and Class M-3  Certificates  of any series, it is highly  unlikely  that the mortgage  loans  included in the trust  established  for that series will be prepaid or that Realized  Losses will be incurred  according to one  particular pattern.  For this  reason,  and because  the timing of cash flows is critical to  determining yields,  the actual  pre-tax  yields to maturity on the Class M-2  Certificates  and the Class
M-3  Certificates  of any  series are likely to differ  from  those  assumed.  There can be no assurance that the mortgage  loans in the related  mortgage pool will prepay at any particular rate or that Realized  Losses will be incurred at any  particular  level or that the yields on the Class M-2  Certificates  or the Class M-3  Certificates  of any series will conform to the yields assumed.  Moreover,  the various  remaining terms to maturity and mortgage rates of the mortgage  loans in the  related  mortgage  pool  could  produce  slower  or  faster  principal distributions  than those  assumed,  even if the weighted  average  remaining term to maturity and weighted average mortgage rate of the mortgage loans are as assumed.

        Investors are urged to make their investment  decisions based on their  determinations as to  anticipated  rates of  prepayment  and Realized  Losses  under a variety of  scenarios.
Investors in the Class M-2  Certificates  and  particularly  in the Class M-3  Certificates of any  series  should  fully  consider  the risk  that  Realized  Losses on the  mortgage  loans included  in the trust  established  for that  series  could  result in the  failure  of those investors to fully recover their investments.  For additional  considerations  relating to the yields on the offered  certificates,  see "Yield  Considerations" and "Maturity and Prepayment
Considerations" in the related base prospectus.

               ADDITIONAL YIELD CONSIDERATIONS APPLICABLE SOLELY TO THE RESIDUAL CERTIFICATES

        The after-tax rate of return on the Residual  Certificates  of any series will reflect their  pre-tax  rate of return,  reduced by the taxes  required to be paid with respect to the
Residual  Certificates  of that  series.  Holders of Residual  Certificates  of any series may have tax  liabilities  with respect to their Residual  Certificates  during the early years of the trust for that series that substantially  exceed any distributions  payable thereon during any such period.  In  addition,  holders of Residual  Certificates  of any series may have tax
liabilities  with  respect  to  their  Residual   Certificates  the  present  value  of  which
substantially  exceeds  the  present  value of  distributions  payable  thereon and of any tax benefits that may arise with respect  thereto.  Accordingly,  the after-tax  rate of return on the Residual  Certificates  of any series may be negative or may  otherwise  be  significantly adversely  affected.  The timing and amount of taxable  income  attributable  to the  Residual
Certificates  of any series will  depend on,  among  other  things,  the timing and amounts of prepayments and Realized Losses experienced on the mortgage pool.

        The Residual  Certificateholders  of any series are  encouraged  to consult  their tax advisors as to the effect of taxes and the receipt of any  payments  made to those  holders in connection  with the purchase of the  Residual  Certificates  on after-tax  rates of return on the  Residual  Certificates.  See  "Material  Federal  Income Tax  Consequences"  in this term sheet  supplement  and  "Material  Federal  Income  Tax  Consequences"  in  the  related  base prospectus.

                                       POOLING AND SERVICING AGREEMENT

        GENERAL

        The  certificates  for each series will be issued under a series  supplement  for that series,  dated as of the cut-off  date for that series,  to the standard  terms of pooling and servicing  agreement,  dated as of January 1, 2006,  together  referred  to as the pooling and servicing  agreement,  among the  depositor,  the master  servicer,  and the  trustee for that series.  Reference  is made to the  related  base  prospectus  for  important  information  in addition  to that  described  herein  regarding  the terms and  conditions  of the pooling and servicing  agreement and the offered  certificates for each series.  The offered  certificates of any series will be transferable  and  exchangeable at an office of the trustee,  which will serve as  certificate  registrar  and paying agent.  The depositor  will provide a prospective or actual  certificateholder  of any  series  without  charge,  on  written  request,  a copy, without  exhibits,  of the pooling and servicing  agreement for that series.  Requests  should be  addressed  to the  President,  Residential  Funding  Mortgage  Securities  I,  Inc.,  8400
Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437.

        Under the  pooling  and  servicing  agreement  of any  series,  transfers  of Residual
Certificates  of that series are  prohibited to any  non-United  States  person.  Transfers of the  Residual  Certificates  are  additionally  restricted  as  described  in the  pooling and servicing  agreement for that series.  See "Material  Federal Income Tax Consequences" in this term  sheet  supplement  and  "Material  Federal  Income Tax  Consequences--REMICs--Taxation  of
Owners of REMIC  Residual  Certificates--Tax  and  Restrictions  on Transfers of REMIC Residual
Certificates to Certain  Organizations" and "--Noneconomic REMIC Residual  Certificates" in the
related  base  prospectus.  In addition to the  circumstances  described  in the related  base prospectus,  the  depositor  may  terminate  the  trustee  for  any  series  for  cause  under specified  circumstances.  See  "The  Pooling  and  Servicing  Agreement--The  Trustee"  in the
related base prospectus.

               CUSTODIAL ARRANGEMENTS

        The trustee  will  appoint  Wells  Fargo  Bank,  N.A.,  to serve as  custodian  of the mortgage  loans.  The custodian is not an affiliate of the depositor,  the master  servicer or the sponsor.  No servicer  will have  custodial  responsibility  for the mortgage  loans.  The custodian will maintain  mortgage loan files that contain  originals of the notes,  mortgages, assignments  and allonges in vaults located at the sponsor's  premises in Minnesota.  Only the custodian  has access to these  vaults.  A shelving  and filing  system  segregates  the files relating to the mortgage loans from other assets serviced by the master servicer.

               THE MASTER SERVICER AND SUBSERVICERS

        Master  Servicer.  The  master  servicer,  an  affiliate  of the  depositor,  will  be responsible  for master  servicing  the  mortgage  loans.  Master  servicing  responsibilities include:

-       receiving funds from subservicers;

-       reconciling servicing activity with respect to the mortgage loans;

-       calculating remittance amounts to certificateholders;

-       sending remittances to the trustee for distributions to certificateholders;

-       investor and tax reporting;

-       coordinating loan repurchases;

-       oversight of all servicing activity, including subservicers;

-       following up with  subservicers  with respect to mortgage loans that are delinquent or for which servicing decisions may need to be made;

-       approval of loss mitigation strategies;

-       management and liquidation of mortgaged  properties acquired by foreclosure or deed in lieu of foreclosure; and

-       providing  certain notices and other  responsibilities  as detailed in the pooling and servicing agreement.

        The master servicer may, from time to time,  outsource certain of its master servicing functions,  such as foreclosure  management,  although any such  outsourcing  will not relieve the master  servicer  of any of its  responsibilities  or  liabilities  under the  pooling and servicing agreement.

        For a general description of the master servicer and its activities,  see "Sponsor and
Master Servicer" in this term sheet  supplement.  For a general  description of material terms relating to the master  servicer's  removal or  replacement,  see "The  Pooling and  Servicing
Agreement--Rights Upon Event of Default" in the related base prospectus.

        Subservicer   Responsibilities.   Subservicers  are  generally   responsible  for  the
following duties:

        o      communicating with borrowers;

        o      sending monthly remittance statements to borrowers;

        o      collecting payments from borrowers;

        o      recommending  a loss  mitigation  strategy for borrowers who have  defaulted on their loans  (i.e. repayment plan, modification, foreclosure, etc.);

        o      accurate and timely  accounting,  reporting and remittance of the principal and interest portions of monthly  installment  payments to the master servicer,  together with any other sums paid by borrowers that are required to be remitted;

        o      accurate  and  timely  accounting  and  administration  of escrow  and  impound accounts, if applicable;

        o      accurate and timely reporting of negative amortization amounts, if any;

        o      paying escrows for borrowers, if applicable;

        o      calculating and reporting payoffs and liquidations;

        o      maintaining an individual file for each loan; and

        o      maintaining   primary  mortgage   insurance   commitments  or  certificates  if
required, and filing any primary mortgage insurance claims.

        Homecomings  Financial  Network,  Inc. The subservicing  agreement  between the master servicer  and  Homecomings  provides  that  Homecomings  will  provide  all  of  the  services described in the  preceding  paragraph.  Homecomings  is a Delaware  corporation  and has been servicing mortgage loans secured by first liens on one-to four-family  residential  properties since  1996.  Homecomings  was  incorporated  as  a  wholly-owned  subsidiary  of  Residential
Funding  Corporation in 1995 to service and originate  mortgage  loans.  In 1996,  Homecomings acquired  American  Custody  Corporation to begin servicing  subprime  mortgage loans,  and in
1999  Homecomings  acquired  Capstead  Inc.  to focus on  servicing  prime  loans  such as the mortgage loans described  herein.  The operations of each of the acquired  companies have been integrated  into  Homecomings'  servicing  operations.  The  majority  of the  mortgage  loans
currently   master   serviced  by  Residential   Funding   Corporation   are   subserviced  by
Homecomings.  In addition to servicing  mortgage  loans secured by first liens on  one-to-four family  residential  properties,  Homecomings  services  mortgage loans secured by more junior second liens on residential  properties and subprime  mortgage loans.  Homecomings may perform special servicing  functions where the servicing  responsibilities  with respect to delinquent mortgage  loans that have been  serviced  by third  parties  is  transferred  to  Homecomings.
Homecomings'   servicing  activities  have  included  the  activities  specified  above  under
"--Subservicer responsibilities".

        Homecomings may, from time to time,  outsource certain of its subservicing  functions, such as contacting  delinquent  borrowers,  property tax  administration  and hazard insurance administration,  although  any such  outsourcing  will not relieve  Homecomings  of any of its responsibilities  or liabilities as a subservicer.  If Homecomings  engages any subservicer to subservice  10% or more of the  mortgage  loans  included  in the  trust  established  for any series, or any subservicer  performs the types of services requiring  additional  disclosures, the  issuing  entity  will  file a  Report  on Form  8-K  providing  any  required  additional disclosure regarding such subservicer.

               SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

        The servicing fees for each mortgage loan are payable out of the interest  payments on that  mortgage  loan  prior to payment  to  certificateholders.  Except as is set forth in any final term sheet for that series,  the servicing  fees relating to each mortgage loan included in the trust  established  for any series  will be  generally  be at least 0.28% per annum and not more than 0.33% per annum of the  outstanding  principal  balance of that  mortgage  loan.
The  servicing  fees consist of (a) servicing  fees payable to the master  servicer in respect of its  master  servicing  activities  and (b)  subservicing  and other  related  compensation payable to the  subservicer,  including any payment due to  prepayment  charges on the related mortgage loans and such  compensation  paid to the master servicer as the direct servicer of a mortgage loan for which there is no subservicer.

        Except  as is set  forth  in any  final  term  sheet  for  that  series,  the  primary compensation  to be paid to the master  servicer  for its  master  servicing  activities  will generally  be at least  0.03% per annum and not more than  0.08% per annum of the  outstanding principal  balance of each  mortgage loan  included in the trust  established  for any series.
As  described  in the  related  base  prospectus,  a  subservicer  is  entitled  to  servicing compensation  in a  minimum  amount  equal to 0.25%  per  annum of the  outstanding  principal balance of each  mortgage  loan  serviced by it. The master  servicer is obligated to pay some ongoing  expenses  associated  with the  trust  for any  series  and  incurred  by the  master servicer in  connection  with its  responsibilities  under the related  pooling and  servicing agreement.  The  master  servicing  fee may be  changed  if a  successor  master  servicer  is appointed,  but it will not exceed the rate  currently paid to the master  servicer.  See "The
Pooling and Servicing  Agreement--Servicing  and Other Compensation and Payment of Expenses" in
the related base  prospectus for  information  regarding  other possible  compensation  to the master  servicer  and  subservicers  and for  information  regarding  expenses  payable by the master servicer.

        The following  table sets forth the fees and expenses that are payable out of payments
on  the   mortgage   loans,   prior  to   payments   of   interest   and   principal   to  the
certificateholders,  except as may  otherwise  be set forth in any  final  term  sheet for any series:

       Description                    Amount                        Receiving Party
       ------------------------------ ----------------------------- ----------------------------
       Master Servicer Fee            0.03% or 0.08% per annum of   Master Servicer
                                      the principal balance of
                                      each mortgage loan,
                                      depending on the type of
                                      mortgage loan
       ------------------------------ ----------------------------- ----------------------------
       Subservicer Fee                0.25% per annum of the        Subservicers
                                      principal balance of each
                                      mortgage loan serviced by a
                                      subservicer
       ------------------------------ ----------------------------- ----------------------------

        In  addition,  the master  servicer or any  applicable  subservicer  may recover  from payments  on the  mortgage  loans or  withdraw  from the  Custodial  Account the amount of any
Advances and Servicing Advances previously made,  interest and investment income,  foreclosure profits,  indemnification  payments  payable  under the pooling and servicing  agreement,  and certain other servicing expenses, including foreclosure expenses.

               REPORTS TO CERTIFICATEHOLDERS

        On each  distribution  date for any series, a distribution date statement will be made available to each  certificateholder  of that series  setting forth certain  information  with respect to the  composition of the payment being made, the  Certificate  Principal  Balance or
Notional  Amount  of an  individual  certificate  following  the  payment  and  certain  other information  relating to the certificates  and the mortgage loans of that series.  The trustee will  make  the  distribution  date  statement,  and,  at its  option,  any  additional  files
containing  the  same  information  in  an  alternative   format,   available  each  month  to
certificateholders  of that series and other  parties to the pooling and  servicing  agreement via the trustee's  internet  website.  See also  "Description of the  Certificates--Reports  to
Certificateholders"  in the  related  base  prospectus  for a  more  detailed  description  of certificateholder reports.

               VOTING RIGHTS

        There are  actions  specified  in the  related  base  prospectus  that may be taken by holders of  certificates  of any series  evidencing a specified  percentage  of all  undivided interests  in the related  trust and may be taken by holders of  certificates  entitled in the aggregate to that  percentage of the voting  rights.  Except as is set forth in any final term sheet for any  series,  1.0% of all voting  rights  will be  allocated  among  holders of each class of Interest  Only  Certificates  of that series,  if any, 1.0% of all voting rights will be  allocated  among  the  holders  of all  Residual  Certificates  of  that  series,  and the remaining  voting  rights will be  allocated  among all  holders of any other  classes of that series in proportion to their then outstanding  Certificate  Principal  Balances.  The pooling and servicing  agreement  for any series may be amended  without the consent of the holders of the Residual Certificates of that series in specified circumstances.

        Notwithstanding  the  foregoing,  so long as there  does not  exist a  failure  by the
Certificate  Insurer to make a required payment under any financial  guaranty insurance policy related to any class of Insured  Certificates for any series,  the Certificates  Insurer shall have the right to  exercise  all rights of the  holders of the  Insured  Certificates  of that series  under the  related  pooling  and  servicing  agreement  without  any  consent  of such holders,  and such holders may  exercise  such rights only with the prior  written  consent of the Certificate Insurer except as provided in the related pooling and servicing agreement.

               TERMINATION

        The  circumstances  under which the  obligations  created by the pooling and servicing agreement for any series will terminate  relating to the offered  certificates  of that series
are  described  under  "The  Pooling  and  Servicing   Agreement--Termination;   Retirement  of
Certificates"  in the related base  prospectus.  The master servicer will have the option,  on any distribution  date on which the aggregate  Stated Principal  Balance of the mortgage loans included in the trust  established for any series is less than 10% of the aggregate  principal balance of the  mortgage  loans  included in the trust  established  for that series as of the cut-off date for that series,  after  deducting  payments of principal due during the month of the cut-off date (whether or not  received),  either to purchase all remaining  mortgage loans and other assets in the trust for that  series,  thereby  effecting  early  retirement  of the offered  certificates  or to purchase,  in whole but not in part, the  certificates.  Any such purchase of mortgage  loans and other  assets of the trust for that series  shall be made at a price equal to the sum of (a) 100% of the unpaid  principal  balance of each  mortgage loan or the fair  market  value  of the  related  underlying  mortgaged  properties  with  respect  to defaulted  mortgage loans as to which title to such mortgaged  properties has been acquired if such  fair  market  value  is less  than  such  unpaid  principal  balance  as of the  date of repurchase plus (b) accrued interest  thereon at the mortgage rate to, but not including,  the first  day  of  the  month  in  which  the  repurchase  price  is  distributed.  The  optional termination  price paid by the master  servicer  will also  include  certain  amounts  owed by
Residential  Funding as seller of the mortgage  loans  included in the trust  established  for that series,  under the terms of the agreement pursuant to which Residential  Funding sold the mortgage loans to the depositor, that remain unpaid on the date of the optional termination.

        Distributions on the  certificates of any series relating to any optional  termination will be paid,  first, to the Senior  Certificates,  second, to the Class M Certificates in the order of their payment  priority and, third,  to the Class B Certificates of that series.  The proceeds of any such  distribution  may not be  sufficient  to  distribute  the full amount to each class of  certificates  of that series if the purchase price is based in part on the fair market  value of the  underlying  mortgaged  property  and the fair market  value is less than
100%  of  the  unpaid  principal  balance  of  the  related  mortgage  loan.  Subject  to  any applicable  limitation  set forth therein,  the financial  guaranty  insurance  policy for any class of Insured  Certificates  of any series  will cover any such  shortfall  on that  series allocated to those Insured  Certificates.  Any such purchase of the certificates  will be made at a price equal to 100% of their  Certificate  Principal Balance plus, except with respect to the Principal Only Certificates,  the Accrued  Certificate  Interest thereon,  or with respect to the  Interest  Only  Certificates  of  that  series,  on  their  Notional  Amount,  for the immediately  preceding  Interest Accrual Period at the  then-applicable  pass-through rate and any  previously  unpaid  Accrued  Certificate  Interest.  Promptly  after the purchase of such certificates  of any series,  the master servicer shall terminate the trust for that series in accordance with the terms of the related pooling and servicing agreement.

        Upon  presentation  and surrender of the offered  certificates  in connection with the
termination  of  the  trust  or  a  purchase  of   certificates   for  any  series  under  the
circumstances  described  in  the  two  preceding  paragraphs,  the  holders  of  the  offered certificates  of that series will be  entitled to receive an amount  equal to the  Certificate
Principal  Balance of that class plus,  except in the case of the Principal Only  Certificates of that series,  Accrued Certificate  Interest thereon for the immediately  preceding Interest
Accrual  Period at the  then-applicable  pass-through  rate,  or, with respect to the Interest
Only  Certificates,  Accrued  Certificate  Interest  for the  immediately  preceding  Interest
Accrual  Period on their Notional  Amount,  plus any  previously  unpaid  Accrued  Certificate
Interest.   However,   any  Prepayment  Interest  Shortfalls   previously   allocated  to  the
certificates  of that  series  will  not be  reimbursed.  In  addition,  distributions  to the holders of the most  subordinate  class of  certificates  of that  series  outstanding  with a
Certificate  Principal  Balance  greater  than  zero  will be  reduced,  as  described  in the preceding  paragraph,  in the case of the  termination of the trust for that series  resulting from a purchase of all the assets of the trust.

               THE TRUSTEE

        Unless an event of default  has  occurred  and is  continuing  under the  pooling  and servicing  agreement,  the trustee will perform only such duties as are specifically set forth in the  pooling  and  servicing  agreement.  If an event of default  occurs and is  continuing under the pooling and  servicing  agreement,  the trustee is required to exercise  such of the rights and powers vested in it by the pooling and servicing  agreement,  such as either acting as the master servicer or appointing a successor master  servicer,  and use the same degree of care and  skill in their  exercise  as a  prudent  investor  would  exercise  or use under the
circumstances   in  the  conduct  of  such   investor's   own  affairs.   Subject  to  certain
qualifications  specified in the pooling and servicing  agreement,  the trustee will be liable for  its own  negligent  action,  its  own  negligent  failure  to act  and  its  own  willful misconduct for actions.

        The trustee's duties and  responsibilities  under the pooling and servicing  agreement include collecting funds from the master servicer to distribute to  certificateholders  at the
direction  of  the  master  servicer,   providing  certificateholders  and  applicable  rating
agencies  with monthly  distribution  statements  and notices of the  occurrence  of a default under the pooling and  servicing  agreement,  removing the master  servicer as a result of any such default,  appointing a successor master servicer,  and effecting any optional termination of the trust.

        The master servicer will pay to the trustee  reasonable  compensation for its services and  reimburse  the trustee  for all  reasonable  expenses  incurred or made by the trustee in accordance  with any of the  provisions  of the pooling and  servicing  agreement,  except any such expense as may arise from the  trustee's  negligence  or bad faith.  The master  servicer has also  agreed to  indemnify  the  trustee  for any losses  and  expenses  incurred  without negligence  or willful  misconduct  on the trustee's  part arising out of the  acceptance  and administration of the trust.

        The trustee may resign at any time, in which event the depositor  will be obligated to appoint a successor  trustee.  The depositor may also remove the trustee if the trustee ceases to be  eligible to continue as trustee  under the pooling and  servicing  agreement  or if the trustee  becomes  insolvent.  Upon becoming aware of those  circumstances,  the depositor will be  obligated to appoint a successor  trustee.  The trustee may also be removed at any time by the holders of  certificates  evidencing  not less than 51% of the aggregate  voting rights in the related trust.  Any  resignation or removal of the trustee and  appointment of a successor trustee  will not become  effective  until  acceptance  of the  appointment  by the  successor trustee.

        Any costs  associated with removing and replacing a trustee will be paid by the master servicer.

                                              LEGAL PROCEEDINGS

        There are no material pending legal or other proceedings  involving the mortgage loans or  Residential  Funding  Corporation,  as sponsor and master  servicer,  Residential  Funding
Mortgage  Securities I, Inc. as depositor,  the Trust as the issuing  entity,  or Homecomings, as subservicer,  that, individually or in the aggregate,  would have a material adverse impact on investors in these certificates.

        Residential   Funding  and  Homecomings   are  currently   parties  to  various  legal
proceedings  arising from time to time in the  ordinary  course of their  businesses,  some of which  purport  to be class  actions.  Based on  information  currently  available,  it is the opinion of  Residential  Funding and  Homecomings  that the eventual  outcome of any currently pending legal proceeding,  individually or in the aggregate,  will not have a material adverse effect on their ability to perform their  obligations  in relation to the mortgage  loans.  No assurance,  however,  can be given  that the final  outcome  of these  legal  proceedings,  if unfavorable,  either  individually  or in the  aggregate,  would not have a  material  adverse impact on Residential  Funding or Homecomings.  Any such  unfavorable  outcome could adversely affect  the  ability  of  Residential  Funding  Corporation  or  Homecomings  to  perform  its servicing  duties with respect to the mortgage loans and  potentially  lead to the replacement of Residential Funding or Homecomings with a successor servicer.

                                  MATERIAL FEDERAL INCOME TAX CONSEQUENCES

        Mayer, Brown, Rowe & Maw LLP, counsel to the depositor,  will render an opinion,  with respect to each series of  certificates,  to the effect  that,  assuming  compliance  with all provisions of the related  pooling and servicing  agreement,  for federal income tax purposes, the trust  established  for any series will  qualify as one or more REMICs  under the Internal
Revenue Code.

        For federal income tax purposes:

-       any Class R Certificates of a series will  constitute a class of "residual  interests"
         in a REMIC; and

-       each class of Senior Certificates,  other than the Class R Certificates, and the Class
         M Certificates  and the Class B Certificates  of any series will represent  ownership of "regular  interests" in a REMIC and will generally be treated as debt  instruments of a REMIC.

        See "Material Federal Income Tax Consequences--REMICs" in the related base prospectus.

        For federal income tax purposes,  each class of offered certificates of any series may be treated as having been issued with  original  issue  discount.  The  prepayment  assumption that will be used in  determining  the rate of  accrual of  original  issue  discount,  market discount  and  premium,  if any,  on any class of any series for federal  income tax  purposes will be  based  on the  assumption  that,  subsequent  to the  date of any  determination  the mortgage loans included in the trust  established  for that series will prepay at a rate equal to the  prepayment  speed  assumption  set forth in any final term sheet for that  series.  No representation  is made that the mortgage  loans  included in the trust  established  for that series  will  prepay at that rate or at any other  rate.  See  "Material  Federal  Income  Tax
Consequences--General"  and "--REMICs--Taxation of Owners of REMIC Regular  Certificates--Original
Issue Discount" in the related base prospectus.

        The holders of offered  certificates  will be  required to include in income  interest and any original issue discount on their  certificates  in accordance  with the accrual method of accounting.

        The Internal Revenue Service,  or IRS, has issued original issue discount  regulations under  sections  1271 to 1275 of the Internal  Revenue Code that address the treatment of debt instruments  issued with original issue discount.  The OID  regulations  suggest that original issue  discount with respect to securities  similar to the Variable  Strip  Certificates  that represent multiple  uncertificated REMIC regular interests,  in which ownership interests will be issued  simultaneously  to the same buyer,  should be computed on an aggregate  method.  In the absence of further  guidance  from the IRS,  original  issue  discount with respect to the uncertificated  regular  interests  represented  by the  Variable  Strip  Certificates  of any series will be reported to the IRS and the related  certificateholders  on an aggregate method based  on a  single  overall  constant  yield  and the  prepayment  assumption  stated  above, treating all  uncertificated  regular  interests as a single debt  instrument  as described in the OID regulations.

        If the  method for  computing  original  issue  discount  described  in the term sheet supplement  results in a negative  amount for any period with respect to a  certificateholder, the  amount  of  original  issue  discount  allocable  to that  period  would  be zero and the certificateholder  will be  permitted  to offset  that  negative  amount only  against  future original issue discount, if any, attributable to those certificates.

        In some  circumstances  the OID regulations  permit the holder of a debt instrument to recognize  original  issue  discount under a method that differs from that used by the issuing entity.  Accordingly,  it is possible  that the holder of a  certificate  of any series may be able to select a method for  recognizing  original  issue discount that differs from that used by the master servicer in preparing reports to the related certificateholders and the IRS.

        Some of the classes of offered  certificates  of any series may be treated for federal income tax  purposes as having  been  issued at a premium.  Whether any holder of one of those classes  of  certificates  will be  treated as holding a  certificate  with  amortizable  bond
premium  will  depend  on  the  certificateholder's   purchase  price  and  the  distributions
remaining  to  be  made  on  the   certificate   at  the  time  of  its   acquisition  by  the
certificateholder.  Holders of those classes of any series of  certificates  are encouraged to consult their tax advisors  regarding the  possibility  of making an election to amortize such premium.  See "Material  Federal  Income Tax  Consequences--REMICs--Taxation  of Owners of REMIC
Regular Certificates" and "--Premium" in the related base prospectus.

        The offered  certificates of any series will be treated as assets described in Section
7701(a)(19)(C)   of  the  Internal  Revenue  Code  and  "real  estate  assets"  under  Section
856(c)(4)(A)  of the Internal  Revenue Code generally in the same  proportion  that the assets of the trust would be so treated.  In addition,  interest on the offered  certificates  of any series will be treated as "interest  on  obligations  secured by  mortgages on real  property"
under  Section  856(c)(3)(B)  of the Internal  Revenue  Code  generally to the extent that the offered  certificates  are treated as "real estate assets" under Section  856(c)(4)(A)  of the
Internal  Revenue  Code.  Moreover,  the offered  certificates  of any series,  other than any
Residual   Certificates,   will  be  "qualified  mortgages"  within  the  meaning  of  Section
860G(a)(3)  of the Internal  Revenue Code if  transferred  to another REMIC on its startup day in exchange for a regular or residual  interest  therein.  However,  prospective  investors in offered  certificates  of any series that will be  generally  treated as assets  described  in
Section  860G(a)(3)  of the  Internal  Revenue  Code  should note that,  notwithstanding  that treatment,  any  repurchase  of a  certificate  of that  series  pursuant  to the right of the master  servicer to repurchase the offered  certificates  of that series may adversely  affect any REMIC that holds the offered  certificates  if the repurchase is made under  circumstances
giving   rise  to  a   Prohibited   Transaction   Tax.   See  "The   Pooling   and   Servicing
Agreement--Termination"  in this  term  sheet  supplement  and  "Material  Federal  Income  Tax
Consequences--REMICs-- Characterization  of Investments in REMIC  Certificates"  in the related base prospectus.

        For further information  regarding federal income tax consequences of investing in the offered certificates of any series, see "Material Federal Income Tax  Consequences--REMICs"  in
this term sheet supplement and in the related base prospectus.

               SPECIAL TAX CONSIDERATIONS APPLICABLE TO RESIDUAL CERTIFICATES

        The IRS has issued REMIC  regulations  under the  provisions  of the Internal  Revenue
Code that  significantly  affect  holders of Residual  Certificates  of any series.  The REMIC regulations  impose  restrictions  on the transfer or acquisition of some residual  interests, including  the  Residual  Certificates.  The pooling and  servicing  agreement  for any series includes  other  provisions  regarding the transfer of Residual  Certificates  of that series, including:

-       the  requirement  that any transferee of a Residual  Certificate  provide an affidavit representing that the transferee

-       is not a disqualified organization;

-       is not acquiring the Residual  Certificate on behalf of a  disqualified  organization;
               and

-       will maintain that status and will obtain a similar  affidavit from any person to whom the transferee shall subsequently transfer a Residual Certificate;

-       a  provision   that  any  transfer  of  a  Residual   Certificate  to  a  disqualified
         organization shall be null and void; and

-       a grant to the  master  servicer  of the  right,  without  notice to the holder or any prior  holder,  to sell to a purchaser  of its choice any Residual  Certificate  that shall become owned by a  disqualified  organization  despite the first two provisions above.

In  addition,  under  the  pooling  and  servicing  agreement  for any  series,  the  Residual
Certificates of that series may not be transferred to non-United States persons.

        The REMIC  regulations  also  provide  that a transfer  to a United  States  person of
"noneconomic"  residual interests will be disregarded for all federal income tax purposes, and that the purported  transferor of  "noneconomic"  residual  interests  will continue to remain liable  for any taxes due with  respect to the income on the  residual  interests,  unless "no significant  purpose of the  transfer  was to impede the  assessment  or  collection  of tax."
Based on the REMIC  regulations,  the  Residual  Certificates  of any  series  may  constitute noneconomic  residual  interests  during some or all of their terms for  purposes of the REMIC regulations  and,  accordingly,  unless no significant  purpose of a transfer is to impede the assessment or collection of tax,  transfers of the Residual  Certificates of any series may be disregarded  and  purported  transferors  may remain  liable for any taxes due relating to the income on the related  Residual  Certificates.  All transfers of the Residual  Certificates of any series will be  restricted  in  accordance  with the terms of the  pooling  and  servicing agreement  for that series that are  intended to reduce the  possibility  of any transfer of a
Residual  Certificate  being  disregarded  to  the  extent  that  the  Residual   Certificates
constitute    noneconomic    residual   interests.    See   "Material   Federal   Income   Tax
Consequences--REMICs--Taxation  of  Owners  of  REMIC  Residual  Certificates--Noneconomic  REMIC
Residual Certificates" in the related base prospectus.

        The IRS has issued final REMIC  regulations  that add to the  conditions  necessary to assure  that  a  transfer  of  a  non-economic  residual  interest  would  be  respected.  The additional  conditions  require  that in order  to  qualify  as a safe  harbor  transfer  of a residual,  the transferee  represent that it will not cause the income "to be  attributable to a foreign  permanent  establishment or fixed base (within the meaning of an applicable  income tax treaty) of the  transferee or another U.S.  taxpayer"  and either (i) the amount  received by the  transferee  be no less on a present  value basis than the present value of the net tax detriment  attributable to holding the residual  interest  reduced by the present value of the projected  payments  to be  received on the  residual  interest  or (ii) the  transfer is to a domestic  taxable  corporation  with specified  large amounts of gross and net assets and that meets certain other  requirements  where  agreement is made that all future  transfers will be to taxable  domestic  corporations  in  transactions  that qualify for the same "safe  harbor"
provision.  Eligibility for the safe harbor requires,  among other things,  that the facts and circumstances  known to the  transferor  at the time of transfer  not indicate to a reasonable person  that the  taxes  with  respect  to the  residual  interest  will not be paid,  with an unreasonably low cost for the transfer  specifically  mentioned as negating  eligibility.  See
"Material  Federal  Income  Tax  Consequences--REMICs--Taxation  of  Owners  of  REMIC  Residual
Certificates--Noneconomic REMIC Residual Certificates" in the related base prospectus.

        The Residual  Certificateholders  of any series may be required to report an amount of taxable  income with respect to, in  particular,  the earlier  accrual  periods of the term of the REMICs  that  significantly  exceeds  the  amount of cash  distributions  received  by the
Residual  Certificateholders from the REMICs with respect to those periods.  Furthermore,  the tax on that  income  may  exceed  the  cash  distributions  with  respect  to  those  periods.
Consequently,  Residual  Certificateholders  of any series  should have other sources of funds sufficient  to pay any federal  income taxes due in the earlier  years of each REMIC's term as a  result  of  their  ownership  of the  Residual  Certificates.  In  addition,  the  required inclusion of this amount of taxable  income  during the REMICs'  earlier  accrual  periods and the deferral of  corresponding  tax losses or deductions  until later accrual periods or until the  ultimate  sale or  disposition  of a Residual  Certificate,  or possibly  later under the
"wash  sale"  rules of Section  1091 of the  Internal  Revenue  Code,  may cause the  Residual
Certificateholders'  after-tax  rate of return  to be zero or  negative  even if the  Residual
Certificateholders'  pre-tax  rate of return is positive.  That is, on a present  value basis, the Residual  Certificateholders'  resulting tax liabilities  could  substantially  exceed the sum  of  any  tax  benefits  and  the  amount  of  any  cash  distributions  on  the  Residual
Certificates over their life.

        An  individual,  trust or estate that holds,  whether  directly or indirectly  through certain pass-through  entities, a Residual Certificate,  may have significant additional gross income with respect to, but may be limited on the  deductibility  of,  servicing and trustee's fees and other  administrative  expenses  properly  allocable to each REMIC in  computing  the certificateholder's  regular  tax  liability  and will  not be able to  deduct  those  fees or
expenses  to  any  extent  in  computing  the  certificateholder's   alternative  minimum  tax
liability.  See "Material Federal Income Tax  Consequences--REMICs--Taxation  of Owners of REMIC
Residual  Certificates--Possible  Pass-Through  of  Miscellaneous  Itemized  Deductions" in the
related base prospectus.

        The IRS has issued proposed  regulations that, if adopted as final regulations,  would cause the question of whether a transfer of residual  interests  will be respected for federal income tax purposes to be determined in the audits of the  transferee  and  transferor  rather than an item to be determined as a partnership item in the audit of the REMIC's return.

        Residential  Funding will be  designated  as the "tax matters  person" with respect to each REMIC as defined in the REMIC  Provisions,  as defined in the  related  base  prospectus, and in  connection  therewith  will be  required  to hold not less than 0.01% of the  Residual
Certificates.

        Purchasers  of the  Residual  Certificates  of any series are strongly  encouraged  to consult  their tax advisors as to the  economic  and tax  consequences  of  investment  in the
Residual Certificates of that series.

        For further information  regarding the federal income tax consequences of investing in
the   Residual   Certificates   of   any   series,   see   "Certain   Yield   and   Prepayment
Considerations--Additional   Yield   Considerations   Applicable   Solely   to   the   Residual
Certificates"   in  this  term   sheet   supplement   and   "Material   Federal   Income   Tax
Consequences--REMICs--Taxation  of Owners of REMIC  Residual  Certificates"  in the related base prospectus.

                                      STATE AND OTHER TAX CONSEQUENCES

        In addition to the federal  income tax  consequences  described in  "Material  Federal
Income  Tax  Consequences,"  potential  investors  should  consider  the  state  and local tax consequences  of the  acquisition,  ownership,  and  disposition  of the  certificates  of any series.  State tax law may differ  substantially  from the corresponding  federal tax law, and the  discussion  above does not purport to describe any aspect of the tax laws of any state or other jurisdiction.  Therefore,  prospective investors should consult their tax advisors about the various tax consequences of investments in the certificates of any series.

                                               USE OF PROCEEDS

        The net  proceeds  from the sale of the  offered  certificates  of any  series  to the underwriter or the  underwriters  for any series will be paid to the depositor.  The depositor will use the proceeds to purchase the mortgage  loans  included in the trust  established  for that series or for general corporate purposes.

                                    METHOD OF DISTRIBUTION

        In accordance with the terms and conditions of any related underwriting  agreement for any series,  each  underwriter  set forth in any final term sheet for that series with respect to any class of offered  certificates  of that  series will serve as an  underwriter  for each applicable  class  set  forth in any  final  term  sheet  for that  series  and will  agree to purchase and the  depositor to sell each  applicable  class of those Senior  Certificates  and
Class M Certificates,  except that a de minimis  portion of the Residual  Certificates of that series will be retained by Residential  Funding.  Each  applicable  class of  certificates  of any series being sold to an underwriter are referred to as the  underwritten  certificates for that series.  It is expected that delivery of the  underwritten  certificates  for any series, other than the Residual  Certificates,  will be made only in book-entry  form through the Same
Day Funds  Settlement  System of DTC, and that the delivery of the Residual  Certificates  for any series,  other than the de minimis portion retained by Residential  Funding,  will be made at the offices of the  applicable  underwriter  on the closing date for that  series,  against payment therefor in immediately available funds.

        In connection with the underwritten  certificates of any series,  each underwriter has agreed,  in accordance  with the terms and  conditions of the related  underwriting  agreement for that series,  to purchase all of each applicable  class of the  underwritten  certificates of that  series if any of that  class of the  underwritten  certificates  of that  series  are purchased thereby.

        Any related underwriting  agreement for any series provides that the obligation of the underwriter  to pay for and  accept  delivery  of each  applicable  class of the  underwritten certificates  of that series is subject to, among other things,  the receipt of legal opinions and to the conditions,  among others,  that no stop order suspending the  effectiveness of the depositor's  registration  statement  shall be in  effect,  and that no  proceedings  for that purpose shall be pending before or threatened by the Securities and Exchange Commission.

        The  distribution  of the  underwritten  certificates  of any series by any applicable underwriter  may be  effected  from time to time in one or more  negotiated  transactions,  or otherwise,  at  varying  prices  to be  determined  at  the  time  of  sale.  Proceeds  to the depositor from the sale of the  underwritten  certificates  for any series,  before  deducting expenses  payable by the depositor,  shall be set forth in the prospectus  supplement for that series.

        The underwriter  for any class of any series may effect these  transactions by selling the  applicable  underwritten  certificates  of any  series to or through  dealers,  and those dealers  may  receive  compensation  in the form of  underwriting  discounts,  concessions  or commissions  from the  underwriter  for whom they act as agent. In connection with the sale of the applicable  underwritten  certificates  of any series,  the  underwriter  for any class of that series may be deemed to have  received  compensation  from the  depositor  in the form of underwriting  compensation.  The  underwriter  and  any  dealers  that  participate  with  the underwriter  in the  distribution  of the  underwritten  certificates  of any  series are also underwriters  of that series  under the  Securities  Act of 1933.  Any profit on the resale of
the  underwritten   certificates  of  that  series  positioned  by  an  underwriter  would  be underwriting  compensation  in the form of underwriting  discounts and  commissions  under the
Securities Act.

        Each  underwriting  agreement  for any series will  provide  that the  depositor  will indemnify  the  underwriter,  and  that  under  limited  circumstances  the  underwriter  will indemnify the depositor,  against some liabilities  under the Securities Act, or contribute to payments required to be made in respect thereof.

        Unless  purchased  by an  underwriter  as  described  in any final term sheet for that series,  the Class A-V  Certificates  and Class A-P  Certificates of any series may be offered by the  depositor  from time to time  directly  or through an  underwriter  or agent in one or more  negotiated  transactions,  or otherwise,  at varying prices to be determined at the time of sale.  Proceeds  to the  depositor  from any sale of the  Class A-V  Certificates  or Class
A-P Certificates of any series will equal the purchase price paid by their  purchaser,  net of any expenses  payable by the  depositor and any  compensation  payable to any  underwriter  or agent.

        There is currently no secondary market for the offered  certificates.  The underwriter for any series may make a secondary  market in the  underwritten  certificates  of that series but is not  obligated  to do so.  There can be no  assurance  that a secondary  market for the offered  certificates  of any  series  will  develop  or,  if it  does  develop,  that it will continue.  The offered certificates will not be listed on any securities exchange.

        The primary  source of  information  available  to  investors  concerning  the offered certificates  of any series  will be the monthly  statements  discussed  in the  related  base prospectus under "Description of the  Certificates--Reports  to Certificateholders" and in this term sheet supplement under "Pooling and Servicing  Agreement--Reports to  Certificateholders,"
which will include  information as to the outstanding  principal balance or notional amount of the  offered  certificates  of that  series.  There can be no  assurance  that any  additional information  regarding the offered  certificates  of any series will be available  through any other  source.  In  addition,  the  depositor is not aware of any source  through  which price information  about the  offered  certificates  will be  available  on an  ongoing  basis.  The limited nature of this  information  regarding the offered  certificates  may adversely affect the  liquidity  of the  offered  certificates,  even if a  secondary  market  for the  offered certificates for any series becomes available.

                                        LEGAL OPINIONS

        Certain legal matters  relating to the  certificates of any series will be passed upon for the depositor and Residential Funding Securities  Corporation,  if it is an underwriter of that series,  by Mayer,  Brown, Rowe & Maw LLP, New York, New York and for any underwriters of that series other than Residential Funding Securities  Corporation,  by Sidley Austin LLP, New
York, New York.

                                                   RATINGS

        It is a condition of the issuance of the offered  certificates of any series that each class of offered  certificates  of that series be assigned at least the ratings  designated in the final term sheet for that class of certificates  by one or more rating agencies  including by Standard & Poor's,  a division of The  McGraw-Hill  Companies,  Inc., or Standard & Poor's,
Moody's Investors Service, Inc. or Moody's, or Fitch Ratings, or Fitch.

        Standard  &  Poor's  ratings  on  mortgage   pass-through   certificates  address  the
likelihood  of the  receipt by  certificateholders  of  payments  required  under the  related pooling  and  servicing  agreement.  Standard & Poor's  ratings  take into  consideration  the credit quality of the related  mortgage pool,  structural  and legal aspects  associated  with the related  certificates,  and the extent to which the payment stream in the related mortgage pool is  adequate  to make  payments  required  under the  related  certificates.  Standard  &
Poor's  ratings on the offered  certificates  of any series will not,  however,  constitute  a statement  regarding  frequency of prepayments  on the related  mortgage  loans.  See "Certain
Yield and Prepayment Considerations" in this term sheet supplement.

        The  ratings  assigned by Moody's to mortgage  pass-through  certificates  address the likelihood  of the  receipt  by  certificateholders  of all  distributions  to which  they are entitled  under the related  pooling and  servicing  agreement.  Moody's  ratings  reflect its analysis of the riskiness of the related  mortgage loans and the structure of the  transaction as described in related  pooling and servicing  agreement.  Moody's ratings do not address the effect on the  certificates'  yield  attributable  to prepayments or recoveries on the related mortgage loans.  Further,  the ratings on the Interest Only  Certificates of any series do not address whether  investors  therein will recoup their initial  investments.  The rating on the
Principal  Only  Certificates  of any series  only  addresses  the  return of its  Certificate
Principal  Balance.  The rating on the Residual  Certificates of any series only addresses the return of its Certificate  Principal Balance and interest on the Residual  Certificates at the related pass-through rate.

        The  ratings  assigned  by Fitch to  mortgage  pass-through  certificates  address the likelihood  of the  receipt  by  certificateholders  of all  distributions  to which  they are entitled  under the  transaction  structure.  Fitch's  ratings  reflect  its  analysis  of the riskiness of the underlying  mortgage loans and the structure of the  transaction as described in the operative  documents.  Fitch's  ratings do not address the effect on the  certificates'
yield  attributable to prepayments or recoveries on the underlying  mortgage  loans.  Further, the ratings on any Interest Only  Certificates do not address whether  investors  therein will recoup  their  initial  investments.  The  rating  on any  Principal  Only  Certificates  only addresses  the  return  of its  Certificate  Principal  Balance.  The  rating  on any class of
Residual  Certificates  only  addresses the return of its  Certificate  Principal  Balance and interest on that class Residual Certificates at the related pass-through rate.

        Except as is otherwise set forth in the  prospectus  supplement  for that series,  the ratings by each rating  agency  rating a class of Insured  Certificates  of any series will be determined without regard to the related financial guaranty insurance policy.

        There can be no  assurance  as to  whether  any  rating  agency  other than the rating agencies  designated in the final term sheet for a class of certificates  will rate the Senior
Certificates or the Class M Certificates  of any series,  or, if it does, what rating would be assigned by any other rating  agency.  A rating on the  certificates  of any series by another rating  agency,  if  assigned  at  all,  may  be  lower  than  the  ratings  assigned  to  the
Certificates  of that  series  by the  rating  agency  or  rating  agencies  requested  by the depositor to rate those certificates.

        A security rating is not a  recommendation  to buy, sell or hold securities and may be subject to revision or  withdrawal  at any time by the  assigning  rating  organization.  Each security rating should be evaluated  independently of any other security  rating.  The ratings of any  Interest  Only  Certificates  of any series do not  address the  possibility  that the holders of those  certificates  may fail to fully recover their  initial  investments.  In the event that the  ratings  initially  assigned  to the  offered  certificates  of any series are subsequently  lowered  for any  reason,  no  person  or entity is  obligated  to  provide  any additional support or credit enhancement with respect to the offered certificates.

        The fees paid by the  depositor  to the rating  agencies at closing  include a fee for
ongoing   surveillance  by  the  rating  agencies  for  so  long  as  any   certificates   are
outstanding.  However,  the  rating  agencies  are under no  obligation  to the  depositor  to continue to monitor or provide a rating on the certificates.

                                              LEGAL INVESTMENT

        Any final term sheet for any series  will set forth the offered  certificates  of that series which will constitute  "mortgage  related  securities" for purposes of SMMEA so long as they are rated in at least the second highest rating  category by one of the rating  agencies, and,  as such,  are legal  investments  for some  entities  to the extent  provided  in SMMEA.
SMMEA  provides,  however,  that states could override its provisions on legal  investment and restrict or condition  investment in mortgage  related  securities by taking  statutory action on or prior to October 3, 1991.  Some states have  enacted  legislation  which  overrides  the preemption  provisions of SMMEA.  The remaining  classes of  certificates  will not constitute
"mortgage related securities" for purposes of SMMEA.

        One or more  classes  of the  offered  certificates  of any  series  may be  viewed as
"complex securities" under TB 73a and TB 13a, which apply to thrift institutions  regulated by the OTS.

        The depositor makes no representations as to the proper  characterization of any class of the offered  certificates of any series for legal  investment or other  purposes,  or as to the ability of particular  investors to purchase any class of the offered  certificates of any series under applicable  legal  investment  restrictions.  These  uncertainties  may adversely affect the  liquidity of any class of offered  certificates  of any series.  Accordingly,  all
institutions   whose   investment   activities  are  subject  to  legal  investment  laws  and regulations,  regulatory  capital  requirements  or review by  regulatory  authorities  should consult with their legal advisors in  determining  whether and to what extent any class of the offered  certificates  of  any  series  constitutes  a  legal  investment  or  is  subject  to investment, capital or other restrictions.

        See "Legal Investment Matters" in the related base prospectus.

                                            ERISA CONSIDERATIONS

        A fiduciary of any ERISA plan, any insurance  company,  whether through its general or separate  accounts,  or any other  person  investing  ERISA plan assets of any ERISA plan,  as defined under "ERISA  Considerations--Plan  Asset  Regulations" in the related base prospectus, should  carefully  review  with its legal  advisors  whether  the  purchase  or holding of the offered  certificates  of any  series  could  give  rise to a  transaction  prohibited  or not otherwise  permissible  under  ERISA  or  Section  4975  of the  Internal  Revenue  Code.  The
purchase or holding of the Class A  Certificates,  as well as the Class M Certificates  of any series,  by or on behalf  of, or with ERISA plan  assets  of, an ERISA  plan may  qualify  for
exemptive    relief    under    the    RFC    exemption,    as    described    under    "ERISA
Considerations--Considerations  for ERISA Plans Regarding Purchases of  Certificates--Prohibited
Transaction  Exemptions" in the related base prospectus  provided those certificates are rated at least  "BBB-" (or its  equivalent)  by  Standard & Poor's,  Moody's or Fitch at the time of purchase.  The RFC exemption  contains a number of other  conditions which must be met for the
RFC exemption to apply,  including the requirement  that any ERISA plan must be an "accredited investor"  as  defined  in Rule  501(a)(1)  of  Regulation  D under the  Securities  Act.  The depositor  expects that the specific  conditions of the RFC exemption should be satisfied with respect to the offered  certificates  of any series so that the RFC exemption  should  provide an  exemption,  from the  application  of the  prohibited  transaction  provisions of Sections
406(a),  406(b) and 407(a) of ERISA and Section  4975(c) of the  Internal  Revenue  Code,  for
transactions  in connection  with the  servicing,  management and operation of the assets held by the trust  established  for that series,  provided  that the general  conditions of the RFC exemption are satisfied.

        Each beneficial  owner of Class M Certificates  of any series or any interest  therein shall be  deemed  to have  represented,  by  virtue  of its  acquisition  or  holding  of such certificate or any interest  therein,  that either (i) it is not an ERISA plan investor,  (ii)
it has  acquired and is holding such Class M  Certificates  in reliance on the RFC  exemption, and that it  understands  that there are certain  conditions  to the  availability  of the RFC exemption,  including  that the Class M Certificates  must be rated,  at the time of purchase, not lower than  "BBB-" (or its  equivalent)  by  Standard & Poor's,  Moody's or Fitch or (iii)
(1) it is an  insurance  company,  (2) the  source  of  funds  used  to  acquire  or hold  the certificate or any interest therein is an "insurance  company general  account",  as such term is defined in Section V(e) of Prohibited  Transaction  Class  Exemption,  or PTCE,  95-60, and
(3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

        If any Class M Certificate  of any series or any interest  therein is acquired or held in violation  of the  conditions  described in the  preceding  paragraph,  the next  preceding permitted  beneficial  owner  will  be  treated  as the  beneficial  owner  of  that  Class  M
Certificate,  retroactive  to the date of  transfer to the  purported  beneficial  owner.  Any purported  beneficial  owner whose  acquisition  or holding of any Class M Certificate  of any series or any interest  therein was effected in violation of the  conditions  described in the preceding paragraph shall indemnify and hold harmless the depositor,  the trustee,  the master servicer,  any  subservicer,  the  underwriters and the trust for that series from and against any and all liabilities,  claims,  costs or expenses  incurred by those parties as a result of that acquisition or holding.

        Because the exemptive  relief  afforded by the RFC exemption or any similar  exemption that  might be  available  will not  likely  apply to the  purchase,  sale or  holding  of the
Residual  Certificates  of any  series,  transfers  of those  certificates  to any ERISA  plan investor will not be registered by the trustee unless the  transferee  provides the depositor, the trustee and the master  servicer with an opinion of counsel  acceptable to and in form and substance  satisfactory to those  entities,  which opinion will not be at the expense of those entities,  that the  purchase and holding of those  certificates  by or on behalf of the ERISA plan investor:

-       is permissible under applicable law;

-       will not constitute or result in a non-exempt  prohibited  transaction  under ERISA or
         Section  4975  of  the  Internal  Revenue  Code  (or  comparable  provisions  of  any subsequent enactments); and

-       will not subject the depositor,  the trustee or the master  servicer to any obligation or liability  (including  obligations or  liabilities  under ERISA or Section 4975 of the Internal  Revenue Code) in addition to those  undertaken  in the related  pooling and servicing agreement.

        Any fiduciary or other  investor of ERISA plan assets that proposes to acquire or hold the  offered  certificates  of any series on behalf of or with ERISA plan  assets of any ERISA plan should  consult with its counsel with respect to: (i) whether the general  conditions and the  other  requirements  in the RFC  exemption  would be  satisfied,  or  whether  any  other prohibited  transaction  exemption would apply,  and (ii) the potential  applicability  of the
general  fiduciary   responsibility   provisions  of  ERISA  and  the  prohibited  transaction
provisions  of  ERISA  and  Section  4975  of  the  Internal  Revenue  Code  to  the  proposed investment.  See "ERISA Considerations" in the related base prospectus.

        The sale of any of the  offered  certificates  of any series to an ERISA plan is in no respect a  representation  by the depositor or the  underwriters of that Certificate that such an investment  meets all relevant  legal  requirements  relating to investments by ERISA plans generally or any particular  ERISA plan, or that such an investment is  appropriate  for ERISA plans generally or any particular ERISA plan.

                       RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.

                     MORTGAGE PASS-THROUGH CERTIFICATES FOR THE S PROGRAM

                                     (ISSUABLE IN SERIES)

                                    TERM SHEET SUPPLEMENT

YOU SHOULD RELY ONLY ON THE  INFORMATION  CONTAINED OR  INCORPORATED BY REFERENCE IN THIS TERM
SHEET  SUPPLEMENT,  ANY  FINAL  TERM  SHEET  FOR THE  RELEVANT  SERIES  AND THE  RELATED  BASE
PROSPECTUS.  WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT  OFFERING  THE  CERTIFICATES  OFFERED  HEREBY IN ANY  STATE  WHERE THE OFFER IS NOT
PERMITTED.

PRELIMINARY TERM SHEET

RFMSI SERIES 2006-S3 TRUST
MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2006-S3

RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
Depositor

RESIDENTIAL FUNDING CORPORATION
Sponsor and Master Servicer

U.S. BANK NATIONAL ASSOCIATION
Trustee

CITIGROUP GLOBAL MARKETS INC.
Lead Underwriter

THE  DEPOSITOR  HAS FILED A  REGISTRATION  STATEMENT  (INCLUDING A BASE  PROSPECTUS)  WITH THE  SECURITIES  AND
EXCHANGE  COMMISSION,  OR SEC, FOR THE OFFERING TO WHICH THIS  COMMUNICATION  RELATES.  BEFORE YOU INVEST,  YOU
SHOULD READ THE BASE  PROSPECTUS IN THAT  REGISTRATION  STATEMENT  AND OTHER  DOCUMENTS THE DEPOSITOR HAS FILED
WITH THE SEC FOR MORE COMPLETE  INFORMATION  ABOUT THE DEPOSITOR AND THE OFFERING.  YOU MAY GET THESE DOCUMENTS
AT NO  CHARGE  BY  VISITING  EDGAR  ON THE SEC WEB  SITE AT  WWW.SEC.GOV.  ALTERNATIVELY,  THE  DEPOSITOR,  ANY
UNDERWRITER  OR ANY DEALER  PARTICIPATING  IN THE OFFERING  WILL ARRANGE TO SEND YOU THE BASE  PROSPECTUS AT NO
CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1 (877) 858-5407.

THIS TERM SHEET IS NOT REQUIRED TO, AND DOES NOT,  CONTAIN ALL  INFORMATION  THAT IS REQUIRED TO BE INCLUDED IN
THE  PROSPECTUS  AND THE  PROSPECTUS  SUPPLEMENT  FOR THE OFFERED  CERTIFICATES.  THE  INFORMATION IN THIS TERM
SHEET IS PRELIMINARY AND IS SUBJECT TO COMPLETION OR CHANGE.

THE  INFORMATION IN THIS TERM SHEET,  IF CONVEYED  PRIOR TO THE TIME OF YOUR  COMMITMENT TO PURCHASE ANY OF THE
OFFERED  CERTIFICATES,  SUPERSEDES  INFORMATION  CONTAINED  IN ANY PRIOR  SIMILAR  TERM  SHEET,  THE TERM SHEET
SUPPLEMENT AND ANY OTHER FREE WRITING PROSPECTUS RELATING TO THOSE OFFERED CERTIFICATES.

THIS TERM SHEET AND THE RELATED TERM SHEET SUPPLEMENT IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER
TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

FEBRUARY 21, 2006

                 IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN ANY FINAL TERM SHEET FOR ANY
                 CLASS OF OFFERED CERTIFICATES, THE TERM SHEET SUPPLEMENT AND THE RELATED BASE
                              PROSPECTUS WITH RESPECT TO THE OFFERED CERTIFICATES

We provide  information to you about the offered  certificates in three or more separate documents that provide progressively more detail:

        -      the related base prospectus, dated January 26, 2006 which provides general information,  some of which may not apply to the offered certificates;

        -      the term sheet  supplement,  dated February 2, 2006,  which provides general  information  about series of certificates  issued pursuant to the depositor's "Jumbo A" fixed rate program,  or the
               S Program, some of which may not apply to the offered certificates; and

        -      this term  sheet,  which  describes  terms  applicable  to the  classes of offered  certificates described  herein,  provides a  description  of certain  collateral  stipulations  regarding the mortgage loans and the parties to the  transaction,  and provides other  information  related to the offered certificates.

This term sheet  provides a very general  overview of certain  terms of the offered  certificates  and does not contain all of the  information  that you should  consider in making your  investment  decision.  To understand all of the terms of a class of the offered  certificates,  you should read carefully  this  document,  the term sheet supplement, and the entire base prospectus.

The related base prospectus filed by the depositor has been filed in connection with prior series of certificates issued under the S program, and may be found on, the SEC's website at  www.sec.gov.

The registration statement to which this offering relates is Commission File Number 333-126745.

If the description of the offered certificates in this term sheet differs from the description of the senior certificates in the related base prospectus or the term sheet supplement, you should rely on the description in this term sheet.  Defined terms used but not defined herein shall have the meaning ascribed thereto in the term sheet supplement and the related base prospectus.

THE  INFORMATION IN THIS TERM SHEET, IF CONVEYED PRIOR TO THE TIME OF YOUR  CONTRACTUAL  COMMITMENT TO PURCHASE
ANY OF THE CERTIFICATES,  SUPERSEDES ANY INFORMATION  CONTAINED IN ANY PRIOR SIMILAR MATERIALS  RELATING TO THE
CERTIFICATES.  THE  INFORMATION  IN THIS TERM SHEET IS  PRELIMINARY,  AND IS SUBJECT TO  COMPLETION  OR CHANGE.
THIS TERM SHEET IS BEING  DELIVERED  TO YOU SOLELY TO PROVIDE YOU WITH  INFORMATION  ABOUT THE  OFFERING OF THE
CERTIFICATES  REFERRED TO IN THIS TERM SHEET AND THE TERM SHEET  SUPPLEMENT AND TO SOLICIT AN OFFER TO PURCHASE
THE  CERTIFICATES,  WHEN,  AS AND IF ISSUED.  ANY SUCH OFFER TO PURCHASE  MADE BY YOU WILL NOT BE ACCEPTED  AND
WILL NOT  CONSTITUTE  A  CONTRACTUAL  COMMITMENT  BY YOU TO  PURCHASE  ANY OF THE  CERTIFICATES,  UNTIL WE HAVE
ACCEPTED YOUR OFFER TO PURCHASE THE CERTIFICATES.

THE  CERTIFICATES  REFERRED TO IN THESE MATERIALS ARE BEING SOLD WHEN, AS AND IF ISSUED.  THE ISSUING ENTITY IS
NOT  OBLIGATED  TO  ISSUE  CERTIFICATES  SUCH  CERTIFICATES  OR ANY  SIMILAR  SECURITY  AND  THE  UNDERWRITER'S
OBLIGATION TO DELIVER SUCH  CERTIFICATES IS SUBJECT TO THE TERMS AND CONDITIONS OF THE  UNDERWRITING  AGREEMENT
WITH THE ISSUING ENTITY AND THE  AVAILABILITY  OF SUCH  CERTIFICATES  WHEN, AS AND IF ISSUING  ENTITY.  YOU ARE
ADVISED THAT THE TERMS OF THE  CERTIFICATES,  AND THE  CHARACTERISTICS  OF THE MORTGAGE  LOAN POOL BACKING THEM
MAY CHANGE (DUE,  AMONG OTHER THINGS,  TO THE POSSIBILITY THAT MORTGAGE LOANS THAT COMPRISE THE POOL MAY BECOME
DELINQUENT  OR DEFAULTED OR MAY BE REMOVED OR REPLACED  AND THAT  SIMILAR OR  DIFFERENT  MORTGAGE  LOANS MAY BE
ADDED  TO THE  POOL,  AND  THAT  ONE OR  MORE  CLASSES  OF  OFFERED  CERTIFICATES  MAY BE  SPLIT,  COMBINED  OR
ELIMINATED),  AT ANY TIME PRIOR TO  ISSUANCE  OR  AVAILABILITY  OF A FINAL  PROSPECTUS.  YOU ARE  ADVISED  THAT
CERTIFICATES MAY NOT BE ISSUED THAT HAVE THE  CHARACTERISTICS  DESCRIBED IN THESE MATERIALS.  THE UNDERWRITER'S
OBLIGATION TO SELL SUCH  CERTIFICATES TO YOU IS CONDITIONED ON THE MORTGAGE LOANS AND THE  CERTIFICATES  HAVING
THE  CHARACTERISTICS  DESCRIBED  IN THESE  MATERIALS.  IF FOR ANY REASON THE  ISSUING  ENTITY  DOES NOT DELIVER
SUCH  CERTIFICATES,  THE UNDERWRITER  WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER  WILL
HAVE ANY  OBLIGATION  TO YOU TO DELIVER  ALL OR ANY PORTION OF THE  CERTIFICATES  WHICH YOU HAVE  COMMITTED  TO
PURCHASE,  AND NONE OF THE  ISSUING  ENTITY  NOR ANY  UNDERWRITER  WILL BE  LIABLE  FOR ANY  COSTS  OR  DAMAGES
WHATSOEVER ARISING FROM OR RELATED TO SUCH NON-DELIVERY.

NEITHER THE ISSUER OF THE CERTIFICATES NOR ANY OF ITS AFFILIATES PREPARED,  PROVIDED,  APPROVED OR VERIFIED ANY
STATISTICAL OR NUMERICAL  INFORMATION  PROVIDED HEREIN,  ALTHOUGH THAT INFORMATION MAY BE BASED IN PART ON LOAN
LEVEL DATA PROVIDED BY THE ISSUER OR ITS AFFILIATES.

RISK FACTORS

The offered  certificates  are not  suitable  investments  for all  investors.  In  particular,  you should not purchase any class of offered certificates unless you understand the prepayment,  credit,  liquidity and market risks  associated  with that  class.  The offered  certificates  are complex  securities.  You should  possess, either alone or together  with an  investment  advisor,  the  expertise  necessary to evaluate the  information contained  in this term sheet,  the term sheet  supplement  and the  related  base  prospectus  for the offered certificates  in the  context  of your  financial  situation  and  tolerance  for risk.  You  should  carefully consider,  among other things,  all of the applicable risk factors in connection with the purchase of any class of the offered certificates listed in the section entitled "Risk Factors" in the term sheet supplement.

This is an Excess Transaction as described in the term sheet supplement.

---------------------------------------------------------------------------------------------------
                      COLLATERAL STIPULATIONS--MORTGAGE POOL CHARACTERISTICS
---------------------------------------------------------------------------------------------------

--------------------------------------------------------------------- -----------------------------
MORTGAGE LOAN TYPE:                                                        30 Year Fixed Rate
--------------------------------------------------------------------- -----------------------------
AGGREGATE STATED PRINCIPAL BALANCE EXCLUDING DISCOUNT FRACTION OF      approximately $325,000,000
DISCOUNT MORTGAGE LOANS (+/- 10%):
--------------------------------------------------------------------- -----------------------------
GROSS WEIGHTED AVERAGE COUPON (+/- 0.10):                                        6.350%
--------------------------------------------------------------------- -----------------------------
WEIGHTED AVERAGE PASS-THRU RATE (+/- 0.10):                                      5.500%
--------------------------------------------------------------------- -----------------------------
WEIGHTED AVERAGE ORIGINAL MATURITY (+/- 1 MONTH):                                 359
--------------------------------------------------------------------- -----------------------------
WEIGHTED AVERAGE REMAINING MATURITY (+/- 1 MONTH):                                358
--------------------------------------------------------------------- -----------------------------
WEIGHTED AVERAGE LOAN-TO-VALUE RATIO (+/- 5):                                    70.00%
--------------------------------------------------------------------- -----------------------------
CALIFORNIA CONCENTRATION MAXIMUM:                                                35.00%
--------------------------------------------------------------------- -----------------------------
FULL/ALT DOCUMENTATION (+/- 5):                                                  65.0%
--------------------------------------------------------------------- -----------------------------
CASH OUT REFINANCE (+/- 10):                                                     36.00%
--------------------------------------------------------------------- -----------------------------
SINGLE FAMILY DETACHED (+/- 5):                                                  93.00%
--------------------------------------------------------------------- -----------------------------
SECOND/VACATION HOME (+/- 4)                                                     3.00%
--------------------------------------------------------------------- -----------------------------
INVESTOR PROPERTY:                                                               0.00%
--------------------------------------------------------------------- -----------------------------
WEIGHTED AVERAGE FICO (+/- 10):                                                   732
--------------------------------------------------------------------- -----------------------------
INTEREST ONLY MORTGAGE LOANS MAXIMUM:                                            25.00%
--------------------------------------------------------------------- -----------------------------
AVERAGE MORTGAGE LOAN BALANCE (+/- 10%):                                        $475,000
--------------------------------------------------------------------- -----------------------------
LOANS > $600,000 (+/- 10)                                                        31.00%
--------------------------------------------------------------------- -----------------------------
PREPAYMENT PENALTIES :                                                            less than 5%
--------------------------------------------------------------------- -----------------------------

The percentages set forth above, other than any weighted averages, are percentages of the aggregate principal balance of the actual mortgage loan pool to be included in the trust on the Closing Date, as of the Cut-off
Date, after deducting payments of principal due during the month of the Cut-off Date.  Any weighted average is weighted based on the principal balance of the actual mortgage loans to be included in the trust on the
Closing Date, as of the Cut-off Date, after deducting payments of principal due during the month of the
Cut-off Date.

The number expressed in parenthesis for a category above reflects the amount by which the number or percentage set forth for such category may vary in the actual mortgage loan pool included in the trust on the Closing
Date.  For example, the Second/Vacation home percentage could vary from 0% to 7% of the aggregate principal balance of the actual mortgage loan pool to be included in the trust on the Closing Date, as of the Cut-off
Date, after deducting payments of principal due during the month of the Cut-off Date.

The percentage expressed in parenthesis for a category above reflects the percentage by which the number set forth for such category may vary in the actual mortgage loan pool included in the trust on the Closing Date.
For example, the Aggregate Stated Principal Balance of the mortgage loans included in the trust, excluding the
Discount Fraction of the Discount Mortgage Loans, on the Closing Date, as of the Cut-off Date, after deducting payments of principal due during the month of the Cut-off Date, could be lower or higher than the amount specified by as much as 10%.

CERTAIN TRANSACTION INFORMATION

OFFERED CERTIFICATES:        The Class A  Certificates  (other  than the Class A-V and Class A-P  Certificates)
                             and the Class R Certificates.

UNDERWRITER:                 Citigroup  Global  Markets  Inc.,  or  Citigroup.   Citigroup  will  purchase  the
                             offered  certificates  (other  than a de minimis  portion  thereof) on the closing
                             date,   subject  to  the   satisfaction   of  the  conditions  set  forth  in  the
                             underwriting agreement.

SIGNIFICANT SERVICERS:       HomeComings  Financial  Network,  Inc., a  wholly-owned  subsidiary of Residential
                             Funding,  is expected to  subservice  more than 20% of the  mortgage  loans.  GMAC
                             Mortgage   Corporation,   a  wholly-owned   subsidiary  of   Residential   Funding
                             Corporation, may subservice a portion of the mortgage loans.

SIGNIFICANT ORIGINATORS:     Originators   that   originated   10%  or  more  of  the  mortgage  loans  include
                             HomeComings  Financial  Network,  Inc., a  wholly-owned  subsidiary of Residential
                             Funding.

CUT-OFF DATE:                March 1, 2006.

CLOSING DATE:                On or about March 30, 2006.

DISTRIBUTION DATE:           25th of each month,  or the next  business day if such day is not a business  day, commencing March 25, 2006.

FORM OF CERTIFICATES:        Book-entry: Class A, Class A-P, Class A-V and Class M Certificates.
                             Physical:  Class R Certificates.

MINIMUM DENOMINATIONS:       Investors may hold the  beneficial  interests in the Class A  Certificates,  other
                             than  any  class  of  Interest   Only   Certificates   and  any  class  of  Retail
                             Certificates,  Class  M-1  Certificates  and  Class A-P  Certificates  in  minimum denominations  representing an original  principal amount of $100,000 and integral multiples  of $1 in  excess  thereof.  Class M-2 and  Class  M-3  Certificates  in minimum  denominations  of  $250,000  and  integral  multiples  of  $1  in  excess
                             thereof.   Class  A-V   Certificates   and  any  other  class  of  Interest   Only
                             Certificates:  $2,000,000  notional amount.  Class R Certificates:  20% percentage interests.

                             Any class of Class A Certificates  that may be issued in minimum  denominations of less than  $25,000  are  referred to herein as "Retail  Certificates"  and are not offered  hereby.  The minimum  denomination  for any class of Retail  Certificates will be set forth in the prospectus supplement.

SENIOR CERTIFICATES:         Class A, Class A-P, Class A-V and Class R Certificates.

SUBORDINATE CERTIFICATES:    Class  M-1,  Class  M-2,  Class  M-3,  Class  B-1,  Class B-2 and Class  B-3.  The
                             Subordinate   Certificates   will  provide   credit   enhancement  to  the  Senior
                             Certificates.

ERISA:                       Subject to the  considerations  contained in the term sheet supplement,  the Class
                             A and Class M  Certificates  may be eligible  for  purchase  by persons  investing assets  of  employee  benefit  plans or  individual  retirement  accounts.
                             Sales of the  Class R  Certificates  to such  plans  or  retirement  accounts  are prohibited,  except as  permitted  in  "ERISA  Considerations"  in the term  sheet supplement.

                             See "ERISA  Considerations"  in the term sheet  supplement and in the related base prospectus.

SMMEA:                       When issued the offered  certificates  rated in at least the second highest rating category by one of the rating agencies will be "mortgage  related  securities" for purposes of the Secondary  Mortgage Market  Enhancement Act of 1984, or SMMEA, and
                             the remaining classes of certificates  will not be "mortgage  related  securities"
                             for purposes of SMMEA.

                             See  "Legal  Investment"  in the  term  sheet  supplement  and  "Legal  Investment
                             Matters" in the related base prospectus.

TAX STATUS:                  For federal  income tax purposes,  the  depositor  will elect to treat the portion of  the  trust  consisting  of  the  related  mortgage  loans  and  certain  other segregated  assets as one or more real estate mortgage  investment  conduits.  The offered  certificates,  other  than  the  Class  R  Certificates,  will  represent ownership of regular  interests in a real estate mortgage  investment  conduit and generally  will be treated as  representing  ownership of debt for federal  income tax  purposes.  You will be  required  to  include  in  income  all  interest  and original  issue  discount,  if any, on such  certificates  in accordance  with the accrual  method of  accounting  regardless  of your usual  methods of  accounting.
                             For federal  income tax  purposes,  the Class R  Certificates  for any series will represent residual interests in a real estate mortgage investment conduit.

                             For  further  information   regarding  the  federal  income  tax  consequences  of
                             investing in the offered  certificates,  including important information regarding the tax treatment of the Class R  Certificates,  see "Material  Federal Income Tax
                             Consequences" in the term sheet supplement and in the related base prospectus.

CREDIT ENHANCEMENT

Credit  enhancement for the Senior  Certificates will be provided by the subordination of the Class M and Class
B  Certificates,  as and to the extent  described in the term sheet  supplement.  Most  realized  losses on the mortgage loans will be allocated to the Class B-3  Certificates,  then to the Class B-2  Certificates,  then to the Class B-1 Certificates,  then the Class M-3 Certificates,  then to the Class M-2 Certificates,  and then to the Class M-1  Certificates,  to the extent such class has a certificate  principal  balance greater than zero.
When this occurs,  the  certificate  principal  balance of the class to which the loss is allocated is reduced, without a corresponding payment of principal.

If the  aggregate  certificate  principal  balance of the  Subordinate  Certificates  has been reduced to zero, losses on the  mortgage  loans  will be  allocated  among the  Senior  Certificates  in  accordance  with their respective  remaining  certificate  principal  balances  or  accrued  interest,  subject to the  special  rules described in the term sheet supplement.

Not all losses will be allocated in the  priority  described  above.  Losses due to natural  disasters  such as floods and  earthquakes,  fraud in the origination of a mortgage loan, or some losses related to the bankruptcy of a mortgagor  will be  allocated  as  described in the  preceding  paragraphs  only up to specified  amounts.
Losses of these types in excess of the specified amounts and losses due to other  extraordinary  events will be allocated  proportionately  among all outstanding  classes of  certificates  except as stated in the term sheet supplement.  Therefore,  the  Subordinate  Certificates  do not  act  as  credit  enhancement  for  the  Senior
Certificates for these losses.

See "Description of the Certificates--Allocation of Losses; Subordination" in the term sheet supplement.

ADVANCES

For any month,  if the Master  Servicer does not receive the full  scheduled  payment on a mortgage  loan,  the
Master  Servicer will advance funds to cover the amount of the  scheduled  payment that was not made.  However, the Master Servicer will advance funds only if it determines  that the advance will be recoverable  from future payments or collections on that mortgage loan.

See "Description of the Certificates--Advances" in the term sheet supplement.

OPTIONAL TERMINATION

On any distribution date on which the aggregate  outstanding  principal balance of the mortgage loans as of the related  determination  date is less than 10% of their  aggregate  stated  principal  balance as of the cut-off date, the master servicer may, but will not be required to:

        o      purchase from the trust all of the remaining mortgage loans,  causing an early retirement of the certificates; or

        o      purchase all of the certificates.

Under either type of optional  purchase,  holders of the outstanding  certificates  are entitled to receive the outstanding  certificate  principal  balance of the certificates in full with accrued  interest,  as and to the extent  described in the term sheet  supplement.  However,  any  optional  purchase of the  remaining  mortgage loans may result in a shortfall to the holders of the most  subordinate  classes of  certificates  outstanding, if the trust then holds  properties  acquired from  foreclosing  upon defaulted  loans.  In either case,  there will be no reimbursement of losses or interest shortfalls allocated to the certificates.

See "Pooling and Servicing  Agreement--Termination"  in the term sheet supplement and "The Pooling and Servicing
Agreement--Termination; Retirement of Certificates" in the related base prospectus.